EXECUTION VERSION
Exhibit 10.1
OMNIBUS AMENDMENT TO
RECEIVABLES PURCHASE AGREEMENT
FIRST TIER SALE AGREEMENT
SECOND TIER SALE AND CONTRIBUTION AGREEMENT
UK SALE AGREEMENT
CANADIAN PURCHASE AND SALE AGREEMENT
SWISS SALE AGREEMENT AND WAIVER

This OMNIBUS AMENDMENT AND WAIVER, dated as of July 2, 2026 (this “Amendment”), is entered into by and among the following parties:
(i)    RACKSPACE RECEIVABLES II LLC, a Delaware limited liability company (the “Seller”), as Seller;
(ii)    RACKSPACE RECEIVABLES CANADA LIMITED, a British Columbia company (“Canadian Guarantor”), as Canadian Guarantor;
(iii)    RACKSPACE US, INC., as U.S. Servicer (the “U.S. Servicer”) and as Transferor (the “Transferor”);
(iv)    RACKSPACE LIMITED, as UK Servicer (the “UK Servicer”) and as an Originator (the “UK Originator”);
(v)    ONICA TECHNOLOGIES CANADA INC., as Canadian Servicer (the “Canadian Servicer”) and as an Originator (the “Canadian Originator”);
(vi)    RACKSPACE INTERNATIONAL GMBH, as Swiss Servicer (the “Swiss Servicer” and together with the U.S. Servicer, the UK Servicer and the Canadian Servicer, the “Servicers”) and as an Originator (the “Swiss Originator”);
(vii)    ONICA Group LLC, as an Originator (the “U.S. Originator”);
(viii)    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent (the “Structuring Agent”); and
(ix)    PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as a Purchaser.
R E C I T A L S
A.    The Seller, the Canadian Guarantor, the Servicers, the Structuring Agent and PNC Bank are parties to that certain Receivables Purchase Agreement, dated as of September 29, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Receivables Purchase Agreement”).

B.    The U.S. Originator, the Transferor, as buyer and the U.S. Servicer, are parties to that certain First Tier Sale Agreement dated as of September 29, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “U.S. First Tier Sale Agreement”).
C.    The Transferor, the U.S. Servicer, and the Seller, as buyer, are parties to that certain Second Tier Sale and Contribution Agreement dated as of September 29, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “U.S. Second Tier Sale and Contribution Agreement”).
D.    The UK Originator, the UK Servicer, and the Seller, as buyer, are parties to that certain UK Sale Agreement dated as of February 12, 2024 (as amended, supplemented or otherwise modified prior to the date hereof, the “UK Sale Agreement”).
E.    The Canadian Originator, the Canadian Servicer, the Canadian Guarantor, as buyer, and the Administrative Agent are parties to that certain Canadian Purchase and Sale Agreement dated as of February 12, 2024 (as amended, supplemented or otherwise modified prior to the date hereof, the “Canadian Sale Agreement”).
F.    The Swiss Originator, the Swiss Servicer, and the Seller, as buyer, are parties to that certain Swiss Sale Agreement dated as of February 12, 2024 (as amended, supplemented or otherwise modified prior to the date hereof, the “Swiss Sale Agreement”).
G.    Concurrently herewith, the Seller, the Servicer, the Structuring Agent and the Administrative Agent are entering into that certain Amended and Restated Agent Fee Letter, dated as of the date hereof.
H.    The UCC-1 financing statements described below (each, a “Subject Filing”) remain on file or in effect, and each Subject Filing purports to cover all of the U.S. Originator’s and the Transferor’s assets or property and therefor constitute Adverse Claims on the Supporting Assets (the “Subject Adverse Claims”); provided that the SPV Entity-Related Parties have advised the Administrative Agent that no Subject Filing is actually effective to perfect any existing ownership interest, security interest, lien or similar encumbrance on any Supporting Assets. As a result of the Subject Adverse Claims, (i) various representations and warranties of the SPV Entity-Related Parties under the Transaction Documents (including under Section 5.23 of the U.S. First Tier Sale Agreement and the U.S. Second Tier Sale and Contribution Agreement and Section 6.01(p) of the Receivables Purchase Agreement) were incorrect when made, (ii) the SPV Entity-Related Parties have breached various of their covenants under the Transaction Documents (including Sections 6.1(b)(D), 6.1(g), and 6.1(l) of the U.S. First Tier Sale Agreement and the U.S. Second Tier Sale and Contribution Agreement and Sections 7.01(d)(iv), 7.01(i), 7.01(p), 7.02(c)(iv) and 7.02(m) of the Receivables Purchase Agreement), and (iii) Events of Default have occurred and are continuing (including under Section 9.01(b), (c) and (g) of the Receivables Purchase Agreement). The foregoing misrepresentations, covenant breaches and Events of Default, together with any corresponding Transfer Termination Events, in each case, solely to the extent arising from the Subject Filings and the Subject Adverse Claims, are collectively referred to herein as the “Specified Default”.
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SPV Entity-Related Party Named as Debtor	Secured Party	Filing Office	File Number
Transferor	Citibank, N.A.	Secretary of State of the State of Delaware	2024 1625183
U.S. Originator	Citibank, N.A.	Secretary of State of the State of Delaware	2024 1627494

I.    The SPV Entity-Related Parties have requested that the Administrative Agent and the Purchasers waive the Specified Default, and the Administrative Agent and the Purchasers are willing to grant such waiver on the terms and subject conditions hereof.
J.    The parties hereto desire to amend certain Transaction Documents as hereafter set forth.
NOW THEREFORE, in consideration of the premises and other material covenants contained herein, the parties hereto agree as follows:
SECTION 1.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Agreement.
SECTION 2.    Limited Waiver of Specified Default.
(a)    Limited Waiver. Subject to the terms and conditions set forth herein, each of the Administrative Agent and the Purchasers hereby waives the occurrence of the Specified Default (the “Limited Waiver”); provided, however, that neither the Administrative Agent nor any Purchaser is hereby waiving any Event of Default or other breach of any Transaction Document arising from any Subject Adverse Claim that constitutes a perfected ownership interest, security interest, lien or similar encumbrance on any Sold Assets or Pledged Collateral (including any Pool Receivables and Related Rights).
(b)    General Limitations. Notwithstanding anything to the contrary herein or in the Transaction Documents, by executing this Amendment, each of the Administrative Agent and each Purchaser is not waiving, nor has it agreed to waive in the future (i) the breach of any provision of the Transaction Documents (whether presently or subsequently existing or arising), other than as expressly set forth in Section 1(a) above, (ii) any Potential Default, Event of Default and Sale Termination Event under the Receivables Purchase Agreement, any Transfer Agreement or the other Transaction Documents (whether presently or subsequently existing or arising), other than as expressly set forth in Section 1(a) above, or (iii) any rights, powers or remedies presently or subsequently available to any of the Administrative Agent, each Purchaser party hereto or any other Person against the SPV Entity-Related Parties under the Receivables Purchase Agreement, the each Transfer Agreement or any of the other Transaction Documents, applicable Law or otherwise, relating to any matter
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other than solely to the extent expressly waived herein, each of which rights, powers or remedies is hereby specifically and expressly reserved and continue.
(c)    No Waiver of Indemnification, Etc. Without limiting the generality of the foregoing and for the avoidance of doubt, the Administrative Agent and the Purchaser Party hereto are not hereby waiving or releasing, nor have they agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from, any SPV Entity-Related Party or any other Person under any Transaction Document, including without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from the Specified Default or otherwise.
SECTION 3.    Amendment to Certain Transaction Documents.
(a)    Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as set forth in Exhibit A attached hereto, such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.
(b)    U.S. First Tier Sale Agreement. The language in each of Section 5.15, Section 5.16 and Section 6.1(q) of the U.S. First Tier Sale Agreement is hereby replaced in its entirety with “[Reserved].”
(c)    U.S. Second Tier Sale and Contribution Agreement. The language in each of Section 5.15, Section 5.16 and Section 6.1(q) of the U.S. Second Tier Sale and Contribution Agreement is hereby replaced in its entirety with “[Reserved].”
(d)    UK Sale Agreement. The language in each of Section of 5.15, Section 5.16 and Section 6.1(q) of the UK Sale Agreement is hereby replaced in its entirety with “[Reserved].”
(e)    Canadian Sale Agreement. The language in each of Section 5.1(o) and Section 6.1(p) of the Canadian Sale Agreement is hereby replaced in its entirety with “[Reserved].”
(f)    Swiss Sale Agreement. The language in each of Section 5.15, Section 5.16 and Section 6.1(q) of the Swiss Sale Agreement is hereby replaced in its entirety with “[Reserved].”
SECTION 4.    Effect of Amendment; Ratification. All provisions of the Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Transaction Documents to “this Agreement”, “hereof”, “herein” or words of similar effect referring to any Transaction Document shall be deemed to be references to such Transaction Document as amended by this Amendment. This Amendment shall not be deemed, either expressly or
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impliedly, to waive, amend or supplement any provision of the Transaction Documents other than as set forth herein. Each Transaction Documents, as amended by this Amendment, is hereby ratified and confirmed in all respects. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement or any other Transaction Document other than as expressly set forth herein and is hereby ratified and confirmed. Notwithstanding the generality of the foregoing, the Seller (in its capacity as “Chargor” under the UK Security Agreement) confirms to the Administrative Agent (for the benefit of the Secured Parties) that its obligations under, and the Security Interests granted by it in and pursuant to (and as defined in), the UK Security Agreement (i) are not discharged or (except as set out in limb (ii)) otherwise affected by those amendments or the other provisions of this Amendment and shall accordingly remain in full force and effect; and (ii) the Secured Liabilities under and as defined in the UK Security Agreement shall, after the date of this Amendment, extend to the obligations of the Seller under the Transaction Documents including as so amended.
SECTION 5.    Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which (a) the Administrative Agent shall have received each of the documents and agreements listed on the closing memorandum attached as Exhibit B hereto, in each case, in form and substance acceptable to the Administrative Agent, and (b) all fees and expenses payable by the Seller on the date hereof to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.
SECTION 6.    Representations and Warranties. Each of the SPV Entity-Related Party that is a party hereto hereby represents and warrants as follows:
(a)    Each of the representations and warranties made by it under each of the Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).
(b)    The execution and delivery by such SPV Entity-Related Party of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such SPV Entity-Related Party’s valid and legally binding obligations, enforceable in accordance with its respective terms.
(c)    Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Potential Default or Event of Default exists.
SECTION 7.    Miscellaneous.
(a)    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of
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which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(b)    Section Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(d)    Transaction Document. This Amendment is a Transaction Document.
(e)    GOVERNING LAW.
(i)    SUBJECT TO SUB-PARAGRAPH (ii) BELOW, THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
(ii)    Notwithstanding sub-paragraph (i) above,
(1)    paragraph (d) of Section 3 and this sub-paragraph (ii)(1) shall be governed by, and construed in accordance with the laws of England and Wales (excluding its conflict of laws principles);
(2)    paragraph (e) of Section 3 and this sub-paragraph (ii)(2) shall be governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (excluding its conflict of laws principles); and
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(3)    paragraph (f) of Section 3 and this sub-paragraph (ii)(3) shall be governed by, and construed in accordance with England and Wales (excluding its conflict of laws principles).
SECTION 8.    Ratification and Affirmation of Performance Guaranty.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
(Signature pages follow)
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed (in the case of Rackspace Limited as a deed) by their respective officers thereunto duly authorized, as of the date first above written.

.	RACKSPACE RECEIVABLES II LLC, as Seller By: /s/ Sarah Alexander Name: Sarah Alexander Title: Vice President, Deputy General Counsel & Asst. Secretary

RACKSPACE RECEIVABLES CANADA LIMITED,
as Canadian Guarantor

By: /s/ Aimee Marroquin
Name: Aimee Marroquin
Title: Director

RACKSPACE US, INC., as U.S. Servicer and as Transferor

By: /s/ Sarah Alexander
Name: Sarah Alexander
Title: Vice President, Deputy General Counsel & Asst. Secretary

EXECUTED as a deed by two directors, for and on behalf of RACKSPACE LIMITED, as UK Servicer

By: /s Antony Rook
Name: Antony Rook
Title: Director

By: /s/ Aimee Marroquin
Name: Aimee Marroquin
Title: Director

PNC/Rackspace – Signature Page to Omnibus Amendment

EXECUTED as a deed by two directors, for and on behalf of RACKSPACE LIMITED, as UK Originator

By: /s/ Aimee Marroquin
Name: Aimee Marroquin
Title: Director

By: /s Antony Rook
Name: Antony Rook
Title: Director

ONICA TECHNOLOGIES CANADA INC., as Canadian Servicer and as Canadian Originator

By: /s/ Aimee Marroquin
Name: Aimee Marroquin
Title: Director

RACKSPACE INTERNATIONAL GMBH, as Swiss Servicer and as Swiss Originator

By: /s/ Dorothea Bruggler
Name: Dorothea Bruggler
Title: Managing Director

ONICA GROUP LLC, as U.S. Originator By: /s/ Sarah Alexander Name: Sarah Alexander Title: Vice President, Deputy General Counsel & Asst. Secretary

PNC/Rackspace – Signature Page to Omnibus Amendment

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Imad Naja Name: Imad Naja Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Purchaser By: /s/ Imad Naja Name: Imad Naja Title: Senior Vice President
PNC CAPITAL MARKETS LLC, as Structuring Agent By: /s/ Imad Naja Name: Imad Naja Title: Senior Vice President

PNC/Rackspace – Signature Page to Omnibus Amendment

ACKNOWLEDGED AND ACCEPTED AS TO SECTION 8 HEREOF:

RACKSPACE TECHNOLOGY, INC., as Performance Guarantor

By: /s/ Sarah Alexander
Name: Sarah Alexander
Title: Vice President, Deputy General Counsel & Asst. Secretary

PNC/Rackspace – Signature Page to Omnibus Amendment

EXHIBIT A

Receivables Purchase Agreement - Conformed Version
(See attached.)
PNC/Rackspace –Omnibus Amendment – Exhibit A

~~Conformed Copy~~EXECUTION VERSION
~~to Second Amendment~~

RECEIVABLES PURCHASE AGREEMENT
Dated as of September 29, 2023
by and among
RACKSPACE RECEIVABLES II LLC,
as Seller,
RACKSPACE RECEIVABLES CANADA LIMITED
as Canadian Guarantor
THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Purchasers,
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
RACKSPACE US, INC, RACKSPACE INTERNATIONAL GMBH, RACKSPACE LIMITED and ONICA TECHNOLOGIES CANADA INC.
as Servicers,
and
PNC CAPITAL MARKETS LLC,
as Structuring Agent

Page
ARTICLE I DEFINITIONS    2
SECTION 1.01 Certain Defined Terms    2
SECTION 1.02 Construction    ~~43~~44
SECTION 1.03 Accounting Principles; Changes in GAAP    ~~43~~45
SECTION 1.04 Benchmark Replacement Notification; Rates    ~~44~~45
ARTICLE II TERMS OF THE INVESTMENTS    ~~44~~46
SECTION 2.01 Purchase Facility    ~~44~~46
SECTION 2.02 Making Investments; Repayment of Investments    ~~46~~47
SECTION 2.03 Yield and Fees    ~~48~~50
SECTION 2.04 Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting    ~~50~~52
SECTION 2.05 Records of Investments    ~~56~~58
SECTION 2.06 Defaulting Purchasers    ~~56~~58
SECTION 2.07 Security Interest    ~~57~~60
SECTION 2.08 SPV Entity Guaranty    ~~58~~61
SECTION 2.09 Authorization to File Financing Statements; Further Assurances    ~~63~~66
SECTION 2.10 Data Protection    ~~63~~66
ARTICLE III SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS    ~~64~~66
SECTION 3.01 Settlement Procedures    ~~64~~66
SECTION 3.02 Payments and Computations, Etc.    ~~67~~70
SECTION 3.03 Sharing of Payments by Purchasers    ~~69~~71
SECTION 3.04 Administrative Agent’s Clawback    ~~69~~72
ARTICLE IV INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST    ~~70~~73
SECTION 4.01 Increased Costs    ~~70~~73
SECTION 4.02 Indemnity for Funding Losses    ~~71~~74
SECTION 4.03 Taxes    ~~72~~75
SECTION 4.04 Replacement of a Purchaser    ~~77~~80
SECTION 4.05 Designation of a Different Lending Office    ~~77~~80

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(continued)
Page

ARTICLE V CONDITIONS TO EFFECTIVENESS AND INVESTMENTS    ~~78~~81
SECTION 5.01 Conditions Precedent to Effectiveness and the Initial Investment    ~~78~~81
SECTION 5.02 Conditions Precedent to All Investments    ~~78~~81
SECTION 5.03 Conditions Precedent to All Releases    ~~79~~82
ARTICLE VI REPRESENTATIONS AND WARRANTIES    ~~79~~82
SECTION 6.01 Representations and Warranties of the SPV Entities    ~~79~~82
SECTION 6.02 Representations and Warranties of the Servicers    ~~87~~91
ARTICLE VII COVENANTS    ~~93~~97
SECTION 7.01 Covenants of the SPV Entities    ~~93~~97
SECTION 7.02 Covenants of the Servicers    ~~103~~108
SECTION 7.03 Separate Existence of the SPV Entities    ~~109~~115
SECTION 7.04 Post-Closing Covenant Regarding Foreign Accounts    ~~113~~118
ARTICLE VIII ADMINISTRATION AND COLLECTION OF RECEIVABLES    ~~114~~119
SECTION 8.01 Appointment of the Servicers    ~~114~~119
SECTION 8.02 Duties of the Servicers    ~~115~~121
SECTION 8.03 Collection Account Arrangements    ~~116~~122
SECTION 8.04 Enforcement Rights    ~~117~~123
SECTION 8.05 Responsibilities of the SPV Entities    ~~119~~125
SECTION 8.06 Servicing Fee    ~~119~~125
ARTICLE IX EVENTS OF DEFAULT    ~~120~~126
SECTION 9.01 Events of Default    ~~120~~126
SECTION 9.02 Consequences of an Event of Default    ~~123~~129
ARTICLE X THE ADMINISTRATIVE AGENT    ~~125~~131
SECTION 10.01 Appointment and Authority    ~~125~~131
SECTION 10.02 Rights as a Purchaser    ~~126~~131
SECTION 10.03 Exculpatory Provisions    ~~126~~132
SECTION 10.04 Reliance by Administrative Agent    ~~127~~133
SECTION 10.05 Delegation of Duties    ~~127~~133

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(continued)
Page

SECTION 10.06 Resignation of Administrative Agent    ~~128~~133
SECTION 10.07 Non-Reliance on Administrative Agent and Other Purchasers    ~~129~~135
SECTION 10.08 No Other Duties, Etc.    ~~129~~135
SECTION 10.09 Administrative Agent May File Proofs of Claim    ~~129~~135
SECTION 10.10 Collateral and Guaranty Matters    ~~130~~136
SECTION 10.11 No Reliance on Administrative Agent’s Customer Identification Program    ~~130~~136
SECTION 10.12 Certain ERISA Matters    ~~131~~136
SECTION 10.13 Erroneous Payments    ~~132~~138
SECTION 10.14 UK Security Agreement    ~~134~~140
ARTICLE XI EXPENSES; INDEMNITY; DAMAGE WAIVER    ~~135~~140
SECTION 11.01 Costs and Expenses    ~~135~~140
SECTION 11.02 Indemnification by the SPV Entities    ~~135~~141
SECTION 11.03 Indemnification by the Servicers    ~~138~~143
SECTION 11.04 Reimbursement by Purchasers    ~~140~~145
SECTION 11.05 Waiver of Consequential Damages, Etc.    ~~140~~145
SECTION 11.06 Payments    ~~140~~146
SECTION 11.07 Survival    ~~140~~146
ARTICLE XII MISCELLANEOUS    ~~140~~146
SECTION 12.01 Amendments, Etc.    ~~140~~146
SECTION 12.02 No Implied Waivers; Cumulative Remedies    ~~142~~147
SECTION 12.03 Notices; Effectiveness; Electronic Communication    ~~142~~148
SECTION 12.04 Severability    ~~143~~149
SECTION 12.05 Duration; Survival    ~~144~~149
SECTION 12.06 Successors and Assigns    ~~144~~150
SECTION 12.07 No Proceedings    ~~148~~154
SECTION 12.08 Confidentiality    ~~148~~154
SECTION 12.09 Counterparts; Integration; Effectiveness; Electronic Execution    ~~150~~156

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(continued)
Page

SECTION 12.10 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL    ~~150~~156
SECTION 12.11 Intent of the Parties    ~~152~~158
SECTION 12.12 Mutual Negotiations    ~~152~~158
SECTION 12.13 Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~153~~158
SECTION 12.14 USA PATRIOT Act Notice    ~~153~~159
SECTION 12.15 Acknowledgement Regarding Any Supported QFCs    ~~153~~159
SECTION 12.16 Limited Recourse    ~~154~~160

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EXHIBITS
EXHIBIT A        –    Form of Investment Request
EXHIBIT B        –    Form of Reduction Notice
EXHIBIT C        –    Form of Assignment and Assumption Agreement
EXHIBIT D        –    [Reserved]
EXHIBIT E        –    Forms of Pool Reports
EXHIBIT F        –    Form of Compliance Certificate
EXHIBIT G        –    Closing Memorandum
EXHIBIT H    –    Forms of Tax Compliance Certificates

SCHEDULES
SCHEDULE I        –    Purchasers & Commitments
SCHEDULE II    –    Account Details
SCHEDULE III    –    Notice Addresses

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This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 29, 2023, by and among the following parties:
(i)    RACKSPACE RECEIVABLES II LLC, a Delaware limited liability company (the “Seller”);
(ii)    RACKSPACE RECEIVABLES CANADA LIMITED, a company incorporated under the laws of British Columbia, as a guarantor (the “Canadian Guarantor”; together with the Seller, collectively, the “SPV Entities”, and each an “SPV Entity”);
(iii)    the Persons from time to time party hereto as Purchasers;
(iv)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent;
(v)    RACKSPACE US, INC., a Delaware corporation in its individual capacity (“Rackspace”) and as a Servicer (in such capacity, together with its successors and assigns in such capacity, the “U.S Servicer”);
(vi)    RACKSPACE LIMITED, a private limited company incorporated under the laws of England and Wales, in its individual capacity (“Rackspace UK”) and as a Servicer (in such capacity, together with its successors and assigns in such capacity, the “UK Servicer”);
(vii)    ONICA TECHNOLOGIES CANADA INC., a company incorporated under the laws of the Province of British Columbia, in its individual capacity (“Rackspace CA”) and as a Servicer (in such capacity, together with its successors and assigns in such capacity, the “Canadian Servicer”);
(viii)    RACKSPACE INTERNATIONAL GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated and organized under the laws of Switzerland, with registered offices at Baslerstrasse 30, 8048 Zurich, Switzerland, registered with the Commercial Register of the Canton of Zurich under company registration no. CHE-418.096.119, in its individual capacity (“Rackspace Swiss”) and as a Servicer (in such capacity, together with its successors and assigns in such capacity, the “Swiss Servicer”, together with the U.S. Servicer, the UK Servicer and the Canadian Servicer, collectively the “Servicers” and each a “Servicer”); and
(ix)    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.
PRELIMINARY STATEMENTS
Pursuant to the First Tier Transfer Agreement, the Aggregator has acquired, and will acquire from time to time, U.S. Receivables from the U.S. Originators.

Pursuant to the Second Tier Transfer Agreement, the Seller has acquired, and will acquire from time to time, the U.S. Receivables acquired by the Aggregator from the U.S. Originators and Receivables originated by the Aggregator.
Pursuant to the Canadian Transfer Agreement, the Canadian Guarantor has acquired, and will acquire from time to time, the Canadian Receivables from the Canadian Originators.
Pursuant to the UK Transfer Agreement, the Seller has acquired, and will acquire from time to time, the UK Receivables from the UK Originator.
Pursuant to the Swiss Transfer Agreement, the Seller has acquired, and will acquire from time to time, the Swiss Receivables from the Swiss Originator.
The Seller has requested that the Purchasers make Investments from time to time on the terms and subject to the conditions set forth herein.
In connection with the Investments made hereunder, the parties hereto have requested that the Canadian Guarantor act as a guarantor hereunder and the Canadian Guarantor has agreed to act as a guarantor hereunder.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” means each agreement among the Seller, a Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of one or more Collection Accounts that (i) provides the Administrative Agent with the right to assume exclusive operational control of such Collection Accounts, (ii) with respect to any such U.S. Collection Accounts, provides the Administrative Agent with “control” (within the meaning of the UCC) over such Collection Account(s) and (iii) is in form and substance satisfactory to Administrative Agent.
“Administrative Agent” means PNC, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed in accordance with the terms hereof.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Adverse Claim” means any Lien, other than a Lien in favor of or assigned to the Administrative Agent (for the benefit of the Secured Parties).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” means each Purchaser Party and each of their respective Affiliates.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. With respect to the SPV Entity-Related Parties, this definition shall exclude the Sponsor or any funds or accounts managed by the Sponsor and any of such managed funds’ or accounts’ portfolio companies; provided, that no such Person shall constitute an Eligible Assignee hereunder.
“Agent Parties” has the meaning set forth in Section 12.03.
“Aggregate Capital” means, at any time, the aggregate outstanding Capital of all Purchasers at such time.
“Aggregate Yield” means, at any time, the aggregate accrued and unpaid Yield on the outstanding Investments of all Purchasers at such time.
“Aggregator” means Rackspace.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Alternative Currency” means Sterling, Euro, Canadian Dollars and Australian Dollars.
“Anti-Corruption Laws” means (a) the ~~United States~~U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the ~~UK~~U.K. Bribery Act 2010, as amended; the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada), and (c) any other ~~similar~~applicable Law relating to ani-bribery or anti-corruption ~~Laws or regulations administered or enforced~~ in any jurisdiction in which any SPV Entity-Related Party ~~or any of its Subsidiaries conduct~~is located doing business, in each case, as amended.
~~“Anti-Terrorism Law” means any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any regulations or directives promulgated under these provisions, in each case, as amended.~~
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, each as amended; (b) the U.K. Proceeds of Crime Act

2002, the Money Laundering Regulations 2017 and the Terrorist Asset-Freezing Act 2010, each as amended; (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and (d) any other applicable Law relating to anti-money laundering and countering the financing of terrorism and related financial record keeping and reporting requirements in any jurisdiction in which any SPV Entity-Related Party is located or doing business.
“Approved Fund” means any Fund that is administered or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) an entity or an Affiliate of an entity that administers or manages a Purchaser.
“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Purchaser and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel but excludes all disbursements of internal counsel.
“Australian Dollar” means the lawful currency of Australia.
“Authorized Officer” means, with respect to any SPV Entity-Related Party, the Chief Legal Officer, Executive Vice President, Senior Vice President, Vice President, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such SPV Entity-Related Party, any manager, director or the members (as applicable) in the case of any SPV Entity-Related Party which is a limited liability company, ~~or~~and such other individuals, designated by written notice to the Administrative Agent from the Seller, authorized to execute notices, reports and other documents on behalf of such SPV Entity-Related Party required hereunder (including but not limited to Investment Requests, Reduction Notices and Pool Reports). The Seller may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent. Any notice, report or document delivered hereunder or under any other Transaction Document that is signed or delivered by an Authorized Officer of a SPV Entity-Related Party shall be conclusively presumed to have been duly authorized by all necessary action on the part of such SPV Entity-Related Party, and such Authorized Officer shall be conclusively presumed to have acted on behalf of such SPV Entity-Related Party.
“AWS Days Payable Outstanding” means, at any time, the quotient (calculated as of the last day of the most recently ended calendar month) of:
(a)    the sum of the following amounts calculated for each of the AWS Payables that were paid by or on behalf of the SPV Entity-Related Parties and their respective Subsidiaries during such Fiscal Month or that remain outstanding at the end of such Fiscal Month: an amount equal to the product of (x) the number of days between the invoice or billing date of such AWS Payable and the date on which such AWS Payable was paid or, if such payment was not made during such Fiscal Month, the later of the due date of such payment and the last day of such Fiscal Month, and (y) the original outstanding amount of such AWS Payable; divided by
(b)    the aggregate outstanding amount of all AWS Payables as of the last day of such Fiscal Month.
“AWS Past-Due Payable Amount” means, at any time, an amount equal to (a) if no DPO Event is continuing, zero ($0), and (b) if a DPO Event is continuing, the aggregate outstanding amount, determined as of the last day of the most recently ended Fiscal Month, of all AWS Payables that remained unpaid (in whole or in part) as of the last day of such Fiscal Month for more than 60 days after the original due dates thereof.
“AWS Payable” means any account payable or other payment obligation owing by the SPV Entity-Related Parties and their respective Subsidiaries to Amazon Web Services Inc. or any of its Affiliates.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy and Insolvency Act (Canada)” means the Bankruptcy and Insolvency Act, RSC 1985, c B-3.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).
“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.50%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.04(a) or Section 2.04(b), to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) above until the circumstances giving rise to such event no longer exist.

“Base Rate Capital” means, at any time, any Capital on which Yield accrues by reference to the Base Rate.
“Benchmark Replacement” has the meaning set forth in Section 2.04(d).
“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25.00% or more of the Seller’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct the Seller.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in New York, New York, Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent) or Toronto, Ontario; provided that, ~~when used in connection with an amount that bears interest at a rate based on SOFR or~~for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to, SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Canadian Collection Account” means each account listed as a Canadian Collection Account on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Person specified as the account holder at the Collection Account Bank specified on Schedule II) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“Canadian Defined Benefit Plan” means a pension plan registered under the ITA or any other applicable pension standards legislation which contains a “defined benefit provision”, as such term is defined in subsection 147.1(1) of the ITA.
“Canadian Dollar” means the lawful currency of Canada.
“Canadian Guarantor” has the meaning set forth in the preamble to this Agreement.
“Canadian Originator” means any Person organized in Canada (or any province, territory or political subdivision thereof) from time to time a party to the Canadian Transfer Agreement as an “Originator” thereunder, and “Canadian Originators” means all of them collectively.
“Canadian Receivable” means each Pool Receivable originated by a Canadian Originator.

“Canadian Sales Tax” means, collectively, GST, PST and any other value added sales, provincial sales, use, transfer and other similar taxes now or hereafter imposed by any Governmental Authority in Canada and all interest, penalties, addition to tax and any similar liabilities with respect thereto.
“Canadian Servicer” has the meaning set forth in the preamble.
“Canadian Servicing Fee” has the meaning set forth in Section 8.06(a).
“Canadian Transfer Agreement” means (i) the Ontario-law governed Canadian purchase and sale agreement, dated as of the First Amendment Effective Date, among the Canadian Servicer, the Canadian Originators, as originators and the Canadian Guarantor, as buyer, and (ii) any other transfer agreement governed by Canadian law and entered into from time to time among the Canadian Servicer, an affiliate of Rackspace Canada incorporated in Canada as an originator and the Canadian Guarantor as purchaser.
“Capital” means, with respect to any Purchaser, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Investments made by such Purchaser pursuant to Article II, as reduced from time to time by Collections or other funds of the Seller that have been distributed to such Purchaser and applied as a repayment of Capital in accordance with this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Coverage Amount” means, at any time, the amount equal to the lesser of (a) the Facility Limit and (b) the amount equal to (i) the Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.
“Capital Coverage Amount Deficit” means, at any time, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Capital Coverage Amount at such time.
“Capital Tranche” means specified portions of Capital outstanding as follows: (a) all Capital (or portions thereof) for which the applicable Yield Rate is determined by reference to Daily 1M SOFR shall constitute one Borrowing Tranche, (b) all Capital (or portions thereof) for which the applicable Yield Rate is determined by reference to the Base Rate shall constitute one Borrowing Tranche, and (c) all Capital for which the applicable Yield Rate is determined by reference to the Term SOFR Rate with the same Yield Period shall constitute one Capital Tranche.
“Cash Dominion Administration Account” means one or more deposit accounts established at PNC and at any time designated as a Cash Dominion Administration Account by the Administrative Agent.
“Certificate of Beneficial Ownership” means, for the Seller, a certificate in form and substance acceptable to the Administrative Agent (as such form may be amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Seller.
“Change in Control” means the occurrence of any of the following:
(a)    Rackspace ceases to own, directly, 100.00% of the Equity Interests of the Seller free and clear of all Adverse Claims;
(b)    the Parent ceases to own, directly or indirectly, 100.00% of the Equity Interests of Rackspace, any Originator or the Canadian Guarantor;
(c)    the Canadian Servicer cease to own, directly, 100% of the issued and outstanding Equity Interests of the Canadian Guarantor free and clear of all Adverse Claims;
(d)    the Originators cease to own, directly, 100% of the Subordinated Notes or the Subordinated Loan Agreements (as applicable) free and clear of all Adverse Claims; or
(c)    a “Change in Control” (as defined in the First Lien Credit Agreement, as in effect on the ~~Closing~~Third Amendment Effective Date without giving effect to any amendment or modification thereto or any termination thereof) shall occur with respect to the Parent (other than under clause (a) of the definition thereof).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“CIP Regulations” has the meaning set forth in Section 10.11.
“Closing Date” means September 29, 2023.
“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collection Account” means each U.S. Collection Account, Canadian Collection Account and UK Collection Account, as applicable.
“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any SPV Entity-Related Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges and (i) in the case of any Pool Receivables purchased by the Canadian Guarantor from a Canadian Originator, any amounts received on account of Canadian Sales Taxes and (ii) in the case of any Pool Receivables purchased by the Seller from any other Originator, any amounts received on account of VAT where such VAT was included in the Outstanding Balance for the relevant Pool Receivables), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable, (d) all other proceeds of such Pool Receivable, and (e) the amount of any refund or credit for the VAT component of any Pool Receivable obtained by any Person pursuant to a claim for bad debt relief in respect of the relevant Pool Receivable.
“Commitment” means, with respect to any Purchaser, the maximum aggregate amount of Capital which such Person is obligated to pay hereunder on account of all Investments, on a combined basis, as set forth on Schedule I, as such Commitment is thereafter assigned or modified. If the context so requires, “Commitment” also refers to a Purchaser’s obligation to make Investments hereunder in accordance with this Agreement.
“Communications” has the meaning set forth in Section 12.03(d).
“Compliance Authority” means (a) any Official Body of the United States (including the U.S. Department of the Treasury, OFAC and the U.S. Department of State), the European Union, the United Kingdom or Canada; (b) the United Nations Security Council; and (c) any other Official Body with jurisdiction over the parties to this Agreement.
“Concentration Percentage” means (a) for any Group A Obligor, 12.50%, (b) for any Group B Obligor, 10.00%, (c) for any Group C Obligor, 7.50%, and (d) for any Group D Obligor, 5.00%.
“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of the five largest Obligor Percentages of the Group D Obligors, (b) the sum of the three largest Obligor Percentages of the Group C Obligors, (c) the sum of the two largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.

“Conforming Changes” means, with respect to Daily 1M SOFR, the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” the definition of “U.S. Governmental Securities Business Day,” timing and frequency of determining rates and making payments of yield, timing of investment requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Daily 1M SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means (a) each SPV Entity-Related Party and each of its ~~respective~~ Subsidiaries, and (b) each Person that, directly or indirectly, controls (as such term is defined by any Compliance Authority) a Person described in ~~clause~~clauses (a) and (b) above. ~~For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25.00% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.~~
“Covered Property” means any property: (a) required to be reported as blocked property under 31 C.F.R. § 501.603, as amended; (b) owned, directly or indirectly, by, or due to or from, a Sanctioned Person subject to blocking or comprehensive Sanctions; (c) in which a Sanctioned Person subject to blocking or comprehensive Sanctions otherwise holds any interest; (d) located or originated in, or otherwise subject to restrictions due to its ties to, a Sanctioned Jurisdiction; or (e) that otherwise would cause a violation by the Purchasers or the Administrative Agent of any

applicable International Trade Law if the Purchasers or the Administrative Agent were to obtain an encumbrance on, lien on, pledge of, ownership interest in or security interest in such property, or provide services in consideration of such property.
“Credit and Collection Policy” means the receivables credit and collection policies and practices of the SPV Entity-Related Parties as in effect on the Closing Date as provided to the Administrative Agent prior to the Closing Date, as modified in compliance with this Agreement.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. Such rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Seller.
“Daily Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit E-2.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, ~~currently~~ at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Seller, effective on the date of any such change.
“Data Protection Laws” means (a) in relation to the European Economic Area and the United Kingdom, the EU General Data Protection Regulation (2016/679) (“GDPR”), national legislation implementing and supplementing the GDPR and implementing the Directive on Privacy and Electronic Communications (2002/58/EC), the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union

(Withdrawal) Act 2018 and the UK Data Protection Act 2018 and any supplementary legislation as the same may be amended, superseded or replaced from time to time; and (b) in relation to other applicable jurisdictions, all laws and regulations in those jurisdictions relating to the processing of personal data and/or protection of privacy as the same may be amended, superseded or replaced from time to time.
“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.
“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the UK Insolvency Act, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, arrangement or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect, including, for greater certainty, any applicable corporations legislation relating to the compromise, settlement, adjustment or arrangement of debt.
“Deemed Collections” has the meaning set forth in Section 3.01(d).
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is six (6) Fiscal Months before such Fiscal Month.
“Defaulted Receivable” means a Receivable (without duplication):
(a)    as to which any payment, or part thereof, remains unpaid for more than 150 days from the original due date for such payment;
(b)    as to which a Relief Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
(c)    that has been written off the applicable Originator’s, Canadian Guarantor’s or the Seller’s books as uncollectible; or

(d)    that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s, the Canadian Guarantor’s or the Seller’s books as uncollectible;
provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Defaulting Purchaser” means, subject to Section 2.06(b), any Purchaser that (a) has failed to (i) fund all or any portion of its Investments within two (2) Business Days of the date such Investments were required to be funded hereunder unless such Purchaser notifies the Administrative Agent and the Seller in writing that such failure is the result of such Purchaser’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Purchaser any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Seller or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Purchaser’s obligation to fund an Investment hereunder and states that such position is based on such Purchaser’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Seller, to confirm in writing to the Administrative Agent and the Seller that it will comply with its prospective funding obligations hereunder (provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Seller), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Purchaser or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser. Any determination by the Administrative Agent that a Purchaser is a Defaulting Purchaser under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser (subject to Section 2.06(b)) upon delivery of written notice of such determination to the Seller and each Purchaser.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each

Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Dilution” has the meaning set forth in Section 3.01(d)(i).
“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during such Fiscal Month, plus (ii) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the preceding Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicers and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than ten (10) Business Days’ notice to the Seller to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicers and the Originators and the actual amount of Dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.
“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Dilution during the immediately preceding Fiscal Month ~~that is two (2) Fiscal Months before such Fiscal Month~~, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the ~~prior~~ Fiscal Month that is two (2) Fiscal Months before such Fiscal Month.
“Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (y) the Dilution Volatility Component.
“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage~~)~~  and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:

(a)    the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the average of the Dilution Ratios for such twelve (12) Fiscal Months; multiplied by
(b)    the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months divided by (ii) the average of the Dilution Ratios for such twelve (12) Fiscal Months.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Bloomberg (or such other publicly available source for displaying exchange rates as determined by the Administrative Agent from time to time in its commercially reasonable discretion) on the date which is one (1) Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange and no reasonably equivalent source is publicly available, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent pursuant to clause (b) or (c) above shall be conclusive absent manifest error.
“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means, in each ~~mean~~case the lawful ~~money~~currency of the United States of America.
“DPO Event” means, and shall be deemed to have occurred and to be continuing at any time if, the AWS Days Payable Outstanding is greater than 60.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.06(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).
“Eligible Currency” means each of Dollars, Euro, Canadian Dollars, Australian Dollars and Sterling.
“Eligible Foreign Obligor” means an Obligor that is organized in or that has a head office (domicile), registered office, and chief executive office located in a country other than the United States of America that is not a Sanctioned Jurisdiction.
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is: (i) a U.S. Obligor or an Eligible Foreign Obligor; (ii) not an Official Body (other than a U.S. federal, state or local Official Body); (iii) not a Sanctioned Person; (iv) not an Affiliate of any SPV Entity-Related Party; (v) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50.00% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; (vi) not a natural person and (vii) not a material supplier to any Originator or an Affiliate of a material supplier;
(b)    for which a Relief Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
(c)    that is denominated and payable only in Dollars in the United States of America or an Alternative Currency in the United Kingdom, Canada or Switzerland, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the applicable currency, and if such Receivable is a Canadian Receivable, such Receivable is not payable into a bank account located in the Province of Quebec;
(d)    that does not have a due date which is more than 120 days after the original invoice date of such Receivable;

(e)    that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;
(f)    that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is governed by the law of the United States of America or of any State thereof (in the case of a U.S. Receivable), of England and Wales (in the case of a UK Receivable or a Swiss Receivable), of Canada or any province or territory thereof (in the case of a Canadian Receivable) or of Switzerland (in the case of a Swiss Receivable), (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, restructuring, arrangement or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law and (iv) the payments thereunder are free and clear of any withholding Taxes; provided, however, that in the case of a Receivable of a U.S. Obligor (other than an Obligor located in Puerto Rico or the U.S. Virgin Islands) or a Canadian bank if any withholding Taxes affect only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected;
(g)    that has either (x) been first transferred by a U.S. Originator to the Aggregator pursuant to the First Tier Transfer Agreement, (y) originated by the Aggregator and, in either case, is then transferred by the Aggregator to the Seller pursuant to the Second Tier Transfer Agreement, or (z) (i) originated by a Canadian Originator and transferred to the Canadian Guarantor pursuant to the Canadian Transfer Agreement, (ii) originated by a UK Originator and transferred to the Seller pursuant to the UK Transfer Agreement, or (iii) originated by a Swiss Originator and transferred to the Seller pursuant to the Swiss Transfer Agreement, and with respect to which transfer all conditions precedent under the applicable Transfer Agreement have been met;
(h)    that, together with the Contract related thereto, conforms in all material respects with all applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(i)    with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Official Body or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the applicable Transfer Agreement have been duly obtained, effected or given and are in full force and effect, and, if required by the applicable Contract giving rise to such Receivable, the consent of the applicable Obligor under such Contract (such consent, “Foreign Obligor Consent”);

(j)    that is not subject to any existing dispute, claim, litigation, right of rescission, set-off, counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim other than Permitted Adverse Claims, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected;
(k)    that satisfies all applicable requirements of the Credit and Collection Policy;
(l)    that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02;
(m)    in which the Seller, or the Canadian Guarantor with respect to Canadian Receivables, owns good and marketable title, free and clear of any Adverse Claims other than Permitted Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Official Body unless such consent has been obtained); provided that where the applicable Law renders any prohibition on assignment unenforceable, no such consent/notice will be required;
(n)    for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim other than Permitted Adverse Claims;
(o)    if such Receivable is (i) a U.S. Receivable, that (x) constitutes an “account” or “general intangible” (as defined in the UCC), (y) is not evidenced by instruments or chattel paper and (z) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC) and (ii) a Canadian Receivable, (x) constitutes an “account” (as defined in the PPSA), (y) is not evidenced by an “instrument” or “chattel paper” (each as defined it the PPSA) and (z) does not arise from the sale of “minerals” (as defined in the PPSA);
(p)    that is neither a Defaulted Receivable nor a Delinquent Receivable;
(q)    for which no SPV Entity-Related Party has established any offset or netting arrangements (including customer deposits and advance payments (including payments relating to unearned revenues)) with the related Obligor in connection with the ordinary course of payment of such Receivable;
(r)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Seller and the related goods or merchandise shall have been shipped and/or services performed; provided that only the portion of such Pool Receivable subject to the performance of additional services by the Originator or by the Seller shall be ineligible;
(s)    which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(t)    which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;
(u)    for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP;
(v)    for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided that only the portion of such Pool Receivable in an amount equal to such deposits shall be ineligible;
(w)    that, if such Receivable is an Unbilled Receivable, it is an Eligible Unbilled Receivable; and
(x)    that, if such Receivable is a Foreign Originator Pool Receivable, (i) that is a UK Receivable, the conditions set forth in Section 7.04(a)(i) and (ii) have been satisfied or (ii) that is a Swiss Receivable, the conditions set forth in Section 7.04(a)(i) and (iii) have been satisfied.
“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, and (b) not more than (i) 30 days have expired since such Unbilled Receivable arose with respect to Unbilled Receivables originated by any Obligor other than Texas DIR or (ii) 60 days have expired since such Unbilled Receivable arose with respect to Unbilled Receivables originated by Texas DIR.
~~“Embargoed Property” means any property; (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by any Purchaser Party of any applicable Anti-Terrorism Law if the Purchasers or the Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.~~
“Equity Interests” means, with respect to any Person, all of the shares or units of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests or units therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“ERISA Event” means (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by the Seller or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Seller or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is insolvent, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Seller or any member of the ERISA Group.
“ERISA Group” means, at any time, the Seller and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Seller, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 10.13.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.13.
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.13.
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.13.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” or “€” mean the lawful currency of the Participating Member States.
“Event of Default” means any of the events described in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 12.01.
“Excess Concentration” means the sum of the following amounts, without duplication:
(i)    the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (y) the product of (A) such Obligor’s Concentration Percentage, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(ii)    the excess (if any) of (a) the aggregate Outstanding Balance of all Canadian Dollars denominated Receivables, over (b) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(iii)    the excess (if any) of (a) the aggregate Outstanding Balance of all GBP denominated Receivables, over (b) the product of (x) 15.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(iv)    the excess (if any) of (a) the aggregate Outstanding Balance of all Euro denominated Receivables, over (b) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus;
(v)    the excess (if any) of (a) the aggregate Outstanding Balance of all Australian Dollars denominated Receivables, over (b) the product of (x) 2.50%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(vi)    the excess (if any) of (a) the aggregate Outstanding Balance of all Eligible Unbilled Receivables (excluding Eligible Unbilled Receivables the ~~Obligor~~Obligors of which ~~is Texas DIR~~are U.S. federal, state and local government entities) over (b) the product of (x) 45.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(vii)    the excess (if any) of (a) the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are U.S. federal, state and local government entities,

over (b) the product of (x) 15.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(viii)    the excess (if any) of (a) the aggregate Outstanding Balance of all Eligible Receivables with payment terms from 91 days to 120 days, over (b) the product of (x) 2.50%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(ix)    the excess (if any) of (a) the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are Eligible Foreign Obligors domiciled in a country with a credit rating below “BBB-“ or “Baa3”, by S&P and Moody’s, respectively, over (b) the product of (x) 2.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(x)    the excess (if any) of (a) the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are Eligible Foreign Obligors domiciled in a country with a credit rating of at least “BBB-“ or “Baa3”, by S&P and Moody’s, respectively, over (b) the product of (x) 35.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Purchaser, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in an Investment or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in such Investment or Commitment (other than pursuant to an assignment request by the Seller under Section 4.04) or (ii) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 4.03(g), amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.03(g), (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) Canadian federal Tax required to be deducted or withheld under Part XIII of the ITA on payments to or for the account of a Recipient as a result of (at the time of such payment): (i) the Recipient not dealing at arm’s length with a Canadian Originator within the meaning of the ITA, (ii) the Recipient being a “specified non-resident shareholder” of a Canadian Originator or not dealing at arm’s length with a “specified shareholder” of a Canadian Originator as defined in subsection 18(5) of the ITA, or (iii) the Recipient being a “specified entity” (as defined in subsection 18.4(1) of the ITA, as it is proposed to be amended by a certain Notice of Ways and Means Motion tabled in the Canadian federal Parliament on November 28, 2023) in respect of a Canadian Originator (in respect of (i) through (iii) other than where the non-arm’s length relationship arises, or where the Recipient is a “specified non-resident shareholder”, does not deal at arm’s length with a “specified shareholder”, or is a “specified entity”, as a result of an Affected Person having become party to, received or perfected a security interest under or received or enforced any rights, under, any Transaction Document).
“Facility Limit” means $300,000,000 as reduced from time to time pursuant to Section 2.02(e) or increased from time to time pursuant to Section 2.02(h). References to the unused portion of the Facility Limit mean, at any time, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Final Maturity Date” means the earlier to occur of (a) the date that is 60 days following the Scheduled Termination Date, and (b) the Termination Date unless such Termination Date occurs solely as a result of the Scheduled Termination Date’s occurrence.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Yield have been paid in full, (ii) all Seller Obligations shall have been paid in full and (iii) all other amounts owing to the Secured Parties and any other SPV Entity Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full.
“First Amendment Effective Date” means February 12, 2024.
“First Lien Credit Agreement” means the ~~Third Amended and Restated~~ First Lien Credit Agreement, dated as of ~~February 9~~March 12, ~~2021~~2024, among ~~Inception Parent, Inc.,~~Rackspace Finance Holdings, LLC, as holdings., Rackspace ~~Technology Global, Inc.~~Finance, LLC, as borrower, the lenders and issuing banks party thereto and Citibank, N.A., as administrative agent and collateral agent.
“First Lien Earliest Maturity Date” means, at any date of determination, the earlier of: (a) the earliest then-scheduled maturity date of any Revolving Facility under the First Lien Credit Agreement, and (b) the then-scheduled maturity date of any principal outstanding under any revolving credit facility that refinances or replaces any such Revolving Facility. For purposes of this defined term, “Revolving Facility” shall have the meaning assigned to such term in the First

Lien Credit Agreement as in effect on the Third Amendment Effective Date without giving effect to any subsequent amendment, waiver or termination thereof.
“First Tier Transfer Agreement” means that certain Sale Agreement, dated as of the Closing Date, among the U.S. Servicer, the U.S. Originators and the Aggregator, as amended, restated, supplemented or otherwise modified from time to time.
“Fiscal Month” means each calendar month.
“Foreign Currency Reserve Percentage” means, at any time of determination, the sum for each Alternative Currency of the quotient, expressed as a percentage, of (a) the product of (i) the Outstanding Balance of all Receivables denominated in such Alternative Currency multiplied by (ii) the VaR Percentage for such Alternative Currency, divided by (b) the Net Receivables Pool Balance.
“Foreign Obligor Consent” has the meaning set forth in clause (i) of the term “Eligible Receivable”.
“Foreign Originator Account” means each of the accounts (and any related lock-box or post office box) specified in Schedule II as a “Foreign Originator Account” in the name of the UK Originator, a Swiss Originator or a Canadian Originator, as applicable, and maintained at a Foreign Originator Account Bank.
“Foreign Originator Account Bank” means any bank at which the UK Originator, a Swiss Originator or a Canadian Originator, as applicable, maintains one or more Foreign Originator Accounts.
“Foreign Originator Pool Receivable” means a Pool Receivable that is a Canadian Receivable, a Swiss Receivable, or UK Receivable.
“Foreign Purchaser” means a Purchaser that is not a U.S. Person.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.03, and applied on a consistent basis both as to classification of items and amounts.
“Group A Obligor,” “Group B Obligor” or “Group C Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with:
(a)    a short-term rating of at least “A-1” (in the case of a Group A Obligor), “A-2” (in the case of a Group B Obligor) or “A-3” (in the case of a Group C Obligor), in any case, by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “A+” (in the case of a Group A Obligor), “BBB+” (in the case of a Group B

Obligor) or “BBB-” (in the case of a Group C Obligor), in any case, or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and
(b)    a short-term rating of at least “P-1” (in the case of a Group A Obligor), “P-2” (in the case of a Group B Obligor) or “P-3” (in the case of a Group C Obligor), in any case, by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “A1” (in the case of a Group A Obligor), “Baa1” (in the case of a Group B Obligor) or “Baa3” (in the case of a Group C Obligor), in any case, or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities;
provided, however, if such Obligor is rated by only one of S&P or Moody’s, then such Obligor will be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) if it satisfies either clause (a) or clause (b) above; provided, further, that if such Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) has split ratings from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the higher of the two ratings for the purpose of determining whether such Obligor satisfies clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) shall be deemed to be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) and shall be aggregated with its parent Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” unless such Subsidiary Obligor separately satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be), in which case such Obligor shall be separately treated as a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be), as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are also Obligors.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is unrated by both Moody’s and S&P shall be a Group D Obligor.
“GST” means, collectively, (i) all goods and services tax payable under Part IX of the Excise Tax Act (Canada), (ii) all harmonized sales tax in the Provinces of Nova Scotia, Newfoundland, New Brunswick, Prince Edward Island, Ontario and any other province or territory of Canada payable under Part IX of the Excise Tax Act (Canada), and (iii) all QST.
“Guarantee Fee” means the guarantee fee payable by the Seller to the Canadian Guarantor under the SPV Reimbursement and Contribution Agreement.
“Guaranteed Obligations” has the meaning set forth in Section 2.08(a).
“Guaranty” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly. The amount of obligations under a Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.
“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of (a) borrowed money, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c)  obligations (contingent or otherwise) under any acceptance, letter of credit or similar facilities, (d) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency risk management device, (e) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (f) any Guaranty of Indebtedness of a type referred to in clauses (a) through (e) above, and (g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of SPV Entity-Related Party under any Transaction Document and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
“Independent Manager” has the meaning set forth in Section 7.03(c).
“Information” has the meaning set forth in Section 12.08.
“Initial Schedule of Sold Receivables” means the schedule identifying all Sold Receivables as of (i) with respect to U.S. Receivables, the Closing Date, and (ii) with respect to UK Receivables, Swiss Receivables and Canadian Receivables, the First Amendment Effective Date, which list the Seller delivered to the Administrative Agent and the Purchasers on or prior to the Closing Date, or the First Amendment Effective Date, as applicable.
“Intended Tax Treatment” has the meaning set forth in Section 12.11.
“International Trade Laws” means all Laws relating to export controls, trade embargoes, customs and anti-boycott measures.

“Investment” means any payment of Capital by a Purchaser to the Seller pursuant to Section 2.02.
“Investment Company Act” means the Investment Company Act of 1940.
“Investment Request” means a letter in substantially the form of Exhibit A hereto delivered by the Seller to the Administrative Agent ~~and the Purchasers~~ pursuant to Section 2.02(a).
“IRS” means the United States Internal Revenue Service.
“ITA” means the Income Tax Act (Canada), and the regulations thereunder, as amended.
“JPMorgan US Account” has the meaning set forth in Section 7.04.
“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, ~~issued guidance,~~ release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award ~~of~~, or any settlement arrangement, by agreement, consent or otherwise, ~~with~~of any Official Body, foreign or domestic.
“LCR Security” means any commercial paper or security (other than equity securities issued to any Person that is a consolidated subsidiary of Parent under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Lending Office” means, as to the Administrative Agent or any Purchaser, the office or offices of such Person described as such in such Purchaser’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Seller and the Administrative Agent.
“Lien” means any mortgage, deed of trust, pledge, lien, security interest, assignment by way of security, hypothec, deemed trust, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Linked Account” means any controlled disbursement account, controlled balance account or other deposit account maintained by a Collection Account Bank for any SPV Entity-Related Party or any Affiliate thereof and linked to any Collection Account by a zero balance account connection or other automated funding mechanism or controlled balance arrangement.
“LLC Division” means, in the event a Person is a limited liability company, (a) the division of such Person into two or more newly formed limited liability companies (whether or not such Person is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.
“Lock-Box” means each locked postal box with respect to any Collection Account for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon Ratio” means, at any time, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed by dividing:
(a)    the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the number of most recently ended Fiscal Months equal to the sum of 3.6 plus the Weighted Average Payment Terms; by
(b)    the Net Receivables Pool Balance as of such date.
“Loss Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) 2.25, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.
“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to all SPV Entity-Related Parties, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:
(a)    the assets, operations, business or financial condition of the Seller, individually, or the SPV Entity-Related Parties, in the aggregate;
(b)    the ability of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party;
(c)    the validity or enforceability of this Agreement or any other Transaction Document;
(d)    the validity, enforceability, value or collectability of any material portion of the Supporting Assets;
(e)    the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Supporting Assets; or

(f)    the rights and remedies of any Purchaser Party under the Transaction Documents taken as a whole or associated with its respective interests in the Supporting Assets.
“Maximum Facility Limit Increase” has the meaning set forth in Section 2.02(h).
“Maximum Release Amount” means, on any day of determination, the positive excess, if any, of (a) the amount of Collections on deposit in the Cash Dominion Administration Account over (b) the amount of Collections required to be on deposit in the Cash Dominion Administration Account on such day pursuant to Section 5.03(a) (as reasonably determined by the Administrative Agent).
“Minimum Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.
“Minimum Funding Threshold” means, on any day, an amount equal to the lesser of (a) the product of (i) 80.00%, times (ii) the Facility Limit at such time and (b) the Capital Coverage Amount at such time; provided, that (x) the Minimum Funding Threshold shall not apply if and for so long the Seller’s inability to comply with such obligation is caused by the failure of any Purchaser to fund its share of requested Investment and (y) until such time as Receivables originated or purchased from non-U.S. Subsidiaries of the Parent are included in the Receivables Pool, the Minimum Funding Threshold shall be equal to 80.00% times the Capital Coverage Amount.
“Monthly Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit E-1.
“Monthly Settlement Date” means, for any calendar month (a) except as provided in clause (b) below, the earlier to occur of (x) the 30th day (if any) of such calendar month and (y) the last day of such calendar month (or, in either case, if such day is not a Business Day, the next occurring Business Day), or (b) solely to the extent so elected by the Administrative Agent (in its sole discretion) by written notice provided to the Seller on or prior to the 1st day of such calendar month, the 20th day of such calendar month (or if such day is not a Business Day, the next occurring Business Day).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” means any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Seller or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions, or to which the Seller or any member of the ERISA Group has any liability (contingent or otherwise).

“Net Receivables Pool Balance” means, at any time: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration, minus (c) the AWS Past-Due Payable Amount.
“Non-Consenting Purchaser” means any Purchaser that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Purchasers in accordance with the terms of Section 12.01 and (b) has been approved by the Required Purchasers.
“Non-Defaulting Purchaser” means, at any time, each Purchaser that is not a Defaulting Purchaser at such time.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Percentage” means, at any time, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Official Body” means the government of the United States of America or of, Canada or of any other nation, or any political subdivision ~~thereof~~of such a government, whether federal, state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Originator” and “Originators” means the U.S. Originators, the UK Originators, the Swiss Originators and the Canadian Originators.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Investment or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.04).
“Outstanding Balance” means, at any time, with respect to any Receivable, the then outstanding principal balance thereof; provided, with respect to any Receivable denominated or payable in an Alternative Currency, references to the “Outstanding Balance” shall mean the Dollar Equivalent thereof, including for greater certainty, in the case of any Canadian Receivable, any outstanding Canadian Sales Taxes, and in the case of any UK Receivable or Swiss Receivable, any VAT, sales or other similar taxes.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. ~~The~~Such rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.
“Parent” means Rackspace Technology, Inc., a Delaware corporation.
“Parent Group” has the meaning set forth in Section 7.03(c).
“Participant” has the meaning set forth in Section 12.06(d).
“Participant Register” has the meaning set forth in Section 12.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Payment Recipient” has the meaning assigned to it in Section 10.13.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Plan” means at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (a) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group, (b) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years or (c) or to which the Seller or any member of the ERISA Group may have any liability (contingent or otherwise).
“Performance Guarantor” means Parent.
“Performance Guaranty” means the Amended and Restated Performance Guaranty, dated as of the First Amendment Effective Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.
“Permitted Adverse Claim” means (a) any bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Collection Account and (b) any liens for Taxes (i) not yet due and payable or (ii) if the obligations with respect to such Taxes are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP.
“Permitted Linked Account” means each account listed as a “Linked Account” on Schedule II to this Agreement (as such schedule may be modified from time to time in accordance with the terms hereof) (in each case, in the name of the Seller) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement.
“Person” means any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.
“PINACLE” means PNC’s PINACLE® ~~auto-advance~~credit management service ~~or~~and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic ~~loan~~credit administration ~~service~~services implemented by PNC.
“PINACLE Agreement” means a separate written agreement between Seller and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Seller or any member of the ERISA Group or any such Plan to which the Seller or any member of the ERISA Group is required to contribute on behalf of any of its employees.

“Platform” means PINACLE or any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, between Pledgor and the Administrative Agent.
“Pledged Collateral” has the meaning set forth in Section 2.08(i)(i).
“Pledgor” means Rackspace.
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Pool Report” means each Monthly Report and Daily Report.
“Post-Closing Foreign Originator Account Compliance Date” means, with respect to each Receivable for which a Foreign Obligor Consent was required to be consented to by the applicable Obligor,  the date that is sixty (60) days after the date upon which the applicable Obligor consented under the related Foreign Obligor Consent, (or such later date (if any) consented to in writing by the Administrative Agent in its sole discretion).
“Potential Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
“PPSA” means in respect of each province and territory in Canada (other than the Province of Québec), the Personal Property Security Act as from time to time in effect in such province or territory and, in the Province of Québec, the Civil Code of Quebec as from time to time in effect in such province.
“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its main offices in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
“PST” means all taxes payable under any provincial sales or use tax or social services tax statute of any jurisdiction of Canada, other than the Province of Québec, but in any event, excluding any GST.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchaser Party” means each Purchaser, the Structuring Agent and the Administrative Agent.

“Purchasers” means the financial institutions named on Schedule I and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Purchaser.
“QST” means the tax payable under the Act Respecting the Québec Sales Tax, R.S.Q. c.T-01, as such statute may be amended, modified, supplemented or replaced from time to time, including any successor statute, and any other tax from time to time replacing the same or of a similar fiscal nature.
“Quebec Assignment Agreement” has the meaning given to it in the Canadian Transfer Agreement.
“Quebec Receivable” has the meaning given to it in the Canadian Transfer Agreement.
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, the Aggregator (including as assignee of an Originator), the Seller (as assignee of the Aggregator) or the Canadian Guarantor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes the obligation to pay the service charges, finance charges, interest, fees and other charges and any value added Taxes or sales Taxes (including all Canadian Sales Taxes and VAT) with respect thereto. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables transferred (or purported to be transferred) pursuant to the Transfer Agreements, including both Sold Receivables and Unsold Receivables, (i) first by a U.S. Originator to the Aggregator and subsequently by the Aggregator to the Seller, (ii) by a UK Originator or Swiss Originator to the Seller, or (iii) by a Canadian Originator to the Canadian Guarantor, as applicable.
“Recipient” means (a) the Administrative Agent and (b) any Purchaser, as applicable.
“Reduction Notice” means a letter in substantially the form of Exhibit B hereto delivered by the Seller to the Administrative Agent ~~and the Purchasers~~ pursuant to Section 2.02(d).
“Register” has the meaning set forth in Section 12.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Related Rights” has the meaning set forth in the applicable Transfer Agreement.
“Related Security” means, with respect to any Receivable:

(a)    all of each SPV Entity’s, the Aggregator’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable; provided, however, that if such Receivable is subject to Dilution arising from the return or repossession of, or foreclosure on, related Returned Goods and the SPV Entity-Related Parties have made all related payments of Deemed Collections in accordance with the Transaction Documents, then Related Security with respect to such Receivable shall exclude such Returned Goods;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all letter of credit rights, other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC and PPSA financing statements, financing change statements, amendments or similar filings relating thereto;
(d)    all of each SPV Entity’s, the Aggregator’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(e)    all books and records of each SPV Entity, the Aggregator and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box, Collection Account and Cash Dominion Administration Account, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the UCC or PPSA, as applicable);
(f)    all of the applicable SPV Entity’s rights, interests and claims under the Second Tier Transfer Agreement, the Canadian Transfer Agreement, the UK Transfer Agreement, the Swiss Transfer Agreement and the other Transaction Documents;
(g)    all of the Aggregator’s rights, interests and claims under the First Tier Transfer Agreement and the other Transaction Documents; and
(h)    all Collections and other proceeds (as defined in the UCC or PPSA, as applicable) of such Receivable or any of the foregoing.
“Release” has the meaning set forth in Section 3.01(a).
“Relief Proceeding” means any proceeding seeking a decree or order for relief in respect of any ~~SPV Entity-Related Party~~Person or Subsidiary ~~of a SPV Entity-Related Party~~thereof in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization, administration, liquidation, arrangement, restructuring or other similar law now or hereafter in effect, or for the appointment of a receiver, interim receiver, receiver and manager, manager, liquidator, assignee, custodian, trustee, sequestrator, administrator, monitor, conservator (or similar official) of any ~~SPV Entity-Related Party~~Person or Subsidiary of a SPV Entity-Related Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
“Removal Effective Date” has the meaning set forth in Section 10.06(b).
~~“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with an Official Body in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Purchasers or Administrative Agent to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; (c) any Supporting Assets become Embargoed Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations or covenant (including any negative covenant) of this Agreement related to Anti-Terrorism Laws or Anti-Corruption Laws.~~
“Required Purchasers” means Purchasers (other than any Defaulting Purchaser) having more than 50.00% of the aggregate amount of the Commitments of the Purchasers (excluding any Defaulting Purchaser) or, after termination of the Commitments, the outstanding Capital of the Purchasers (excluding any Defaulting Purchaser).
“Resignation Effective Date” has the meaning set forth in Section 10.06(a).
“Restricted Payments” has the meaning set forth in Section 7.01(r).
“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.
“Sanctioned Jurisdiction” means, at any time, any country, area, territory, or ~~region~~jurisdiction that is the subject ~~of sanctions administered by OFAC.~~or target of comprehensive Sanctions (as of the Third Amendment Effective Date, Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), as well as the Kherson and Zaporizhzhia regions of Ukraine.

~~“Sanctioned Person” means (a) a Person that is the target of sanctions administered by OFAC or the U.S. Department of State, including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50.00% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the target of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the target of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; (d) a Person that is the target of sanctions maintained by Canada, including by virtue of being named on a list maintained by Global Affairs Canada and any other applicable Canadian Governmental Authority; or (e) a Person that is the target of sanctions imposed by any Official Body of a jurisdiction whose Laws apply to this Agreement.~~
“Sanctioned Person” means any Person that is (a) located in, organized under the Laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above; or (d) otherwise the subject or target of Sanctions.
“Sanctions” means Laws relating to economic or financial sanctions, sectoral sanctions, or secondary sanctions, administered, or enforced from time to time by any Compliance Authority.
“Scheduled Termination Date” means ~~the earliest to occur of (a) September 29, 2026 and (b) the “Revolving Facility Maturity Date” under and as defined in the First Lien Credit Agreement (as amended from time to time), provided that such “Revolving Facility Maturity Date” is not extended 90 days prior to such “Revolving Facility Maturity Date”.~~July 2, 2029.
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Second Tier Transfer Agreement” means that certain Sale and Contribution Agreement, dated as of the Closing Date, among the U.S. Servicer, the Aggregator and the Seller, as amended, restated, supplemented or otherwise modified from time to time.
“Secured Parties” means each Purchaser Party, each SPV Entity Indemnified Party and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05.
“Securities Act” means the Securities Act of 1933.
“Seller” has the meaning specified in the preamble to this Agreement.
“Seller Guaranty” has the meaning set forth in Section 2.08(a).

“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Secured Party, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include all Capital and Yield, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, yield, fees and other obligations that accrue after the commencement of any Relief Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 11.03.
“Servicer Indemnified Party” has the meaning set forth in Section 11.03.
“Servicing Fee” means, collectively, the U.S. Servicing Fee, the UK Servicing Fee, the Swiss Servicing Fee and the Canadian Servicing Fee.
“Servicing Fee Rate” means 1.00% per annum.
“Settlement Date” means (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, each Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (it being understood that the Administrative Agent may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).
“Sold Assets” has the meaning set forth in Section 2.01(b).
“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on the Investment Requests delivered with respect to all subsequent Investments made hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b) in connection with a Release as contemplated by the first paragraph in Section 3.01(a).
“Sold Swiss Assets” means, collectively, all Sold Assets subject to Swiss substantive laws.

“Sold Swiss Receivables” means, collectively, all Sold Receivables subject to Swiss substantive laws.
“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged and (f) such Person is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada). In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sponsor” means, collectively, investment funds, separate accounts or other entities advised, managed or controlled by Athene Holding Ltd., Apollo Management Holdings, L.P. or their respective affiliates (including affiliated investment managers or advisers).
“SPV Entity” has the meaning specified in the preamble to this Agreement.
“SPV Entity Guaranty” has the meaning set forth in Section 2.08(a).
“SPV Entity Indemnified Amounts” has the meaning set forth in Section 11.02.
“SPV Entity Indemnified Party” has the meaning set forth in Section 11.02.
“SPV Entity-Related Party” means each of the Seller, the Canadian Guarantor, the Servicers, the Performance Guarantor, the Parent, the Originators, the Aggregator and any other Affiliate of the Parent from time to time party to any Transaction Document.
“SPV Reimbursement and Contribution Agreement” means the SPV Reimbursement and Contribution Agreement dated on or about the Closing Date, between the SPV Entities, as such agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent (in its reasonable discretion).
“SPV Reimbursement Obligation” means the obligation of the Seller to repay Inter-Company Advances (as such term in defined in the SPV Reimbursement and Contribution Agreement) to the Canadian Guarantor together with interest thereon as set forth in the SPV Reimbursement and Contribution Agreement.

“Statements” has the meaning set forth in Section 6.01(~~ee~~dd).
“Sterling”, “GBP” or “£” mean the lawful currency of the United Kingdom.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Sub-Servicer” has the meaning set forth in Section 8.01(d).
“Subordinated Note”, “Subordinated Loan” and “Subordinated Loan Agreement” have the meaning set forth in the applicable Transfer Agreement.
“Subsidiary” means, as to any Person, any corporation, trust, partnership, limited liability company or other business entity (a) of which more than 50.00% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (b)  which is Controlled or capable of being Controlled by such Person or one or more of such Person’s Subsidiaries.
“Supporting Assets” means all Sold Assets and all Pledged Collateral.
“Swiss Originator” means, initially Rackspace International GmbH and thereafter any Person organized in Switzerland (or any political subdivision thereof) from time to time a party to a Swiss Transfer Agreement as an “Originator” thereunder.
“Swiss Receivables” means each Receivable acquired pursuant to a Swiss Transfer Agreement from a Swiss Originator.
“Swiss Servicer” has the meaning set forth in the preamble.
“Swiss Servicing Fee” has the meaning set forth in Section 8.06(a).
“Swiss Transfer Agreement” means (i) the English and Swiss law governed transfer agreement, dated as of the First Amendment Effective Date, among the Swiss Servicer, the Swiss Originator and the Seller, and (ii) any other transfer agreement entered into from time to time among, among the Swiss Servicer, an affiliate of Rackspace Swiss incorporated in Switzerland as an originator and the Seller.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the Facility Limit is terminated in whole pursuant to Section 2.02(e), (c) the date on which the “Termination Date” is declared or deemed to have occurred under Section

9.02 ~~and~~, (d) the date on which all Commitments have been reduced to zero, and (e) the date that is six months prior to First Lien Earliest Maturity Date.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means, with respect to any amount for which the Term SOFR Reference Rate applies, for any day in any Yield Period, the interest rate per annum determined by the Administrative Agent rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a term of one month, as such rate is published by the Term SOFR Administrator, on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Yield Period, as such rate is published by the Term SOFR Administrator. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Texas DIR” means the Texas Department of Information Resources.
“Third Amendment Effective Date” means July 2, 2026.
“Threshold Amount” means $~~100,000,000~~20,000,000.
“Total Reserves” means, at any time, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the Foreign Currency Reserve Percentage, plus (iii) the greater of (x) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and (y) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (b) the Net Receivables Pool Balance at such time.
“Transaction Documents” means this Agreement, each Transfer Agreement, the Quebec Assignment Agreement, each Account Control Agreement, each Fee Letter, each Subordinated Note, each Subordinated Loan Agreement, the Performance Guaranty, the Pledge Agreement, the UK Risk Retention Letter Agreement, the UK Security Agreement, each UK Power of Attorney, each UK Declaration of Trust, and all other certificates, instruments, UCC and PPSA financing statements, financing change statements, amendments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.

“Transfer Agreement” means each of the First Tier Transfer Agreement, the Second Tier Transfer Agreement, the Canadian Transfer Agreement, the Swiss Transfer Agreement and the UK Transfer Agreement.
“Transfer Termination Event” means the occurrence of any event or circumstance (including the occurrence of the “Sale Termination Date” under the First Tier Sale Agreement, the UK Transfer Agreement or the Swiss Transfer Agreement or the “Sale and Contribution Termination Date” under the Second Tier Transfer Agreement and the Canadian Transfer Agreement) that causes: (i) any U.S. Originator to cease selling or contributing Receivables to the Aggregator, (ii) the Aggregator to cease selling and contributing Receivables to the Seller, (iii) any Canadian Originator to cease contributing Receivables to the Canadian Guarantor, or (iv) any UK Originator or Swiss Originator, as applicable, to cease selling Receivables to the Seller; provided, however, that an Originator ceasing to be a party to a Transfer Agreement with the prior written consent of the Administrative Agent shall not constitute a Transfer Termination Event.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UK Collection Account” means each account listed as a UK Collection Account on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any UK Collection Account in accordance with the terms hereof) (in each case, in the name of the Person specified as the account holder at the Collection Account Bank specified on Schedule II) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“UK Declaration of Trust” means (i) an English law declaration of trust, dated as of the First Amendment Effective Date between Rackspace Limited and the Seller, (ii) an English law declaration of trust, dated as of the First Amendment Effective Date, between Rackspace International GMBH and the Seller and (iii) any other declaration of trust governed by English law and entered into between any UK Originator and/or any Swiss Originator and the Seller in connection with the UK Transfer Agreement or the Swiss Transfer Agreement, as applicable.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Insolvency Act” means the Insolvency Act 1986, (c 45).
“UK Originator” means, initially Rackspace Limited and thereafter any Person organized in England and Wales (or any political subdivision thereof) from time to time a party to a UK Transfer Agreement as an “Originator” thereunder.

“UK Power of Attorney” means (i) an English law power of attorney, dated as of the First Amendment Effective Date, granted by the Seller to the Administrative Agent; (ii) an English law power of attorney, dated as of the First Amendment Effective Date, granted by Rackspace Limited to the Seller, (iii) an English law power of attorney, dated as of the First Amendment Effective Date, granted by Rackspace International GMBH to the Seller and (iv) any other power of attorney governed by English law and granted from time to time among by any UK Originator and/or any Swiss Originator to the Seller in connection with the UK Transfer Agreement or the Swiss Transfer Agreement, as applicable.
“UK Receivables” means each Receivable acquired pursuant to a UK Transfer Agreement from a UK Originator.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Risk Retention Letter Agreement” means the letter agreement relating to certain risk retention matters, to be dated as of the First Amendment Effective Date, among Rackspace US, Inc. and the Administrative Agent.
“UK Security Agreement” means the English law Security Agreement, dated as of the First Amendment Effective Date, between the Seller, as chargor, and the Administrative Agent.
“UK Servicer” has the meaning set forth in the preamble.
“UK Servicing Fee” has the meaning set forth in Section 8.06(a).
“UK Transfer Agreement” means (i) the English law transfer agreement, dated as of the First Amendment Effective Date, among the UK Servicer, the UK Originator and the Seller, and (ii) any other transfer agreement governed by English law and entered into from time to time among the UK Servicer, an affiliate of Rackspace UK incorporated in England & Wales as an originator and the Seller.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof and the Contract relating thereto obligates the Obligor thereof to pay for the related services.
“Undrawn Fee” has the meaning set forth in the Fee Letters.
“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“U.S.-Canada Tax Treaty” means the Convention between the United States of America and Canada with respect to Taxes on Income and Capital, as amended.

“U.S. Collection Account” means each account listed as a U.S. Collection Account on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Person specified as the account holder at the Collection Account Bank specified on Schedule II) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.
“U.S. Originator” means any Person organized in the United States of America (or any political subdivision thereof) from time to time a party to the First Tier Transfer Agreement as an “Originator” thereunder.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Receivable” means each Pool Receivable originated by a U.S. Originator or the Aggregator.
“U.S. Servicer” has the meaning set forth in the preamble.
“U.S. Servicing Fee” has the meaning set forth in Section 8.06(a).
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(g)(ii)(2)(III).
“VaR Percentage” means (a) with respect to Sterling, 6.00%, (b) with respect to Euro, 5.00%, (c) with respect to Australian Dollar, 7.00%, and (d) with respect to Canadian Dollar, 4.00%; or such other value-at-risk percentage with respect any Alternative Currency designated by the Administrative Agent from time to time upon fifteen (15) Business Days’ prior notice to the Seller.
“VAT” means (i) any value added tax imposed by the Value Added Tax Act 1994 in the United Kingdom; (ii) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (iii) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the

European Union in substitution for, or levied in addition to, such tax referred to in clauses (i) or (ii) above, or imposed elsewhere (other than Canadian Sales Tax).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956 and the applicable rules and regulations thereunder.
“Weighted Average Payment Terms” means, on any date, the weighted average payment terms (computed in days and calculated based on the difference between the original invoice date and the stated maturity date) of invoices for the Receivables in the Receivables Pool, divided by 30; provided such weighting shall be based on the Outstanding Balance on such date of such Receivables.
“Withholding Agent” means any SPV Entity-Related Party and the Administrative Agent.
“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield” means, for any Capital, the amount of interest or yield accrued on such Capital in accordance with this Agreement.
“Yield Period” means, with respect to any Capital~~,~~ or fees payable hereunder, (a) before the Termination Date: (i) initially, the period commencing on (and including) the date such Capital is funded through an Investment hereunder (or in the case of ~~any~~such fees ~~payable hereunder~~, commencing on (and including) the Closing Date) and ending on (~~but not~~and including) the ~~next Monthly Settlement Date~~last day of the calendar month in which such Capital was funded and (ii) thereafter, each period commencing on ~~a Monthly Settlement Date~~(and including) the first day of a calendar month and ending on (~~but not~~and including) the ~~next Monthly Settlement Date~~last day of such calendar month and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent or, in the absence of any such selection, each period ~~commencing on a Monthly Settlement Date and ending on (but not including) the next Monthly Settlement~~determined pursuant to clause (a) above notwithstanding the occurrence of the Termination Date.
“Yield Rate” means, subject to Sections 2.03 and 2.04, for any day in any Yield Period for any Capital (or portion thereof):

(a)    ~~if no~~unless an Event of Default is then continuing and the Administrative Agent has not elected (in its sole discretion) for the Interest Rate for such ~~Loan~~Capital (or all ~~Loans~~Capital) to be determined pursuant to clause (b) below, either ~~(i)~~ if the Seller has elected for such Capital (or such portion of Capital) to accrue interest by reference to the Term SOFR Rate during such Yield Period in accordance with Section 2.03(d)(i), the Term SOFR Rate for such Yield Period, or ~~(ii) in any other case (including if no such election has been made)~~ otherwise, Daily 1M SOFR; or
(b)    if an Event of Default is then continuing and the Administrative Agent elects (in its sole discretion) for the Interest Rate for such ~~Loan~~Capital (or all ~~Loans~~Capital) to be determined pursuant to this clause (b), the greater of (x) Daily 1M SOFR and (y) the Base Rate (in either case, plus any additional margin or spread imposed pursuant to Section 2.03(f)).
For the avoidance of doubt, any election by the Administrative Agent pursuant to clause (b) above shall have immediate effect, and if any Capital is converted to, or deemed to be, a Base Rate Capital pursuant to the terms hereof, the Yield Rate for such Capital shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 2.03(f)).
“Yield Reserve Percentage” means at any time:
1.50 x DSO x (BR + SFR)
360
where:
BR    =    the Base Rate at such time;
DSO    =    the Days’ Sales Outstanding for the most recently ended Fiscal Month; and
SFR    =    the Servicing Fee Rate.
SECTION 1.02 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Transaction Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Transaction Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement ~~or~~, any other Transaction Document or any other agreement, means this Agreement or such other Transaction Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement ~~or the~~, such other applicable Transaction Document or such other agreement); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Transaction Document are included for convenience and shall not affect the interpretation of this Agreement or such Transaction Document; and (l) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.
SECTION 1.03 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements referred to in Section 6.01(~~ee~~dd). Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Seller or the Required Purchasers shall so request, the Administrative Agent, the Purchasers and the Seller shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Purchasers); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Seller shall provide to the Administrative Agent and the Purchasers financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, this Section 1.03 and any changes in GAAP or other accounting principles contemplated by this Section shall not affect or modify any computation or determination of the Days’ Sales Outstanding, Default Ratio, Delinquency Ratio, Dilution Ratio, Total Reserves or any input to, or component of, any of the foregoing. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. All terms used in the PPSA in the Province of Ontario in relation to the Canadian Guarantor or the Canadian Receivables or any Related Security with respect thereto, and not specifically defined herein, are used herein as defined in such PPSA.
SECTION 1.04 Benchmark Replacement Notification; Rates. Section 2.04(d) provides a mechanism for determining an alternative rate of interest in the event that ~~Daily 1M SOFR or the Term SOFR Rate~~any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, the administration, submission or any other matter related to ~~Daily 1M SOFR or the Term SOFR Rate, or with respect to~~ any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor~~.~~ (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

TERMS OF THE INVESTMENTS
SECTION 2.01 Purchase Facility.
(a)    Investments. Upon a request by the Seller pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Purchasers shall, ratably in accordance with their respective Commitments, severally and not jointly, make payments of Capital to the Seller from time to time during the period from the Closing Date to the Termination Date. Each such payment of Capital by a Purchaser to the Seller shall constitute an Investment hereunder for all purposes. Under no circumstances shall any Purchaser be obligated to make any such Investment if any applicable condition precedent set forth in Section 5.02 is not satisfied with respect to such Investment.
(b)    Sale of Receivables and Other Sold Assets.
(i)    Subject to sub-paragraph (ii) below, in consideration of the Purchasers’ respective agreements to make Investments in accordance with the terms hereof, the Seller, on the Closing Date and each date on which an Investment or Release occurs, hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder), all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Assets”): (i) all Sold Receivables, (ii) all Related Security with respect to the Sold Receivables and (iii) all proceeds of the foregoing. Such sales, assignments and transfers by the Seller shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.
(ii)    Sale, Transfer and Assignment of Sold Swiss Receivables. In consideration of the Purchasers’ respective agreements to make Investments in accordance with the terms hereof, the Seller, on the First Amendment Effective Date and each date on which an Investment or Release occurs, hereby agrees to sell, assign and transfer and hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder), all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Swiss Assets”): (i) all Sold Swiss Receivables, (ii) all Related Security with respect to the Sold Swiss Receivables and (iii) all proceeds of the foregoing. Such sales, assignments and transfers by the Seller shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.
(c)    Intended Characterization as a Purchase and Sale. It is the intention of the parties to this Agreement that each transfer and conveyance of the Seller’s right, title and interest in, to and under the Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder) pursuant to this Agreement shall constitute a purchase and sale (and not only a pledge for collateral security), and such purchase and sale of the Sold Assets hereunder shall be treated as a sale for all purposes (except as provided in Sections 2.01(d), 2.02(d) and 12.11). For the avoidance of doubt, this clause (c) shall not be construed to limit or otherwise modify Section 2.02(d), 2.07 or 2.08 or any rights, interests, liabilities or obligations of any party hereunder or under any other Transaction Document.
(d)    Obligations Not Assumed. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, the foregoing sale, assignment, transfer and conveyance set forth in Section 2.01(b) does not constitute, and is not intended to result in, the creation or an assumption by the Administrative Agent or any Purchaser of any obligation or liability of the Seller, any Originator, any Servicer, or any other Person under or in connection with all, or any portion of, any Sold Assets, all of which shall remain the obligations and liabilities of the Seller, the Originators, the Servicers and such other Persons, as applicable.
(e)    Selection, Designation and Reporting of Sold Receivables. The Seller (or a Servicer on its behalf) shall select and identify from the Pool Receivables (other than Canadian Receivables) all Sold Receivables to be sold pursuant to Section 2.01(b) in its sole discretion; provided, however, that (i) the Seller shall select Sold Receivables from the Pool Receivables and the Seller shall transfer pursuant to Section 2.01(b) 100.00% of its interest in such Sold Receivables, and (ii) the Seller shall not select Sold Receivables in a manner that results in the aggregate Outstanding Balance of Sold Receivables exceeding the Aggregate Capital. The Seller shall maintain (or cause a Servicer to maintain) books and records sufficient to readily identify the Sold Receivables. The Seller and Servicers shall cause (i) all Sold Receivables to be identified on each Investment Request in accordance with Section 2.02(a) and (ii) the aggregate Outstanding Balance of each Obligor’s Sold Receivables to be identified on each Monthly Report delivered hereunder.
SECTION 2.02 Making Investments; Repayment of Investments. (a) Each Investment hereunder shall be made at the written request of the Seller delivered to the Administrative Agent ~~and each Purchaser~~ in the form of an Investment Request attached hereto as Exhibit A; provided that, at any time when PNC (or an Affiliate thereof)  is ~~both~~ the Administrative Agent ~~and the sole Purchaser hereunder~~ and the Seller has entered into a PINACLE Agreement, then any request for an Investment made by the Seller using PINACLE shall constitute an Investment Request.
Each Investment Request (1) shall be made by Seller no later than (x) in the case of a Investment Request made pursuant to PINACLE, ~~3:00 p.m~~4:00 p.m. Eastern Time on the proposed date of such Investment, or (y) in the case of any other Investment Request, ~~12:00 p.m.~~12:00noon Eastern Time on the proposed date of such Investment; provided that any Investment Request made after such applicable time shall be deemed to have been made on the following Business Day, and (2) shall specify (i) the amount of Capital requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) other than for an Investment Request made pursuant to PINACLE, the allocation of such amount among the Purchasers, which shall be ratable based on the Commitments, (iii) the account to which the proceeds of such Investment shall be distributed and (iv) the date such requested Investment is to be made, which shall be a Business Day. If an Investment Request is deemed to have been made on the following Business Day pursuant to the parentheticals above and such Investment Request requests an Investment to be made prior to such following Business Day, such Investment Request shall be deemed to request that such Investment be made on such following Business Day.
(b)    On the date of each Investment specified in the applicable Investment Request, ~~the Purchasers (ratably in accordance with their respective Commitments)~~each Purchaser shall, upon satisfaction of the applicable conditions set forth in Section 5.02 and pursuant to the other conditions set forth herein, ~~make available~~remit to the ~~Seller~~Administrative Agent in same day funds ~~an aggregate amount (which shall constitute~~to the account specified by the Administrative Agent for such purpose, such Purchaser’s ratable share of the Capital of such Investment~~) equal to the amount~~ (as determined pursuant to Section 2.01(a)) such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Purchasers have made funds available to it for such purpose and subject to Section 5.02 and the other conditions set forth herein, fund the Capital of such Investment ~~requested, at the account set forth in the related Investment Request.~~to the Seller on the date of such Investment; provided that if any Purchaser fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds such Purchaser’s portion of such Capital on the date thereof, and such Purchaser shall be subject to the repayment obligation in Section 3.04(a).

(c)    Each Purchaser’s obligation shall be several, such that the failure of any Purchaser to make available to the Administrative Agent or the Seller any funds in connection with any Investment shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date such Investment is requested (it being understood, that no Purchaser shall be responsible for the failure of any other Purchaser to make funds available to the Administrative Agent or the Seller in connection with any Investment hereunder)).
(d)    The Seller shall repay in full the outstanding Capital, together with all accrued and unpaid Yield, Fees and other Seller Obligations on the Final Maturity Date. Prior thereto, the Seller shall, on each Settlement Date and not later than two (2) Business Days after delivery of any Pool Report that demonstrates the existence of a Capital Coverage Amount Deficit, make a prepayment of the outstanding Capital of the Purchasers to the extent required to eliminate any Capital Coverage Amount Deficit and as otherwise required under Section 3.01. Notwithstanding the foregoing, the Seller, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Purchasers (i) on any Business Day if, at such time (A) PNC (or an Affiliate thereof) is ~~both~~  the Administrative Agent ~~and the sole Purchaser hereunder~~, (B) the Seller has entered into a PINACLE Agreement and (C) such prepayment is made with PINACLE; provided, that any such prepayment made with PINACLE after 4:00 p.m. Eastern Time on any day shall be deemed to have been made on the next occurring Business Day, or (ii) upon same-day written notice by delivering to the Administrative Agent ~~and each Purchaser~~  a Reduction Notice in the form attached hereto as Exhibit B no later than ~~12:00 p.m.~~12:00 noon Eastern Time on the proposed Business Day of such prepayment (it being understood that any such request made after such time shall be deemed to have been made on the next occurring Business Day); provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000, (ii) the Seller shall not provide any Reduction Notice or corresponding notice through PINACLE as contemplated above, and no such Reduction Notice or corresponding notice through PINACLE shall be effective, if after giving effect thereto, the Aggregate Capital at such time would be less than an amount equal to the Minimum Funding Threshold and (iii) any accrued Yield and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Capital Coverage Amount Deficit existing at such time to zero. All prepayments pursuant to this section shall be accompanied by payment of all accrued and unpaid yield and any associated indemnity payments due under Section 4.02.
(e)    The Seller may, at any time upon at least five (5) Business Days’ prior written notice to the Administrative Agent and each Purchaser, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $75,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Purchaser shall be ratably reduced. If the Facility Limit is terminated in whole, the Commitment of each Purchaser shall be reduced to zero. All prepayments pursuant to this section shall be accompanied by any associated indemnity payments due under Section 4.02.

(f)    In connection with any reduction of the Commitments, the Seller shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchasers, cash in an amount sufficient to pay (A) Capital of each Purchaser in excess of the Commitment of such Purchaser and (B) all other outstanding Seller Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Seller Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated indemnity payments due under Section 4.02. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Seller Obligations with respect to such reduction, including any associated indemnity payments due under Section 4.02, by paying such amounts to the Purchasers.
(g)    For the avoidance of doubt, no repayment or prepayment of outstanding Capital by the Seller pursuant to this Section 2.02 shall require the Purchaser to transfer its right, title and interest in, to and under any of the Sold Assets back to the Seller.
(h)    So long as no Event of Default or Potential Default exists and is continuing, the Seller may, from time to time prior to the Termination Date, request to increase the Facility Limit (and corresponding Commitments of the Committed Purchasers) by an aggregate amount not to exceed $50,000,000 (the “Maximum Facility Limit Increase”), such that the Facility Limit (and aggregate Commitments) may equal, but shall not exceed, $350,000,000; provided, that each such request for an increase shall be in a minimum amount of $25,000,000, unless such request is for the full remaining amount of the Maximum Facility Limit Increase. The Seller shall make such request by written notice to the Administrative Agent and each Purchaser, and in each such notice, the Seller shall specify (i) the aggregate amount of such increase in the Facility Limit, (ii) the amount (if any) by which each Purchaser’s Commitment is requested to be increased, (iii) the identity of any Person proposed to be joined as a new Purchaser party hereto and the amount such Person’s proposed new Commitment, (iv) the time period within which each Purchaser is requested to respond to the Seller’s request (which shall not be less than fifteen (15) Business Days (or such shorter period as the Seller and the Purchasers may agree in writing, which may be via email) from the date such notice is delivered to the Administrative Agent and the Purchasers), and (v) the proposed effective date of the requested increase (which shall not be less than fifteen (15) Business Days (or such shorter period as the Seller and the Purchasers may agree in writing, which may be via email) from the date such notice is delivered to the Administrative Agent and the Purchasers). If any Person is proposed to be joined as a new Purchaser party hereto as contemplated by this clause (g), such joinder shall be subject to the consents required by Section 12.06 as if such joinder were an assignment of a Purchaser’s Commitment and Capital, and no such joinder shall be permitted unless such Person is an Eligible Assignee. Each Purchaser shall notify the Administrative Agent and the Seller within the applicable time period specified in the Seller’s notice as to whether or not such Purchaser agrees, in its sole discretion, to accept the proposed increase (if any) in such Purchaser’s Commitment; provided that, for the avoidance of doubt, no Purchaser shall have any obligation to accept any such proposed increase in its Commitment.  Any Purchaser that does not respond within such time period shall be deemed to have declined to increase its Commitment, and its Commitment shall not be increased.  In the event that a Purchaser does not agree to increase its Commitment as requested by the Seller, the Seller may (in consultation with the Administrative Agent) request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Purchasers or other Person as agreed in writing among the Seller, the Administrative Agent and such willing Person (in each case, acting in such Person’s sole discretion).  If the Facility Limit or any Purchaser’s Commitment is increased pursuant to this clause (g), the parties hereto shall enter into such amendments or other documents reasonably requested by the Administrative Agent in order to document such increase, and as a condition precedent to any such increase, the Administrative Agent may, in its reasonable discretion and consistent in scope with similar deliverables provided by the SPV Entity-Related Parties in connection with the execution and delivery of this Agreement on the Closing Date, require (w) resolutions of one or more SPV Entity -Related Parties approving or consenting to such increase and authorizing the execution, delivery and performance of any related amendment to this Agreement, (x) relevant opinions of counsel of the SPV Entity-Related Parties, (y) the payment of agreed-upon fees and (z) such other documents, certifications and agreements reasonably requested by the Administrative Agent. No Purchaser’s Commitment shall be increased pursuant to this clause (g) if (x) the Termination Date has occurred, (y) a Potential Default or Event of Default has occurred and is continuing, or (z) if such Purchaser has not agreed in writing to such increase.
SECTION 2.03 Yield and Fees.
(a)    Fees. On each Settlement Date, the Seller shall, in accordance with the terms and priorities for payment set forth in Section 3.01(a), pay to each Purchaser, the Administrative Agent, the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Seller, the Purchasers and/or the Administrative Agent, the Structuring Agent (each such fee letter agreement is collectively referred to herein as the “Fee Letter”); provided, however, that any Defaulting Purchaser’s right to receive Undrawn Fees shall be subject to the terms of Section 2.06.
All computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.
(b)    Yield and Fees. The Capital of each Purchaser shall accrue Yield on each day when such Capital remains outstanding at the then-applicable Yield Rate for such Capital. The Seller shall pay all Yield and Fees accrued during each Yield Period on the first Settlement Date occurring after the end of such Yield Period in accordance with the terms and priorities for payment set forth in Section 3.01(a). For the avoidance of doubt, Yield and (except as otherwise specified in the appliable Fee Letter) Fees accrued during each Yield Period shall be due and payable on the first Settlement Date after such Yield Period without regard to the availability of Collections for payment thereof.

(c)    Highest Lawful Rate. If at any time the designated rate of interest (including the Yield Rate for such purpose) applicable to any Purchaser’s Capital exceeds such Purchaser’s highest lawful rate, the rate of interest (including the Yield Rate for such purpose) on such Purchaser’s Capital shall be limited to such Purchaser’s highest lawful rate.
(d)    Selection of Term SOFR Rate; Rate Quotations.
(i)    So long as no Event of Default is continuing, the Seller may, by written notice to the Administrative Agent, elect for all or any portion of the Aggregate Capital to accrue yield or interest by reference to the Term SOFR Rate (rather than Daily 1M SOFR) during any Yield Period; provided, however, that no such election shall be made for ~~any Yield Period that does not commence on a Monthly Settlement Date or for~~ less (or more) than a full Yield Period. Any such notice must specify the amount of the Aggregate Capital subject of such election and must be delivered not later than ~~three~~ two (~~3~~2) Business Days prior to the first day of the affected Yield Period. Any such portion of the Aggregate Capital that is subject to such an election shall be apportioned among the respective Purchasers’ Capital ratably based on the aggregate outstanding Capital of each Purchaser at such time. Notwithstanding the foregoing, (x) the Seller shall not make such an election if, as a result thereof, more than five (5) Capital Tranches would exist and (y) each Capital Tranche accruing interest by reference to the Term SOFR Rate shall be not be less than $1,000,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, in the event of any conflict between the Seller’s election pursuant to this clause (i) and rate of interest applied pursuant to the definition of “Yield Rate,” the definition of “Yield Rate” shall control.
(ii)    The Seller may call the Administrative Agent on or before the date on which an Investment Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Purchasers nor affect the rate of interest which thereafter is actually in effect when the election is made.
(e)    Conforming Changes Relating to Daily 1M SOFR and the Term SOFR Rate. With respect to Daily 1M SOFR and the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, the Administrative Agent shall provide notice to the Seller and the Purchasers each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
(f)    Yield and Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Purchasers to the Administrative Agent:

(i)    Yield Rate. The Yield Rate applicable to any Capital shall be increased by 2.00% per annum;
(ii)    Other Obligations. Each other obligation (other than payments in respect of the Subordinated Note or Subordinated Loans (as applicable)) of any SPV Entity-Related Party hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the Base Rate plus an additional 2.00% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and
(iii)    Acknowledgment. The Seller acknowledges that the increase in rates referred to in this Section 2.03(f) reflects, among other things, the fact that such Capital or other amounts have become a substantially greater risk given their default status and that the Purchasers are entitled to additional compensation for such risk; and all such interest or yield shall be payable upon demand by Administrative Agent or (if earlier) on the first Settlement Date occurring after such interest or yield accrues.
SECTION 2.04 Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
(a)    Unascertainable; Increased Costs. If, at any time:
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate or Daily 1M SOFR, as applicable, cannot be determined pursuant to the definition thereof; or
(ii)    the Required Purchasers determine that for any reason Daily 1M SOFR or the Term SOFR Rate does not adequately and fairly reflect the cost to such Purchasers of funding, establishing or maintaining such Purchasers’ Capital during the applicable Yield Period or that Daily 1M SOFR does not adequately and fairly reflect the cost to such Purchasers of funding, establishing or maintaining such Purchasers’ Capital, and such Purchasers have provided notice of such determination to the Administrative Agent;
then the Administrative Agent shall have the rights specified in Section 2.04(c).
(b)    Illegality. If at any time any Purchaser shall have determined or any Official Body shall have asserted that the making, maintenance or funding of any Capital (or an Investment thereof) accruing interest by reference to Daily 1M SOFR or the Term SOFR Rate or the determination or charging of yield or interest by reference to Daily 1M SOFR or the Term SOFR Rate has been made impracticable or unlawful, by compliance by such Purchaser in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 2.04(c).

(c)    Administrative Agent’s and Purchaser’s Rights. In the case of any event specified in Section 2.04(a), the Administrative Agent shall promptly so notify the Purchasers and the Seller thereof, and in the case of an event specified in Section 2.04(b), such Purchaser shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Purchasers and the Seller.
Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Purchasers, in the case of such notice given by the Administrative Agent, or (ii) such Purchaser, in the case of such notice given by such Purchaser, to allow the Seller to select, convert to, renew or continue any Capital accruing Yield by reference to Daily 1M SOFR or the Term SOFR Rate, as applicable, shall be suspended (to the extent of the affected Yield Rate or Yield Period) until the Administrative Agent shall have later notified the Seller, or such Purchaser shall have later notified the Administrative Agent, of the Administrative Agent’s or such Purchaser’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.
Upon a determination by the Administrative Agent under Section 2.04(a), (A) if the Seller has previously delivered an Investment Request for an affected Investment that has not yet been made, such Investment Request shall be deemed to request an Investment of Base Rate Capital, and (B) any outstanding affected Capital accruing yield or interest by reference to Daily 1M SOFR shall automatically be converted into Base Rate Capital and (C) any outstanding affected Capital accruing yield or interest by reference to the Term SOFR Rate shall be deemed to have been converted into Base Rate Capital at the end of the applicable Yield Period.
If any Purchaser notifies the Administrative Agent of a determination under Section 2.04(b) above, the Seller shall, subject to the Seller’s indemnification obligations under Section 4.02, as to any Capital of the Purchaser to which Daily 1M SOFR or the Term SOFR Rate applies, on the date specified in such notice either convert such Capital to Base Rate Capital or prepay such Capital. Absent due notice from the Seller of conversion or prepayment, such Capital shall automatically be converted to Base Rate Capital upon such specified date.
(d)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Required Purchasers.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Purchasers of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 2.04(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 2.04(d).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark

(including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Daily 1M SOFR or the Term SOFR Rate, the Seller may revoke any pending request for an Investment of Capital accruing Yield based on such rate or conversion to or continuation of Capital accruing Yield based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for Base Rate Capital or conversion to Base Rate Capital. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)    Definitions. As used in this Section 2.04(d):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark (a) is Daily 1M SOFR, one month, and (b) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the Term SOFR Rate applicable to any Capital or the length of a yield or interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Yield Period” pursuant to clause (iv) of this Section 2.04(d).
“Benchmark” means, initially, SOFR, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    Daily Simple SOFR; and
(2)    the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the

Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by a Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Official Body having jurisdiction over the Administrative Agent announcing that such

Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate or a rate based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.04(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.04(d).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily 1M SOFR or the Term SOFR Rate, as applicable, or, if no floor is specified, zero.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
SECTION 2.05 Records of Investments. Each Purchaser shall record in its records, the date and amount of each Investment made by such the Purchaser hereunder, the interest or yield rate with respect thereto, the Yield accrued thereon and each repayment and payment thereof. Subject to Section ~~12.03~~12.06(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Seller hereunder or under the other Transaction Documents to repay the Capital of each Purchaser, together with all Yield accruing thereon and all other Seller Obligations.
SECTION 2.06 Defaulting Purchasers.
(a)    Defaulting Purchaser Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Purchaser becomes a Defaulting Purchaser, then, until such time as such Purchaser is no longer a Defaulting Purchaser, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Purchaser’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Purchasers.
(ii)    Defaulting Purchaser Waterfall. Any payment of capital, principal, interest, yield, fees or other amounts received by the Administrative Agent for the account of such Defaulting Purchaser (whether voluntary or mandatory, at maturity, pursuant to Section 3.01(a) or otherwise) or received by the Administrative Agent from a Defaulting Purchaser pursuant to Section 9.02(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Purchaser to the Administrative Agent hereunder; second, as the Seller may request (so long as no Potential Default or Event of Default exists), to the funding of any Investment in respect of which such Defaulting Purchaser has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Seller, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Purchaser’s potential future funding obligations with respect to Investments under this Agreement; fourth, to the payment of any amounts owing to the Purchasers as a result of any judgment of a court of competent jurisdiction obtained by any Purchaser against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; fifth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Seller as a result of any judgment of a court of competent jurisdiction obtained by the Seller against such Defaulting Purchaser as a result of such Defaulting Purchaser's breach of its obligations under this Agreement; and sixth, to such Defaulting Purchaser or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of Capital of any Investments in respect of which such Defaulting Purchaser has not fully funded its appropriate share, and (y) such Investments were made at a time when the conditions specified in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Investments of all Non-Defaulting Purchasers on a pro rata basis prior to being applied to the payment of any Investments of such Defaulting Purchaser until such time as all Investments are held by the Purchasers pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Purchaser that are applied (or held) to pay amounts owed by a Defaulting Purchaser pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Purchaser, and each Purchaser irrevocably consents hereto.
(iii)    Certain Fees. Notwithstanding anything to the contrary in the applicable Fee Letter, no Defaulting Purchaser shall be entitled to receive any Undrawn Fee accrued for any period during which that Purchaser is a Defaulting Purchaser (and the Seller shall not be required to pay any such Undrawn Fee that otherwise would have been required to have been paid to that Defaulting Purchaser).
(b)    Defaulting Purchaser Cure. If the Seller and the Administrative Agent agree in writing that a Purchaser is no longer a Defaulting Purchaser, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Purchaser will, to the extent applicable, purchase at par that portion of outstanding Investments of the other Purchasers or take such other actions as the Administrative Agent may determine to be necessary to cause the Investments to be held pro rata by the Purchasers in accordance with the Commitments, whereupon such Purchaser will cease to be a Defaulting Purchaser; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while that Purchaser was a Defaulting Purchaser; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser’s having been a Defaulting Purchaser.
(c)    Termination of Defaulting Purchaser. The Seller may terminate the unused amount of the Commitment of any Defaulting Purchaser upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Purchasers thereof), and in such event the provisions of Section 2.06(a)(ii) will apply to all amounts thereafter paid by the Seller for the account of such Defaulting Purchaser under this Agreement (whether on account of Capital, principal, interest, Yield, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Seller, the Administrative Agent or any Purchaser may have against such Defaulting Purchaser.
SECTION 2.07 Security Interest.
(a)    If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Sections 2.01(d) and 12.11), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) to secure the payment and performance of all the Seller’s obligations to the Administrative Agent, the Purchasers and the other Secured Parties hereunder and under the other Transaction Documents (including all Seller Obligations). Therefore, as security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other Seller Obligations, the Seller hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing first priority security interest in, all of the Seller’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.
(b)    The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC.

(c)    For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 2.07 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 2.08, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 2.07, and (iii) subject to the foregoing clauses (i) and (ii), this Section 2.07 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).
SECTION 2.08 SPV Entity Guaranty.
(a)    Guaranty of Payment. The Seller hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the other Secured Parties the prompt payment of the Sold Receivables by the related Obligors and all other payment obligations included in the Sold Assets (collectively, the “Seller Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “Seller Guaranty”). The Canadian Guarantor hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the other Secured Parties the prompt payment of the Seller Obligations (collectively, the “Canadian Guarantor Guaranteed Obligations”; together with the Seller Guaranteed Obligations, the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “Canadian Guarantor Guaranty”; together with the Seller Guaranty, the “SPV Entity Guarantees”).  Each SPV Entity Guaranty is a guaranty of payment and performance and not of collection and is a continuing irrevocable guaranty and shall apply to all Guaranteed Obligations whenever arising. To the extent the obligations of any SPV Entity hereunder in respect to its SPV Entity Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, provincial or federal Law relating to fraudulent conveyances or transfers) then such obligations of such SPV Entity shall be limited to the maximum amount that is permissible under applicable Law (whether federal, provincial or state or otherwise and including Debtor Relief Laws).
(b)    Unconditional Guaranty. The obligations of each SPV Entity under its SPV Entity Guaranty are absolute, irrevocable, and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the related Guaranteed Obligations, any Contract, any Transaction Document or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each SPV Entity agrees that its SPV Entity Guaranty may be enforced by the Administrative Agent or the Purchasers without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Transaction Documents or any collateral, including the Sold Assets and Pledged Collateral, hereafter securing the Guaranteed Obligations, the Seller Obligations or otherwise, and each SPV Entity hereby waives the right to require the Administrative Agent or the Purchasers to make demand on or proceed against any Obligor, any Originator, any Servicer, the Performance Guarantor or any other Person or to require the Administrative Agent or the Purchasers to pursue any other remedy or enforce any other right. Each SPV Entity further agrees that no Person or Official Body shall have any right to request any return or reimbursement of funds from the Administrative Agent or the Purchasers in connection with monies received under or in respect of any SPV Entity Guaranty. Each SPV Entity further agrees that nothing contained herein shall prevent the Administrative Agent or the Purchasers from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on the Sold Assets, the Pledged Collateral or any other collateral securing the Guaranteed Obligations or the Seller Obligations or from exercising any other rights available to it or them, as applicable, under any Transaction Document, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such SPV Entity’s obligations under its SPV Entity Guaranty; it being the purpose and intent of each SPV Entity that its obligations under its SPV Entity Guaranty shall be absolute, independent and unconditional under any and all circumstances. Neither any SPV Entity Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Obligor, any Originator, any Servicer or the Performance Guarantor or by reason of the bankruptcy, insolvency, liquidation, receivership, dissolution or winding-up of any Obligor, any Originator, any SPV Entity, the Performance Guarantor or any Servicer. Each SPV Entity hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of its Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Purchaser on its SPV Entity Guaranty or acceptance of its SPV Entity Guaranty. All dealings between any Obligor, any Originator, any Servicer or any SPV Entity, on the one hand, and the Administrative Agent and the Purchasers, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon its SPV Entity Guaranty. Each SPV Entity hereby represents and warrants that it is, and immediately after giving effect to its SPV Entity Guaranty and the obligation evidenced hereby, will be, solvent. Each SPV Entity Guaranty and the obligations of the respective SPV Entity thereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all related Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrative Agent or any Purchaser shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Sold Assets, the Pledged Collateral or the Guaranteed Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Sold Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to any Event of Default) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Sold Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by applicable Law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Debt other than the Guaranteed Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Sold Assets or other Pledged Collateral, (F) any defenses, set-offs or counterclaims which any SPV Entity, any Originator, any Servicer or any Obligor may allege or assert against the Administrative Agent or any Purchaser in respect of the Sold Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any SPV Entity as an obligor in respect of the Sold Assets or the Guaranteed Obligations.
(c)    Modifications. Each SPV Entity agrees that: (i) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligation may be exchanged, compromised or surrendered from time to time; (ii) none of the Purchasers or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any security interest or lien now or hereafter held, if any, for the Guaranteed Obligations; (iii) the time or place of payment of any Guaranteed Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (iv) any Obligor, any Originator, any SPV Entity or any Servicer and any other party (including any co-guarantor) liable for payment of any Guaranteed Obligation may be granted indulgences generally; (v) any of the provisions of Contracts or any other agreements or documents governing or giving rise to any Guaranteed Obligation may be modified, amended or waived; and (vi) any deposit balance for the credit of any Obligor, any Originator, any Servicer or any SPV Entity or any other party (including any co-guarantor) liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by any SPV Entity, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
(d)    Waiver of Rights. Each SPV Entity expressly waives to the fullest extent permitted by applicable Law: (i) notice of acceptance of its SPV Entity Guaranty by the Purchasers and the Administrative Agent; (ii) presentment and demand for payment or performance of any of the Guaranteed Obligations; (iii) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (iv) notice of the Purchasers or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter securing the Guaranteed Obligations, or the Purchasers or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (v) all other notices, demands, presentments, protests or any agreement or instrument related to the Sold Assets or the Guaranteed Obligations to which such SPV Entity might otherwise be entitled; (vi) any right to require the Administrative Agent or any Purchaser as a condition of payment or performance by such SPV Entity, to (A) proceed against any Obligor, any Originator, the Performance Guarantor any Servicer or any other Person, (B) proceed against or exhaust any other security held from any Obligor, any Originator, any Servicer, the Performance Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or the Purchasers whatsoever; (vii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Obligor, any Originator, any Servicer, the Performance Guarantor or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Sold Assets or the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Originator, any Servicer, the Performance Guarantor or any other Person from any cause other than payment in full of the Sold Assets and the Guaranteed Obligations; (viii) any defense based upon any applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (ix) any defense based upon the Administrative Agent’s or any Purchaser’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (x) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (B) the benefit of any statute of limitations affecting such SPV Entity’s liability under its SPV Entity Guaranty or the enforcement of its SPV Entity Guaranty, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (xi) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and its SPV Entity Guaranty.
(e)    Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of each SPV Entity under this Section 2.08 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each SPV Entity agrees that it will indemnify Administrative Agent and each Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
(f)    Remedies. Each SPV Entity agrees that, as between the Seller, on the one hand, and Administrative Agent and the Purchasers, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the SPV Entities.

(g)    Subrogation. Each SPV Entity hereby waives all rights of subrogation (whether contractual or otherwise) to the claims of the Administrative Agent, the Purchasers and the other Secured Parties against any Obligor, any Originator, any Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations until such time as all Guaranteed Obligations have been indefeasibly paid in full in cash and the Final Payout Date has occurred. Each SPV Entity further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser may have against any Obligor, any Originator, any Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations.
(h)    Inducement. The Purchasers have been induced to make the Investments and Releases under this Agreement in part based upon the SPV Entities Guarantees, and each SPV Entity desires that its SPV Entity Guaranty be honored and enforced as separate obligations of such SPV Entity, should Administrative Agent and the Purchasers desire to do so.
(i)    Security Interest.
(i)    To secure the prompt payment and performance of its Guaranteed Obligations, each SPV Entity hereby pledges, mortgages, charges and assigns (by way of security) to the Administrative Agent, for the benefit of the Purchasers and the other Secured Parties, and grants to the Administrative Agent, for the benefit of the Purchasers and the other Secured Parties, a continuing security interest in and lien upon, all of the undertaking, property and assets of such SPV Entity, whether now or hereafter owned, existing or arising and wherever located, including the following (collectively, the “Pledged Collateral”): (A) all Unsold Receivables; (B) all Related Security with respect to such Unsold Receivables; (C) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein; (D) all rights of such SPV Entity under the applicable Transfer Agreement; (E) all other personal and fixture property or assets of such SPV Entity of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC or the PPSA, as applicable); and (F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(ii)    Each SPV Entity confirms that value has been given by the Administrative Agent and the Secured Parties to such SPV Entity, that such SPV Entity has rights in its Pledged Collateral existing at the date of this Agreement, and that such SPV Entity and the Administrative Agent have not agreed to postpone the time for attachment of the security interests granted hereunder to any of the Pledged Collateral of such SPV Entity. The security interests granted hereunder with respect to the Pledged Collateral of each SPV Entity created by this Agreement shall have effect and be deemed to be effective whether or not the related Guaranteed Obligations of such SPV Entity under its SPV Entity Guaranty or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by any Secured Party shall oblige any Secured Party to make any financial accommodation or further financial accommodation available to either SPV Entity or any other Person.
(iii)    The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Pledged Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC or PPSA or under this Agreement, including Section 9.01.
(iv)    For the avoidance of doubt, the grant of security interest pursuant to this Section 2.08(i) shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 2.07.
SECTION 2.09 Authorization to File Financing Statements; Further Assurances. Each SPV Entity hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Promptly upon request, each SPV Entity shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser deems appropriate to evidence or perfect its ownership or security interest and lien on any of the Supporting Assets, or otherwise to give effect to the intent of Sections 2.01, 2.07 and 2.08.
SECTION 2.10 Data Protection. Each Purchaser shall, where the Seller, the Canadian Guarantor or a Servicer has provided personal data (as defined in the relevant Data Protection Laws) with respect to the Pool Receivables to the Administrative Agent and/or the Purchasers, only use such personal data for the purpose of performing their obligations under, and the transactions contemplated by, the Transaction Documents.
ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 3.01 Settlement Procedures.
(a)    So long as the Administrative Agent has not taken dominion and control of the Collection Accounts, the Servicers shall set aside and hold in trust for the Administrative Agent, for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and/or controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are actually received by a Servicer or any SPV Entity or received in any Lock-Box or Collection Account; provided, however, (A) if the Administrative Agent has not taken dominion of the Collection Accounts, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied on such date, the applicable Servicer may (x) release to the applicable SPV Entity from Collections received on Pledged Collateral the amount (if any) necessary to pay the purchase price for Receivables purchased by such SPV Entity on such date in accordance with the terms of the First Tier Transfer Agreement, the Canadian Transfer Agreement, the UK Transfer Agreement or the Swiss Transfer Agreement, as applicable and (y) release to the Seller all or a portion of Collections received on Sold Assets in exchange for the Seller designating an equivalent amount (based on aggregate Outstanding Balances) of Unsold Receivables as new Sold Receivables on Seller’s books and records pursuant to Section 2.01(e), which new Sold Receivables will be automatically and immediately sold by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) pursuant to Section 2.01(b) upon such release (each such release of Collections described in clauses (x) and (y) above, a “Release”) and (B) if the Administrative Agent has taken dominion of the Collection Accounts in accordance with the terms of this Agreement, any such Release shall be made only in accordance with Section 8.03(c). On each Settlement Date, the Servicers (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall distribute such Collections in the following order of priority:
(i)    first, to the Servicers (ratably, based on the amount then due and owing) for the payment of all unpaid Servicing Fees accrued ~~up to (but not including) such Settlement Date~~through the end of the most recently-ended Yield Period;
(ii)    second, to the Administrative Agent for further distribution to each Purchaser and other Purchaser Party (ratably, based on the amount then due and owing), (w) all unpaid Yield accrued on such Purchaser’s Capital ~~up to (but not including) such Settlement Date~~through the end of the most recently-ended Yield Period, (x) all unpaid Fees accrued ~~up to (but not including) such Settlement Date~~through the end of the most recently-ended Yield Period or otherwise due and payable pursuant to the applicable Fee Letter, (y) any indemnity payments under Section 4.02 due to such Purchaser and other Purchaser Party, and (z) any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments;
(iii)    third, as set forth in clause (A) or (B) below, as applicable:
(A)    prior to the occurrence of the Termination Date, to the extent that a Capital Coverage Amount Deficit exists on such date, to the Administrative Agent for further distribution to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Capital Coverage Amount Deficit to zero ($0); or

(B)    on and after the occurrence of the Termination Date, to ~~each Purchaser~~the Administrative Agent for further distribution to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the payment in full of the aggregate outstanding Capital of each such Purchaser at such time; or
(iv)    fourth, to the Administrative Agent for further distribution to the Secured Parties (ratably, based on the amount due and owing at such time), for the payment of all other Seller Obligations then due and owing by any SPV Entity to the Secured Parties;
(v)    fifth, to each SPV Entity, the amount of any accrued and unpaid interest on the Subordinated Notes or the Subordinated Loans (as applicable), which amount the applicable SPV Entity shall pay to the applicable originator(s);
(vi)     sixth, prior to the occurrence of the Termination Date, at the election of the Seller and in accordance with Section 2.02(d), to the payment of all or any portion of the outstanding Capital of the Purchasers at such time (ratably, based on the aggregate outstanding Capital of each Purchaser at such time);
(vii)    seventh, to the applicable SPV Entity, the amount of any unpaid purchase price payable by such SPV Entity to the Originators for Pool Receivables under the applicable Transfer Agreement to the extent required to be paid in cash on such Settlement Date, which amount the applicable SPV Entity shall pay to the applicable Originator(s);
(viii)    eighth, from Collections allocable to the Seller, to the Canadian Guarantor the amount of (A) any Guarantee Fee due and payable on such Monthly Settlement Date in accordance with the terms of the SPV Reimbursement and Contribution Agreement and (B) any outstanding SPV Reimbursement Obligation owed to the Canadian SPV; provided that such Collections shall be applied to pay any outstanding SPV Reimbursement Obligation before any Guarantee Fee if failure to apply such Collections to the payment of such SPV Reimbursement Obligation would cause such SPV Reimbursement Obligation to remain unpaid for more than 12 months;
(ix)    ninth, to each SPV Entity, the amount of any principal then due and payable on the Subordinated Notes or the Subordinated Loans (as applicable), which amount such SPV Entity shall pay to the applicable Originator(s); and
(x)    tenth, the balance, if any, to be paid to each SPV Entity for its own account.
Amounts payable pursuant to each of clauses first through fourth above shall be paid (at each level of priority) first from available Collections on Sold Receivables and other Sold Assets, second, to the extent necessary in order to make all such payments at such level of priority in full, from Collections on Unsold Receivables relating to U.S. Receivables, UK Receivables and

Swiss Receivables and other Pledged Collateral relating to U.S. Receivables, UK Receivables and Swiss Receivables, and third to the extent necessary in order to make all such payments in full, from Collections on Unsold Receivables that are Canadian Receivables and other Pledged Collateral relating to Canadian Receivables, which Collections on Unsold Receivables that are Canadian Receivables and other Pledged Collateral relating to Canadian Receivables shall be applied in satisfaction of the Canadian Guarantor’s obligations under its SPV Entity Guaranty. The Seller’s right to receive payments (if any) from time to time pursuant to clause fifth above shall, to the extent arising from Collections on Sold Receivables, constitute compensation to the Seller for the Seller’s provision of the Seller Guaranty and the Purchaser Parties’ interests in the Sold Asset and the Pledged Collateral.
(b)    All payments or distributions to be made by the Servicers, the Seller and any other Person to any Purchaser Party (or its respective related Secured Parties), shall be paid or distributed to ~~such Purchaser Party.~~the Administrative Agent for further distribution to each applicable Purchaser at such account as such Purchaser has designated in writing to the Administrative Agent from time to time. Each Purchaser, upon its receipt of any such payments or distributions, shall distribute such amounts to such Purchaser’s applicable related Secured Parties; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay each Purchaser, and each Purchaser shall pay such amounts to such Purchaser’s applicable related Secured Parties in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such related Person) among all such related Persons entitled to payment thereof. Notwithstanding anything to the contrary set forth in this Section 3.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 3.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the Seller to the Administrative Agent for the account of any Purchaser or other Secured Party hereunder shall be deemed to constitute payment by the Servicer or the Seller directly to such Purchaser or other Secured Party. Each Purchaser shall provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations, payments and distributions to the Purchasers and other Secured Parties hereunder.
(c)    If and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent or such other Secured Party, as the case may be, shall have a claim against the Seller for such amount.
(d)    For the purposes of this Section 3.01:
(i)    if on any day the Outstanding Balance of any Pool Receivable is reduced or cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by any SPV Entity-Related Party or any Affiliate thereof or (C) any setoff, counterclaim or dispute between any SPV Entity-Related Party or any Affiliate thereof, and an Obligor, the applicable SPV Entity shall be deemed to have received on such day a Collection of such Pool Receivable in an amount equal to the positive difference between (A) such Pool Receivable’s Outstanding Balance prior to such reduction and (B) its Outstanding Balance after such reduction, and such SPV Entity shall within two (2) Business Days pay to a Collection Account or as otherwise directed by the Administrative Agent at such time, for the benefit of the Purchaser Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such reduction occurs prior to the Termination Date and no Event of Default or Potential Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such reduction and (II) an amount necessary to eliminate any Capital Coverage Amount Deficit that exists at such time and (y) if such reduction occurs on or after the Termination Date or at any time when an Event of Default or Potential Default has occurred and is continuing, the sum of all deemed Collections with respect to such reduction (Collections deemed to have been received pursuant to this Section 3.01(d)(i) are hereinafter sometimes referred to as “Dilution”);
(ii)    if (A) any representation or warranty in Section 6.01 is not true with respect to any Pool Receivable at the time made or (B) any Receivable included in any Pool Report as an Eligible Receivable or in any calculation of the Net Receivables Pool Balance as an Eligible Receivable fails to be an Eligible Receivable at the time of such inclusion, then, in either case, the SPV Entity, as applicable, shall be deemed to have received on such day a Collection of such Pool Receivable’s Outstanding Balance in full, and such SPV Entity shall within two (2) Business Days pay to a Collection Account or as otherwise directed by the Administrative Agent at such time, for the benefit of the Purchaser Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and no Event of Default or Potential Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such breach and (II) an amount necessary to eliminate any Capital Coverage Amount Deficit that exists at such time and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Default or Potential Default has occurred and is continuing, the sum of all deemed Collections with respect to such breach (Collections deemed to have been received pursuant to Sections 3.01(d)(i) and 3.01(d)(ii), including any Dilution, are hereinafter sometimes referred to as “Deemed Collections”);
(iii)    except as provided in clauses (i) or (ii) above or otherwise required by applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)    if and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
SECTION 3.02 Payments and Computations, Etc.~~.~~  (a) All amounts to be paid by any SPV Entity or a Servicer to any Secured Party hereunder shall be paid no later than ~~12:00 p.m.~~12:00 noon Eastern Time on the day when due in same day funds to the ~~applicable party to which such amounts are due~~Administrative Agent for the account of such Secured Party at the account specified by the Administrative Agent for such purpose.
(b)    Each of the SPV Entities and the Servicers shall, to the extent permitted by applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.
(c)    Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
(d)    All Capital, Yield, Fees and other amounts from time to time payable to the Purchaser Parties hereunder shall be paid to the applicable Purchaser Parties from time to time in Dollars.
(e)    In making the distributions and payments out of Collections hereunder and in setting aside and reserving Collections for future distributions and payments hereunder (including, without limitation, the distribution of Collections pursuant to Section 3.01(a)), the Servicers shall, to the extent Collections are available therefor and subject to any applicable priorities of payment set forth herein (including under Section 3.01(a)), (i) first, apply available Collections in a particular Eligible Currency to amounts distributable or payable in such Eligible Currency, and (ii) second, to the extent that available Collections in a particular Eligible Currency are not sufficient to distribute, pay, set aside or reserve for amounts distributable or payable in such Eligible Currency, apply any excess Collections received in another Eligible Currency to such amounts after converting such Collections to the applicable Eligible Currency pursuant to clause (f) below.
(f)    If on any Settlement Date or any other day a payment is due and payable hereunder it is necessary for funds in one currency to be converted into any other currency in order to make any payment or distribution required to be made hereunder, the applicable SPV Entity (or the Servicers on its behalf) shall solicit offer quotations from at least two (2) foreign exchange dealers reasonably acceptable to the Administrative Agent for effecting such exchange and shall select the quotation which provides for the best exchange rate. The applicable SPV Entity (or the Servicers on its behalf) shall effect such exchange on such Settlement Date or other day, as the case may be. Notwithstanding the foregoing, if the Administrative Agent has obtained exclusive control of any Collection Accounts or if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to convert Collections denominated in any currency in order to make such payments of distributions due in another currency in accordance with the Administrative Agent’s customary practices for currency conversions. Any loss, cost or expense incurred in connection with any such conversion shall be for the account of the applicable SPV Entity.
(g)    Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any yield, interest or fee to be paid under any Transaction Document is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
(h)    Criminal Interest. If any provision of this Agreement would oblige the Canadian Guarantor to make any payment of interest or other amount payable to any Purchaser in an amount or calculated at a rate which would be prohibited by applicable Law or would result in a receipt by that Purchaser of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by that Purchaser of “interest” at a “criminal rate”.
SECTION 3.03 Sharing of Payments by Purchasers. If any Purchaser shall, by exercising any right of setoff, counterclaim or banker’s lien or any other right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Investments or Capital or other obligations hereunder resulting in such Purchaser’s receiving payment of a proportion of the aggregate amount of its Capital and accrued Yield thereon or other such obligations greater than the pro-rata share of the amount such Purchaser is entitled thereto, then the Purchaser receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Investments (and related Capital) and such other obligations of the other Purchasers, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Purchasers ratably in accordance with the aggregate amount of Capital of and accrued Yield on their respective Investments and other amounts owing them, provided that:
(a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Purchaser or the holder making such purchase; and
(b)    the provisions of this Section 3.03 shall not be construed to apply to (x) any payment made by the SPV Entity-Related Parties pursuant to and in accordance with the express terms of the Transaction Documents (including the application of funds arising from the existence of a Defaulting Purchaser) or (y) any payment obtained by a Purchaser as consideration for the assignment of or sale of a participation in any of its Capital.
Each SPV Entity-Related Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Purchaser acquiring a participation pursuant to the foregoing arrangements may exercise against each SPV Entity-Related Party rights of setoff and counterclaim with respect to such participation as fully as if such Purchaser were a direct creditor of each SPV Entity-Related Party in the amount of such participation.
SECTION 3.04 Administrative Agent’s Clawback.
(a)    Funding by Purchasers; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Purchaser prior to the proposed date of any Investment, that such Purchaser will not make available to the Administrative Agent such Purchaser’s share of such Investment, the Administrative Agent may assume that such Purchaser has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Seller a corresponding amount. In such event, if a Purchaser has not in fact made its share of the applicable Investment available to the Administrative Agent, then the applicable Purchaser and the Seller severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Purchaser, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Seller, the Yield Rate applicable to Base Rate Capitals. If the Seller and such Purchaser shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Seller the amount of such interest paid by the Seller for such period. If such Purchaser pays its share of the applicable Investment to the Administrative Agent, then the amount so paid shall constitute such Purchaser’s share included in such Investment. Any payment by the Seller shall be without prejudice to any claim the Seller may have against a Purchaser that shall have failed to make such payment to the Administrative Agent.
(b)    Payments by an SPV Entity; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from an SPV Entity prior to the date on which any payment is due to the Administrative Agent for the account of the Purchasers or any other Secured Parties hereunder that such SPV Entity will not make such payment, the Administrative Agent may assume that such SPV Entity has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Purchasers the amount due. In such event, if such SPV Entity has not in fact made such payment, then each of the Purchasers severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Purchaser, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND
SECURITY INTEREST
SECTION 4.01 Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Purchaser;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or change the basis of taxation of payments to the Recipient in respect thereof; or
(iii)    impose on any Purchaser or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Investments made by such Purchaser or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Purchaser or such other Recipient of making, converting to, continuing or maintaining any Investment or of maintaining its obligation to make any such Investment, or to reduce the amount of any sum received or receivable by such Purchaser or other Recipient hereunder (whether of Capital, principal, interest, Yield or any other amount) then, upon request of such Purchaser or other Recipient, the Seller will pay to such Purchaser or other Recipient, as the case may be, such additional amount or amounts as will compensate such Purchaser or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based yield or interest rate to add (or otherwise account for) such reserve percentage. The obligations of the Seller under this Section 4.01(a)(iii) shall survive the termination of this Agreement and the repayment of any Investment.
(b)    Capital Requirements. If any Purchaser determines that any Change in Law affecting such Purchaser or any Lending Office of such Purchaser or such Purchaser’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Purchaser’s capital or on the capital of such Purchaser’s holding company, if any, as a consequence of this Agreement, the Commitments of such Purchaser or the Investments made by such Purchaser, to a level below that which such Purchaser or such Purchaser’s holding company could have achieved but for such Change in Law (taking into consideration such Purchaser’s policies and the policies of such Purchaser’s holding company with respect to capital adequacy), then from time to time the Seller will pay to such Purchaser such additional amount or amounts as will compensate such Purchaser or such Purchaser’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Purchaser setting forth the amount or amounts necessary to compensate such Purchaser or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Seller shall be conclusive absent manifest error. The Seller shall pay such Purchaser the amount shown as due on any such certificate on the first Settlement Date occurring ten (10) or more days after receipt thereof; provided, that any such certificate shall state the basis upon which such amount has been calculated.
(d)    Delay in Requests. Failure or delay on the part of any Purchaser to demand compensation pursuant to this Section shall not constitute a waiver of such Purchaser’s right to demand such compensation, provided that the Seller shall not be required to compensate a Purchaser pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Purchaser notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Purchaser’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 4.02 Indemnity for Funding Losses. In addition to the compensation or payments required by Section 4.01 or Section 4.03, the Seller shall indemnify each Purchaser against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Capital, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Purchaser sustains or incurs as a consequence of any:
(a)    payment, prepayment, conversion or renewal of any Capital to which the Term SOFR Rate applies on a day other than ~~a Monthly Settlement Date~~the last day of the Yield Period for the applicable Capital Tranche (whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due);
(b)    attempt by the Seller to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Investment Request or notice relating to prepayments under Section 2.02(d) or failure by the Seller (for a reason other than the failure of such Purchaser to fund an Investment) to prepay, borrow, continue or convert any Capital on the date or in the amount notified by the Seller; or
(c)    any assignment of Capital then accruing Yield based on the Term SOFR Rate on a day other than the last day of the Yield Period therefor as a result of a request by the Seller pursuant to Section 4.04.
If any Purchaser sustains or incurs any such loss or expense, it shall from time to time notify the Seller of the amount determined in good faith by such Purchaser (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Purchaser shall deem reasonable) to be necessary to indemnify such Purchaser for such loss or expense (with a copy to the Administrative Agent). Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Seller to such Purchaser on the first Settlement Date occurring after such notice is given ~~or,~~; provided, however, that if such amount is payable due to clause (a) or (c) above, then the Seller shall pay such amount on the date of such payment, prepayment, conversion, renewal or assignment so long as such notice has been given on or prior to such date.
SECTION 4.03 Taxes.
(a)    [Reserved].
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the SPV Entities. Each SPV Entity shall timely pay to the relevant Official Body in accordance with applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(d)    Indemnification by the Seller. The Seller shall indemnify each Recipient, on the next Settlement Date occurring ten (10) or more days after demand therefor, for the full amount of any (i) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body and (ii) incremental Taxes that arise because an Investment or any Capital is not treated consistently with the Intended Tax Treatment (such indemnification will include any U.S. federal, state or local income and franchise Taxes necessary to make such Recipient whole on an after-tax basis such that the applicable Recipient receives an amount equal to the sum it would have received had the Investment or Capital been treated consistently with the Intended Tax Treatment taking into account the taxability of receipt of payments under this clause (ii) and any reasonable expenses arising out of, relating to, or resulting from the foregoing). A certificate as to the amount of such payment or liability delivered to the Seller by a Purchaser (with a copy to the Administrative

Agent), or by the Administrative Agent on its own behalf or on behalf of a Purchaser, shall be conclusive absent manifest error.
(e)    Indemnification by the Purchasers. Each Purchaser shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser (but only to the extent that the SPV Entity-Related Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of any SPV Entity-Related Party to do so), (ii) any Taxes attributable to such Purchaser’s failure to comply with the provisions of Section 12.06(a) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Purchaser, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Purchaser by the Administrative Agent shall be conclusive absent manifest error. Each Purchaser hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser under any Transaction Document or otherwise payable by the Administrative Agent to the Purchaser from any other source against any amount due to the Administrative Agent under this Section 4.03(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Seller to an Official Body pursuant to this Section 4.03, the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Purchasers.
(i)    Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(g)(ii)(1), 4.03(g)(ii)(2) and 4.03(h)) shall not be required if, in the Purchaser’s reasonable judgment, such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.

(ii)    Without limiting the generality of the foregoing, in the event that the Seller is a U.S. Person:
(1)    any Purchaser that is a U.S. Person shall deliver to the Seller and the Administrative Agent on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax;
(2)    any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Purchaser is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable); or
(iv)    to the extent a Foreign Purchaser is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or

W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Purchaser is a partnership and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(3)    any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Seller or the Administrative Agent to determine the withholding or deduction required to be made; and
(4)    if a payment made to a Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Seller and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Seller or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Administrative Agent as may be necessary for the Seller and the Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.03 (including by the payment of additional amounts pursuant to this Section 4.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party shall repay to such indemnified party the amount paid over pursuant to this Section 4.03(h) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.03(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.03(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    VAT. Unless expressly stated otherwise, all sums payable under this Agreement are stated exclusive of VAT unless they are payable by the Seller, in which case they are stated inclusive of VAT.  If (i) VAT is payable on any supply made under this Agreement and (ii) according to this Agreement the consideration for such supply is stated exclusive of VAT, the recipient will pay to the supplier an amount equal to the VAT payable on the supply at the same time as it makes the relevant payment to the supplier, unless the recipient is itself obliged to account for VAT directly to the relevant tax authority under any reverse charge mechanism.  In each case where payment under this Agreement is made in consideration for a supply for VAT purposes, the supplier must promptly provide the recipient with a VAT invoice in respect of the relevant supply (unless the relevant VAT legislation does not require any such invoice to be issued).
(j)    Survival. Each party’s obligations under this Section 4.03 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Purchaser, the termination of the Commitments and the repayment, satisfaction or discharge of all Seller Obligations.
SECTION 4.04 Replacement of a Purchaser. If any Purchaser requests compensation under Section 4.01, or if the Seller is required to pay any Indemnified Taxes or additional amounts to any Purchaser or any Official Body for the account of any Purchaser pursuant to Section 4.03 and, in each case, such Purchaser has declined or is unable to designate a different lending office in accordance with Section 4.05, or if any Purchaser is a Defaulting Purchaser or a Non-Consenting Purchaser, then the Seller may, at its sole expense and effort, upon notice to such Purchaser and the Administrative Agent, require such Purchaser to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.01 or Section 4.03) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Purchaser, if a Purchaser accepts such assignment); provided that:
(a)    the Seller shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.06;
(b)    such Purchaser shall have received payment of an amount equal to the outstanding Capital of its Investments, accrued Yield thereon, accrued Fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Section 4.02) from the assignee (to the extent of such outstanding Capital, principal and accrued interest, Yield and fees) or the Seller (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 4.01 or payments required to be made pursuant to Section 4.03, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Law; and
(e)    in the case of any assignment resulting from a Purchaser becoming a Non-Consenting Purchaser, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Purchaser shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Purchaser or otherwise, the circumstances entitling the Seller to require such assignment and delegation cease to apply.
SECTION 4.05 Designation of a Different Lending Office. If any Purchaser requests compensation under Section 4.01, or the Seller is or will be required to pay any Indemnified Taxes or additional amounts to any Purchaser or any Official Body for the account of any Purchaser pursuant to Section 4.03, then such Purchaser shall (at the request of the Seller) use reasonable efforts to designate a different Lending Office for funding or booking its Investments hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.03, as the case may be, in the future, and (ii) would not subject such Purchaser to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Purchaser. The Seller hereby agrees to pay all reasonable costs and expenses incurred by any Purchaser in connection with any such designation or assignment.
ARTICLE V

CONDITIONS TO EFFECTIVENESS AND INVESTMENTS
SECTION 5.01 Conditions Precedent to Effectiveness and the Initial Investment. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, PPSA filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit G hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by any SPV Entity on the Closing Date to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.
SECTION 5.02 Conditions Precedent to All Investments. Each Investment hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)    the Seller shall have delivered to the Administrative Agent ~~and each Purchaser~~ an Investment Request for such Investment, in accordance with Section 2.02(a);
(b)    the Servicers shall have delivered to the Administrative Agent and each Purchaser all Pool Reports required to be delivered hereunder;
(c)    on the date of such Investment the following statements shall be true and correct (and upon the occurrence of such Investment, each SPV Entity and the Servicers shall be deemed to have represented and warranted that such statements are then true and correct):
(i)    the representations and warranties of each SPV Entity and the Servicers contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)    no Event of Default or Potential Default has occurred and is continuing, and no Event of Default or Potential Default would result from such Investment;
(iii)    no Capital Coverage Amount Deficit exists or would exist after giving effect to such Investment;
(iv)    immediately after giving effect to such Investment, no Purchaser’s aggregate outstanding Capital will exceed such Purchaser’s Commitment;
(v)    the Termination Date has not occurred; and
(vi)    the Aggregate Capital equals or exceeds the Minimum Funding Threshold; and
(vii)    the aggregate Outstanding Balance of all Sold Receivables does not exceed the Aggregate Capital; and
(d)    if the Administrative Agent has taken exclusive dominion and control of the Collection Accounts, the Seller shall have delivered to the Administrative Agent by not later than 2:00 p.m. (New York City time) on the date of such Release, a Daily Report with data as of the close of business on the immediately preceding Business Day.

SECTION 5.03 Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)    after giving effect to such Release, the Servicers shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Yield, Fees and indemnification payments under Section 4.02, in each case, through the date of such Release, (y) the amount of any Capital Coverage Amount Deficit and (z) the amount of all other accrued and unpaid Seller Obligations through the date of such Release;
(b)    each SPV Entity shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by such SPV Entity in accordance with the terms of the Second Tier Transfer Agreement, the Canadian Transfer Agreement, the UK Transfer Agreement and the Swiss Transfer Agreement (as applicable); and
(c)    on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, each SPV Entity and each Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)    the representations and warranties of such SPV Entity and such Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)    no Event of Default or Potential Default has occurred and is continuing, and no Event of Default or Potential Default would result from such Release;
(iii)    no Capital Coverage Amount Deficit exists or would exist after giving effect to such Release; and
(iv)    the Termination Date has not occurred.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
SECTION 6.01 Representations and Warranties of the SPV Entities. Each SPV Entity represents and warrants with respect to itself to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day that an Investment or Release shall have occurred:
(a)    Organization and Good Standing. The Seller is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its constitutional documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. The Canadian Guarantor is a company duly formed and validly existing under the laws of the Province of British Columbia, and has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)    Due Qualification. Such Person is duly qualified to do business as a limited liability company, company, or corporation, as applicable, is in good standing as a foreign limited liability company, company, or corporation, as applicable, and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization. Such Person (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Supporting Assets to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company, limited partnership or corporate action, as applicable, such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
(d)    Binding Obligations. This Agreement and each of the other Transaction Documents to which such Person is a party has been duly authorized, validly executed and delivered by such Person and, when executed and delivered by each other party thereto, constitutes the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Conflict or Violation. The execution, delivery and performance and consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which such Person is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Person is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim other than Permitted Adverse Claims upon any of the Supporting Assets pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to a have a Material Adverse Effect.
(f)    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of such Person, threatened in writing, against such Person before any Official Body and (ii) such Person is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Official Body that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Supporting Assets by such Person to the Administrative Agent, the ownership or acquisition by such Person of any Pool Receivable or other Supporting Assets or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by such Person of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
(g)    Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by such Person in connection with the sale and/or grant of a security interest in the Supporting Assets to the Administrative Agent hereunder or the due execution, delivery and performance by such Person of this Agreement or any other Transaction Document to which it is a party and the consummation by such Person of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
(h)    Margin Regulations. Such Person is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).
(i)    Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, such Person is Solvent.
(j)    Offices; Legal Name. The Seller’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Seller is located at 1718 Dry Creek Way, Suite #115, San Antonio, TX 78259. The legal name of the Seller is Rackspace Receivables II LLC. The sole jurisdiction of organization of the Canadian Guarantor is the Province of British Columbia.
(k)    Investment Company Act; Volcker Rule. Such Person (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that such Person is not a “covered fund” under the Volcker Rule, such Person relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
(l)    No Material Adverse Effect. Since the date of formation of such Person there has been no Material Adverse Effect with respect to such Person.

(m)    Accuracy of Information. All written information (including Pool Reports, Investment Requests, certificates, reports, statements, documents and other information) (other than forward looking information and information of a general economic nature or general industry nature) furnished to the Administrative Agent or any other Purchaser Party by or on behalf of such Person pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished (or as of any other date specified therein), when taken as a whole, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and do not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading.
~~(n)~~    Sanctions ~~and other Anti-Terrorism Laws. In the past three (3) years, no: (a) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i~~; International Trade, Anti-Money Laundering and Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor, to the knowledge of any SPV Entity-Related Party, any agents or affiliates acting on behalf of any Covered Entity: (a) is a Sanctioned Person; ~~or (ii) directly, or~~(b) does business in or with, or derives any of its income, directly or knowingly indirectly ~~through any third party, is engaged in any transactions or other dealings with or for the benefit of~~, from any Sanctioned Person or any Sanctioned Jurisdiction~~, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (b) Supporting Assets are Embargoed Property.~~
~~(o)~~ ; or (c) is in violation of, or is, directly or indirectly, taking any action that could cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws. No Covered Entity nor any of its directors or officers, nor to the knowledge of any SPV Entity-Related Party, any employees, agents, or affiliates acting on behalf of any Covered Entity: is (x) in receipt of any written notice or communication from any Compliance Authority that alleges, or otherwise pertains to, a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; or (y) is the target or subject of any investigation, or has received any written request for information alleging a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body. Each Covered Entity has ~~(a) conducted its business in compliance with all Anti-Corruption Laws and (b) has~~ instituted ~~and~~, maintains, and enforces policies and procedures reasonably designed to ensure compliance with ~~such Laws.~~applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. There is no Covered Property included in the Supporting Assets.
(o)    [Reserved].
(p)    Perfection Representations.
(i)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC or PPSA) in such Person’s right, title and interest in, to and under the Supporting Assets which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Person and (B) will be free of all Adverse Claims other than Permitted Adverse Claims in any Supporting Assets.
(ii)    The U.S. Receivables, UK Receivables and Swiss Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC. The Canadian Receivables constitute “accounts” within the meaning of the PPSA.
(iii)    The Seller owns and has good and marketable title to the U.S. Receivables, the Swiss Receivables and the UK Receivables and their Related Security free and clear of any Adverse Claim of any Person. The Canadian Guarantor owns and has good and marketable equitable title to the Canadian Receivables and all Related Security with respect to the Canadian Receivables, free and clear of any Adverse Claim of any Person.
(iv)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) (A) the sale and contribution of the Receivables and Related Security from each Originator to the Aggregator Seller pursuant to the First Tier Transfer Agreement, (B) the sale or contribution of the Receivables and Related Security from the Aggregator and the Originators to the Seller or the Canadian Guarantor, as applicable, pursuant to the Transfer Agreements and, subject to Section 1.6 of the Canadian Transfer Agreement, the Quebec Assignment Agreement (C) the Seller’s sale and grant of a security interest in the Supporting Assets to the Administrative Agent pursuant to this Agreement and the UK Security Agreement and (D) the Canadian Guarantor’s grant of a security interest in the Canadian Receivables and Related Security with respect to the Canadian Receivables to the Administrative Agent pursuant to this Agreement.
(v)    Other than the security interest granted to the Administrative Agent pursuant to this Agreement, such Person has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Supporting Assets except as permitted by this Agreement and the other Transaction Documents. Such Person has not authorized the filing of and is not aware of any financing statements filed against such Person that include a description of collateral covering any Supporting Assets other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. Such Person is not aware of any judgment lien, ERISA lien or tax lien filings against such Person.
(vi)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 6.01(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(q)    The Lock-Boxes and Collection Accounts.
(i)    Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)    Ownership. Each Lock-Box and Collection Account (other than the Canadian Collection Account and associated Lock-Box) is in the name of the Seller, and the Seller owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim. Each Canadian Collection Account and associated Lock-Box is in the name of the Canadian Guarantor, and the Canadian Guarantor owns and will have or has good and marketable title to the Canadian Collection Accounts free and clear of any Adverse Claim. Each of the UK Originator, the Swiss Originator and the Canadian Originators owns and has good and marketable title to its applicable Foreign Originator Account free and clear of any Adverse Claim.
(iii)    Perfection. Such Person has delivered to the Administrative Agent a fully executed Account Control Agreement (except as otherwise permitted by Section 7.04) relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by such Person, the Servicers or any other Person. The Administrative Agent has (i) the right to assume exclusive operational control over the Collection Accounts and (ii) has “control” (as defined in Section 9-104 of the UCC) over each U.S. Collection Account (except as otherwise permitted by Section 7.04).
(iv)    Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Seller or the Canadian Guarantor, as applicable. Neither the Seller, the Canadian Guarantor nor the Servicers have consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent. None of the Foreign Originator Accounts are in the name of any Person other than the UK Originator, the Swiss Originator or the Canadian Originators, as applicable.
(r)    Ordinary Course of Business. Each remittance of Collections by or on behalf of such Person to the Purchaser Parties under this Agreement will have been (i) in payment of a debt incurred by such Person in the ordinary course of business or financial affairs of such Person and (ii) made in the ordinary course of business or financial affairs of such Person.
(s)    Compliance with Law. Such Person has complied in all material respects with all Laws to which it or its properties may be subject, except in such instances in which the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(t)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(u)    Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.
(v)    Taxes. Such Person has (i) timely filed all tax returns required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(w)    Tax Status.
(i)    The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The Seller is not subject to any Tax in any jurisdiction outside the United States. The Seller is not subject to material Taxes based on net income or gross receipts imposed by a state or local taxing authority.
(ii)    The Canadian Guarantor is, and at all relevant times has been since formation, a “Canadian corporation” for the purposes of the ITA. The Canadian Guarantor is not subject to (i) any Tax in any jurisdiction outside Canada, and (ii) any withholding Tax in Canada.
(iii)    The Canadian Guarantor is eligible for the benefits of the US-Canada Tax Treaty, in particular, but not limited to, with regards to any fees it receives under the Transaction Documents.
(x)    Opinions. The facts regarding such Person, each Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(y)    Other Transaction Documents. Each representation and warranty made by such Person under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, unless such representation and warranty by its terms refer to an earlier date, in which case it is true and correct in all material respects on and as of such earlier date.
(z)    No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.

(aa)    Liquidity Coverage Ratio. Such Person has not, does not and will not during this Agreement issue any LCR Security. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Parent for purposes of GAAP.
(bb)    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Purchasers for such Person on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the Closing Date and as of the date any such update is delivered.
(cc)    Plan Assets. The assets of such Person do not constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) and such Person is not subject to any applicable law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code that would be violated by the transactions contemplated by this Agreement or any other Transaction Documents.
(dd)    ERISA.
(i)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of such Person, nothing has occurred which would prevent, or cause the loss of, such qualification. Seller and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.
(ii)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) no ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (C) neither such Person nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither such Person nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (E) neither such Person nor any member of the ERISA Group has received notice that a Multiemployer Plan is insolvent; (F) neither such Person nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (G) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.
(ee)    Historical Statements.
(i)    The SPV Entity-Related Parties have delivered to the Administrative Agent copies of the Parent’s audited consolidated year-end balance sheet, statement of income or operations, shareholders’ equity and cash flows, for and as of the end of the fiscal year ended December 31, 2022. In addition, the SPV Entity-Related Parties have delivered to the Administrative Agent copies of the Parent’s unaudited consolidated interim balance sheet, statement of income or operations, shareholders’ equity and cash flows, for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 2023 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(ii)    Financial Projections. The Seller has delivered to the Administrative Agent a summary of projected financial statements (including statements of operations and cash flow together with a detailed explanation of the assumptions used in preparing such projected financial statements) of the Parent and its Subsidiaries for the period from the Closing Date through December 21, 2027 derived from various assumptions of the SPV Entity-Related Parties’ management (the “Projections”). The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the SPV Entity-Related Parties’ management, it being understood that (A) such Projections as to future events and not to be viewed as facts, (B) such Projections are subject to significant uncertainties and contingencies, many of which are beyond the SPV Entity-Related Parties’ control, and (C) no assurance can be given that the Projections will be realized.
(ff)    Permitted Securitization Financing. The facility established by this Agreement and the other Transaction Documents constitutes a “Permitted Securitization

Financing” under and as defined in the First Lien Credit Agreement as in effect on the relevant date of determination, and such facility is permitted by the First Lien Credit Agreement.
(gg)    Data Protection. If and to the extent Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where such Person has provided personal data (as defined in the relevant Data Protection Laws) to the Administrative Agent and/or the Purchasers, it has provided all notices required to, and obtained all consents (if required) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by such Person, the Administrative Agent and the Purchasers in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.
SECTION 6.02 Representations and Warranties of the Servicers. Each Servicer represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day that an Investment or Release shall have occurred:
(a)    Organization and Good Standing. In the case of the U.S. Servicer, it is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. In the case of the UK Servicer, it is a duly organized and validly existing private limited company registered under the laws of England and Wales, with the power and authority under its organizational documents and under the laws of England and Wales to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. In the case of the Swiss Servicer, it is a duly organized and validly existing limited liability company registered under the laws of Switzerland, with the power and authority under its organizational documents and under the laws of Switzerland to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. In the case of the Canadian Servicer, it is a duly organized and validly existing company registered under the laws of the Province of British Columbia, with the power and authority under its organizational documents and under the laws of the Province of British Columbia to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)    Due Qualification. Such Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization. Such Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by such Servicer by all necessary action.
(d)    Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party has been duly authorized, validly executed and delivered by such Servicer and, when executed and delivered by each other party thereto, constitutes the legal, valid and binding obligations of such Servicer, enforceable against such Servicer in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which such Servicer is a party, the performance and consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by such Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of such Servicer or any indenture, sale agreement, credit agreement (including the First Lien Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim other than Permitted Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect with respect to such Servicer.
(f)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to such Servicer’s knowledge threatened in writing, against such Servicer before any Official Body: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by such Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.
(g)    No Consents. Such Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Official Body in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect with respect to such Servicer.
(h)    Compliance with Law. Such Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all applicable Laws in connection with servicing the Pool Receivables.
(i)    Accuracy of Information. All written information (including Pool Reports, Investment Requests, certificates, reports, statements, documents and other information) (other than forward looking information and information of a general economic nature or general industry nature) furnished to the Administrative Agent or any other Purchaser Party by such Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished (or as of any other date specified therein), when taken as a whole, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and do not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading.
(j)    Location of Records. (i) The offices where the U.S. Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 1718 Dry Creek Way, Suite #115, San Antonio, TX 78259; (ii) the offices where the UK Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at Unit 2, 6 Millington Road, Hyde Park Hayes, Middlesex, UB3 4AZ, United Kingdom; (iii) the offices where the Swiss Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at Baslerstrasse 30, 8048 Zurich, Switzerland; and (iv) the offices where the Canadian Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at C/O LABARGE WEINSTEIN LLP, 501-321 Water Street, Vancouver, BC V6B 1B8, Canada.
(k)    Credit and Collection Policy. Such Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.
(l)    Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.
(m)    Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by such Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(n)    Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of such Servicer (whether directly or through a Sub-Servicer) to service and collect the Pool Receivables and the Related Security.
(o)    Other Transaction Documents. Each representation and warranty made by such Servicer under each other Transaction Document to which it is a party (including each Transfer Agreement) is true and correct in all material respects as of the date when made, unless such representation and warranty by its terms refer to an earlier date, in which case it is terms refer to an earlier date, in which case.
(p)    No Material Adverse Effect. Since December 31, 2022 there has been no Material Adverse Effect with respect to such Servicer.
(q)    Investment Company Act. Such Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
~~(r)~~    Sanctions ~~and other Anti-Terrorism Laws. In the past three (3) years no: (a) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i~~; International Trade, Anti-Money Laundering and Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor, to the knowledge of any SPV Entity-Related Party, any agents or affiliates acting on behalf of any Covered Entity: (a) is a Sanctioned Person; ~~or (ii) directly, or~~(b) does business in or with, or derives any of its income, directly or knowingly indirectly ~~through any third party, is engaged in any transactions or other dealings with or for the benefit of~~, from any Sanctioned Person or any Sanctioned Jurisdiction~~, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (b) Supporting Assets are Embargoed Property.~~
~~(s)~~ ; or (c) is in violation of, or is, directly or indirectly, taking any action that could cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws. No Covered Entity nor any of its directors or officers, nor to the knowledge of any SPV Entity-Related Party, any employees, agents, or affiliates acting on behalf of any Covered Entity: is (x) in receipt of any written notice or communication from any Compliance Authority that alleges, or otherwise pertains to, a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; or (y) is the target or subject of any investigation, or has received any written request for information alleging a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body. Each Covered Entity has ~~(a) conducted its business in compliance with all Anti-Corruption Laws and (b) has~~ instituted ~~and~~, maintains, and enforces policies and procedures reasonably designed to ensure compliance with ~~such Laws.~~applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. There is no Covered Property included in the Supporting Assets.
(s)    [Reserved].

(t)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(u)    Taxes. Such Servicer has (i) timely filed all federal income and other material tax returns required to be filed by it and (ii) paid, or caused to be paid, all material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(v)    No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.
(w)    Opinions. The facts regarding the Seller, the Canadian Guarantor, such Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(x)    ERISA.
(i)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Seller, nothing has occurred which would prevent, or cause the loss of, such qualification. Seller and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.
(ii)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) no ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (C) neither Seller nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither Seller nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a

Multiemployer Plan; (E) neither Seller nor any member of the ERISA Group has received notice that a Multiemployer Plan is insolvent; (F) neither Seller nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (G) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.
(y)    Historical Statements.
(i)    The Seller has delivered to the Administrative Agent copies of the Parent’s Statements. The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(ii)    Financial Projections. The SPV Entity-Related Parties have delivered to the Administrative Agent the Projections. The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of SPV Entity-Related Parties’ management, it being understood that (A) such Projections are as to future events and not to be viewed as facts, (B) such Projections are subject to significant uncertainties and contingencies, many of which are beyond the SPV Entity-Related Parties’ control, and (C) no assurance can be given that the Projections will be realized.
(z)    Permitted Securitization Financing. The facility established by this Agreement and the other Transaction Documents constitutes a “Permitted Securitization Financing” under and as defined in the First Lien Credit Agreement as in effect on the relevant date of determination, and such facility is permitted by the First Lien Credit Agreement.
(aa)    Canadian Defined Benefit Plan. No Canadian Originator has sponsored, maintained, contributed to, or otherwise incurred liability under any Canadian Defined Benefit Plan.
(bb)    Canadian Tax Residency. No Canadian Originator is a non-resident of Canada for purposes of the ITA.
(cc)    Service of Process. Solely with respect to the Canadian Servicer, under the applicable Laws of Canada, neither the Canadian Servicer, nor any of its revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of Canada or the United States or the State of New York in connection with any suit, action, litigation, arbitration or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement.
(dd)    VAT. No Servicer, in its capacity as Servicer, is required to account to any Official Body for any VAT or similar Tax or any sales Tax in respect of the transactions contemplated hereunder and no withholding or other Tax (including VAT or any equivalent Tax) is deductible or payable from any payment made by any Servicer hereunder.
ARTICLE VII

COVENANTS
SECTION 7.01 Covenants of the SPV Entities. At all times from the Closing Date until the Final Payout Date:
(a)    Payment of Capital and Yield. The Seller shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.
(b)    Existence. The Seller shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware. The Canadian Guarantor shall keep in full force and effect its existence and rights as a company under the laws of the Province of British Columbia. Each SPV Entity shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Supporting Assets.
(c)    Financial Reporting. Each SPV Entity will maintain a system of accounting established and administered in accordance with GAAP, and each SPV Entity (or a Servicer on its behalf) shall furnish to the Administrative Agent (who shall reasonably promptly forward to each Purchaser):
(i)    Annual Financial Statements of each SPV Entity. Promptly upon completion and in no event later than ninety (90) days after the end of each fiscal year of each SPV Entity, annual unaudited trial balance sheet and income statement of such SPV Entity certified by an Authorized Officer of such SPV Entity that they fairly present in all material respects the financial condition of such SPV Entity as of the date indicated and the results of its operations for the periods indicated.
(ii)    Pool Reports. (A) not later than two Business Days before the related Monthly Settlement Date, a Monthly Report as of the as of the most recently completed Fiscal Month, and (B) on each Business Day, a Daily Report as of the close of business on the preceding Business Day; provided that, (x) the first Daily Report shall be delivered on the Closing Date and shall include reporting regarding the Pool Receivables as of September 27, 2023 and the second Daily Report shall be delivered on October 2,

2023 and include reporting regarding the Pool Receivables from September 29, 2023 through October 1, 2023; and (y) for the period from the First Amendment Effective Date through the day upon which the February 2024 Monthly Report is due (March 18, 2024), (I) for each Daily Report and the February 2024 Monthly Report to be delivered during such period, such reports shall not include reporting with respect to the Foreign Originator Pool Receivables consistent with the reporting required to be delivered with respect to U.S. Receivables; and (II) for purposes of calculating the Capital Coverage Amount and the Net Receivables Pool Balance, the calculations thereof shall not include any Foreign Originator Pool Receivables.
(iii)    Quarterly Financial Statements of Parent. Within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Parent and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and certified by a Financial Officer of the Rackspace Technology Global Inc. as fairly presenting, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Parent of quarterly reports on Form 10-Q (or any successor or comparable form) of the Parent and its consolidated Subsidiaries shall satisfy the requirements of this Section 7.01(c) to the extent such quarterly reports include the information specified herein);
(iv)    Annual Financial Statements of Parent. Within 90 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Parent and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Parent of annual reports on Form 10-K (or any successor or comparable form) of the Parent and its consolidated Subsidiaries shall satisfy the requirements of this Section 7.01(c)(iv) to the extent such annual reports include the information specified herein);

(v)    Compliance Certificate. Concurrently with the financial statements furnished to the Administrative Agent and to the Purchasers pursuant to Sections 7.01(c)(iii) and 7.01(c)(iv), a certificate (each, a “Compliance Certificate”) of Rackspace Technology Global Inc. signed by the Chief Executive Officer, President or Chief Financial Officer of Rackspace Technology Global Inc. in the form of Exhibit F.
(vi)    SEC Filings and other Material Reports. Promptly upon their becoming available to an SPV Entity, public SEC filings and other material reports, including SEC Form 8-K, registration statements, proxies, prospectuses, financial statements and other shareholder communications, filed by the SPV Entity-Related Parties with the SEC (all of which may be provided by means of delivery of the applicable SEC Form or filing, and which will be deemed delivered upon (i) the posting of such information on the Parent’s website with written notice of such posting to the Administrative Agent or (ii) the making of such information available on any Platform).
(vii)    Other Information. Such other customary information (including non-financial information) regarding operations, business affairs and financial condition of the SPV Entities, as the Administrative Agent or any Purchaser may from time to time reasonably request.
(d)    Notices. Each SPV Entity (or a Servicer on its behalf) will notify the Administrative Agent (and the Administrative Agent shall reasonably promptly forward such notice to each Purchaser) in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto (with such notice requirement being deemed to be satisfied if such notice is delivered by a Servicer pursuant to Section 7.02(c)):
(i)    Notice of Events of Default or Potential Defaults. A statement of an Authorized Officer of each SPV Entity setting forth details of any Event of Default or Potential Default that has occurred and is continuing and the action which each SPV Entity proposes to take with respect thereto.
(ii)    Representations and Warranties. The failure of any representation or warranty made or deemed to be made an SPV Entity under this Agreement or any other Transaction Document to be true and correct in any material respect when made (or, if such representation and warranty by its terms refer to an earlier date, as of such earlier date).
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to any SPV Entity, any Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the Seller, could reasonably be expected to have a Material Adverse Effect.

(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim other than a Permitted Adverse Claim upon any Supporting Assets, (B) any Person other than an SPV Entity, a Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than a Servicer or the Administrative Agent.
(v)    Name/Organization Changes. At least thirty (30) days before any change in any Originator’s or any SPV Entity’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements or PPSA financing statements or the filing of any PPSA financing change statements.
(vi)    Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any SPV Entity-Related Party, (B) any accounting policy of an SPV Entity or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vii)    Transfer Termination Event. The occurrence of any Transfer Termination Event.
(viii)    Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any SPV Entity, any Servicer, the Performance Guarantor or any Originator.
(ix)    ERISA Event. Promptly upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the SPV Entity-Related Parties propose to take with respect thereto.
(e)    Conduct of Business. Each SPV Entity will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(f)    Compliance with Laws. Each SPV Entity will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(g)    Furnishing of Information and Inspection of Receivables. Each SPV Entity will furnish or cause to be furnished to the Administrative Agent and each of the Purchasers from time to time such information with respect to the Pool Receivables and the other Supporting Assets as the Administrative Agent or any Purchaser may reasonably request. Each

SPV Entity will, at such SPV Entity ’s expense, during regular business hours with prior written notice (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Supporting Assets, (B) visit the offices and properties of such SPV Entity for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Supporting Assets or such SPV Entity’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such SPV Entity having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such SPV Entity’s expense, upon at least five (5) Business Days’ prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Supporting Assets; provided, that the Seller shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above (inclusive of any review under Section 7.02(f)(ii)) and two (2) such reviews pursuant to clause (i) above in any twelve-month period unless an Event of Default or Potential Default has occurred and is continuing.
(h)    Payments on Receivables, Collection Accounts. Each SPV Entity (or a Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Each SPV Entity (or a Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicers and the Originators. If any payments on the Pool Receivables or other Collections are received by such SPV Entity, a Servicer, the Aggregator or an Originator, (i) each such party shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties, and (ii)(A) with respect to funds being remitted to an account other than the Foreign Originator Accounts, each such party will promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account, and (B) with respect to funds being remitted to a Foreign Originator Account, the UK Originator, a Swiss Originator or a Canadian Originator, as applicable, shall sweep all Collections corresponding to Eligible Receivables to the applicable Collection Account promptly but in any event no later than one week after receipt. Each SPV Entity (or a Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. No SPV Entity and no Servicer shall permit funds other than Collections on Pool Receivables and other Supporting Assets to be deposited into any Collection Account. If any funds that are not Collections on Pool Receivables or other Supporting Assets are deposited into any Collection Account, such SPV Entity (or a Servicer on its behalf) will within two (2) Business Days of an SPV Entity or Servicer obtaining knowledge thereof and, in any case, not later than one week after receipt thereof, identify and transfer such funds to the appropriate Person entitled to such funds. No SPV Entity will, or will permit any Servicer, any Originator or any other Person to, commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds, except as expressly permitted hereby. Each SPV Entity, the UK Servicer, the Swiss Servicer and the Canadian Servicer shall use commercially reasonable efforts to ensure that on and after each Post-Closing Foreign Originator Account Compliance Date, all Collections with respect to each Receivable for which a Foreign Obligor Consent was obtained are being paid directly to a Collection Account and not paid to a Foreign Originator Account or any other deposit account. If for any reason, on and after a Post-Closing Foreign Originator Account Compliance Date, such Collections are received in a Foreign Originator Account and not received in a Collection Account during any Fiscal Month, then the Administrative Agent (in its sole discretion) may by written notice to the SPV Entities, the UK Servicer, the Swiss Servicer and the Canadian Servicer, as applicable, deem such Receivables for which a Foreign Obligor Consent was obtained and for which any or all Obligors made such payments into a Foreign Originator Account (or an associated Lock-box) and not a Collection Account during such Fiscal Month to not constitute Eligible Receivables, and such Receivables shall not constitute Eligible Receivables for any purpose of the Transaction Documents. The SPV Entities shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The SPV Entities shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. Each SPV Entity shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of such SPV Entity.
(i)    Sales, Liens, etc. Except as otherwise provided herein, no SPV Entity will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim other than a Permitted Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Supporting Assets, or assign any right to receive income in respect thereof.
(j)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, no SPV Entity will, and will not permit any Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Each SPV Entity shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(k)    Change in Credit and Collection Policy. No SPV Entity will make any material change in the Credit and Collection Policy that could reasonably be expected to adversely affect in any material respect the value, validity, collectability or enforceability of the Receivables or decrease the credit quality of the Receivables (in each case, taken as a whole) without the prior written consent of the Administrative Agent and the Required Purchasers. Promptly following any change in the Credit and Collection Policy, such SPV Entity will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.
(l)    Fundamental Changes. Such SPV Entity shall not, without the prior written consent of the Administrative Agent, permit itself (i) to merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (ii) undertake any LLC Division or any other division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Law or (iii) to be directly owned by any Person other than an Originator. No SPV Entity shall, without at least 10 days’ prior notice to the Administrative Agent, make any change in its name, identity, corporate structure or location or make any other change in its identity or corporate structure that could impair or otherwise render any UCC or PPSA financing statement or financing change statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC or impair or render effective any PPSA financing statement, financing change statement or other similar filing made pursuant to this Agreement or any other Transaction Document.
(m)    Books and Records. Each SPV Entity shall maintain and implement (or cause a Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause a Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(n)    Identifying of Records. Each SPV Entity shall: (i) identify (or cause a Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts indicating that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator and the Aggregator so to identify its master data processing.
(o)    Change in Payment Instructions to Obligors. No SPV Entity shall (and shall not permit any Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.
(p)    Security Interest, Etc. Each SPV Entity shall (and shall cause the Servicers to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected ownership or security interest in the

Supporting Assets, in each case free and clear of any Adverse Claim other than Permitted Adverse Claims in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, each SPV Entity shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Each SPV Entity shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize each SPV Entity to file such financing statements or financing change statements under the UCC or PPSA without the signature of any SPV Entity, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, no SPV Entity shall have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(q)    Certain Agreements. Without the prior written consent of the Administrative Agent and the Required Purchasers, no SPV Entity will (and will not permit any Originator, the Aggregator or any Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of such SPV Entity’s organizational documents which requires the consent of the “Independent Manager” or “Independent Director”.
(r)    Restricted Payments.
(i)    Except pursuant to clauses (ii) or (iii) below, no SPV Entity will: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Indebtedness, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)    On any Settlement Date, any SPV Entity may make Restricted Payments so long as (A) such Restricted Payments are made only in one or more of the following ways: (1) from amounts paid to such SPV Entity for its own account pursuant to Section 3.01(a)(ix) after all payments and allocations required to be made pursuant to Section 3.01(a) have been made on such Settlement Date, (2) cash payments (including prepayments) on the Subordinated Notes or the Subordinated Loan Agreements in accordance with their respective terms, (3) distribution of the Guarantee Fee by the

Canadian Guarantor to the Canadian Originator or (4) payment by the Seller of an SPV Reimbursement Obligation that is owing to the Canadian Guarantor and (B) no Event of Default or Potential Default has occurred and is continuing or would result therefrom.
(iii)    The Seller may apply funds received by the Seller through a voluntary contribution from an Originator (which funds in respect of any such voluntary contribution are not Collections, Pool Receivables or payment of any other amount due hereunder and are contributed by such Originator to the Seller for the sole purpose of immediately funding SPV Reimbursement Obligations of an equal amount) to pay the Canadian Guarantor any outstanding SPV Reimbursement Obligation owed to the Canadian Guarantor.
(s)    Other Business. No SPV Entity will: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Indebtedness of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement, the Subordinated Notes, the Subordinated Loan Agreements or the SPV Reimbursement and Contribution Agreement or (iii) form any Subsidiary or make any investments in any other Person.
(t)    Use of Collections Available to such SPV Entity. Each SPV Entity shall apply Collections available to such SPV Entity to make payments in accordance with Section 3.01(a) or as otherwise permitted under the terms of this Agreement.
(u)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) Each SPV Entity hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, each SPV Entity hereby authorizes, and will, upon the request of the Administrative Agent, at such SPV Entity ’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(ii)    Each SPV Entity authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Supporting Assets without the signature of such SPV Entity. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(iii)    The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(iv)    The Canadian Guarantor shall at all times be organized under the laws of the Province of British Columbia, and shall not take any action to change its jurisdiction of organization without thirty (30) days prior written notice to the Administrative Agent and the Canadian Guarantor, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change).
(v)    No SPV Entity will change its name, location, identity or corporate structure unless (x) the Administrative Agent has consented thereto in writing, (y) each SPV Entity, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (z) if requested by the Administrative Agent, each SPV Entity shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC or PPSA perfection and priority matters as the Administrative Agent may request at such time.
(v)    Sanctions ~~and other Anti-Terrorism Laws;~~; International Trade; Anti-Money Laundering and Anti-Corruption Laws. Each SPV Entity ~~covenants and agrees that~~shall:
(i)    (A) in the event that any Support Assets become Covered Property, promptly notify the Administrative Agent and provide to the Administrative Agent additional Support Assets that are not Covered Property of at least equal value to the Support Assets that became Covered Property, except to the extent prohibited by applicable Law; and (B) comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or affiliate acting on behalf of each Covered Entity in connection with this Agreement;
(ii)    neither do any of the following nor permit any SPV Entity-Related Party or any SPV Entity-Related Party’s directors, officers or employees, or to any SPV Entity-Related Party’s knowledge, any agents or affiliates acting on any SPV Entity-Related Party’s behalf in connection with this Agreement or the other Transaction Documents to: (A) become a Sanctioned Person; (B) directly or indirectly, provide, use, or make available the proceeds of any Investment hereunder (x) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person, (y) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, or (z) to act in any other manner in violation of, or that could result in a violation by any Person of, any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption

Laws; (C) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral, ownership interest or security interest contemplated by this Agreement, violate Sanctions; (D) directly or indirectly, repay or return in whole or in part any Capital hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person or otherwise in violation of Sanctions; or (E) do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Person in violation of Sanctions or from any Sanctioned Jurisdiction.
~~(i) it shall immediately notify each Purchaser Party in writing upon the occurrence of a Reportable Compliance Event;~~
~~(ii) if, at any time, any Supporting Assets becomes Embargoed Property, then, in addition to all other rights and remedies available to any Purchaser Party, upon request by any Purchaser Party, such SPV Entity shall provide substitute Supporting Assets acceptable to the Administrative Agent that is not Embargoed Property;~~
~~(iii) it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws;~~
~~(iv) it and its Subsidiaries will not: (A) become a Sanctioned Person or allow any employees, officers, directors, or, to the knowledge of such SPV Entity, any affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (C) pay or repay any Seller Obligations with Embargoed Property or funds derived from any unlawful activity; (D) permit any Supporting Assets to become Embargoed Property; or (E) cause any Purchaser Party to violate any Anti-Terrorism Law; and~~
~~(v) it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Investments or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.~~
(w)    [Reserved].
(x)    Taxes. Each SPV Entity will (i) timely file all tax returns required to be filed by it and (ii) pay, or cause to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(y)    SPV Entities’ Tax Status. The Seller will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Code) and not be subject to withholding under Section 1446 of the Code. The Seller shall not (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes, (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) become subject to any Tax in any jurisdiction outside the United States or (iv) become subject to any material tax imposed by a state or local taxing authority.
(z)    Minimum Funding Threshold. The SPV Entities shall cause the Aggregate Capital to equal or exceed the Minimum Funding Threshold at all times unless and until the Termination Date occurs.
(aa)    Liquidity Coverage Ratio. No SPV Entity shall issue a LCR Security.
(bb)    Certificate of Beneficial Ownership and Other Additional Information. Each SPV Entity shall provide to the Administrative Agent and the Purchasers: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and the Purchasers, upon request by the Administrative Agent or any Purchaser from time to time; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Purchaser, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Purchaser from time to time for purposes of compliance by the Administrative Agent or such Purchaser with applicable Laws (including the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchaser to comply therewith.
(cc)    Linked Accounts. Except for any Permitted Linked Account, no SPV Entity shall permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default, any SPV Entity shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following such SPV Entity’s or the Servicers’ receipt of such instruction.
(dd)    Data Protection. If and to the extent, Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where any SPV Entity provides personal data (as defined in the relevant Data Protection Laws) to the Administrative Agent and/or the Purchasers, it shall provide all notices required to, and obtain all consents (if required) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by any SPV Entity, the Administrative Agent and the Purchasers in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.

SECTION 7.02 Covenants of the Servicers. At all times from the Closing Date until the Final Payout Date:
(a)    Existence. Each Servicer shall keep in full force and effect its existence and rights (i) in the case of the U.S. Servicer, as a corporation or other entity under the laws of the State of Delaware, (ii) in the case of the UK Servicer, as a private limited company or other entity under the laws of England and Wales, (iii) in the case of the Swiss Servicer, as a limited liability company (Gesellschaft mit beschränkter Haftung) or other entity under the laws of Switzerland, and (iv) in the case of the Canadian Servicer, as a company or other entity under the laws of the Province of British Columbia. Each Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Financial Reporting. Each Servicer will maintain a system of accounting established and administered in accordance with GAAP, and each Servicer shall furnish to the Administrative Agent (who shall reasonably promptly forward to each Purchaser) each of the financial statements, certifications, reports (including Pool Reports), filings and other documents and information required to be delivered by the Seller pursuant to Section 7.01(c) when due to be delivered by the Seller thereunder.
(c)    Notices. Each Servicer will notify the Administrative Agent (who shall reasonably promptly forward to each Purchaser) in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Events of Default or Potential Defaults. A statement of an Authorized Officer of such Servicer setting forth details of any Event of Default or Potential Default that has occurred and is continuing and the action which such Servicer proposes to take with respect thereto.
(ii)    Representations and Warranties. The failure of any representation or warranty made or deemed made by such Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made (or, if such representation and warranty by its terms refer to an earlier date, as of such earlier date).
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to any SPV Entity-Related Party that, with respect to any Person other than the Seller, could reasonably be expected to have a Material Adverse Effect.
(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim other than a Permitted Averse Claim upon the Supporting Assets or any portion thereof,

(B) any Person other than the Seller, any Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than a Servicer or the Administrative Agent.
(v)    Name/Organization Changes. At least thirty (30) days before any change in any Originator’s or any SPV Entity’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements or PPSA financing statements.
(vi)    Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any SPV Entity-Related Party, (B) any accounting policy of any SPV Entity or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vii)    Transfer Termination Event. The occurrence of any Transfer Termination Event.
(viii)    Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any SPV Entity, any Servicer, the Performance Guarantor or any Originator.
(ix)    ERISA Event. Promptly upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the SPV Entity-Related Parties propose to take with respect thereto.
(d)    Conduct of Business. Each Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(e)    Compliance with Laws. Each Servicer will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f)    Furnishing of Information and Inspection of Receivables. Each Servicer will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables and the other Supporting Assets as the Administrative Agent or any Purchaser may reasonably request. Each Servicer will, at the

Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Supporting Assets, (B) visit the offices and properties of such Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Supporting Assets or such Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Servicer (provided that representatives of such Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Servicer’s expense, upon at least five (5) Business Days’ prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Supporting Assets; provided, that such Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above (inclusive of any review under Section 7.01(g)) and two (2) such reviews pursuant to clause (i) above in any twelve-month period unless an Event of Default or Potential Default has occurred and is continuing.
(g)    Payments on Receivables, Collection Accounts. Each Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Each Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of such Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by an SPV Entity, such Servicer or an Originator, (i) each Servicer shall cause each such party to hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties, and (ii)(A) with respect to funds being remitted to an account other than the Foreign Originator Accounts, it shall cause each such party to promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account and (B) with respect to funds being remitted to a Foreign Originator Account, the UK Servicer, the Swiss Servicer and the Canadian Servicer shall cause the UK Originator, a Swiss Originator or a Canadian Originator, as applicable, to sweep all Collections corresponding to Eligible Receivables to the applicable Collection Account promptly but in any event no later than one week after receipt. Each Servicer will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. No Servicer shall permit funds other than Collections on Pool Receivables and other Supporting Assets to be deposited into any Collection Account. If any funds that are not Collections on Pool Receivables or other Supporting Assets are deposited into any Collection Account, the applicable Servicer will within two (2) Business Days of an SPV Entity or Servicer obtaining knowledge thereof and, in any case, not later than one week after receipt thereof, identify and transfer such funds to the appropriate Person entitled to such funds. No Servicer will, or will permit an SPV Entity, an Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds, except as expressly permitted herein. The UK Servicer, the Swiss Servicer and the Canadian Servicer shall use commercially reasonable efforts to ensure that on and after each Post-Closing Foreign Originator Account Compliance Date, all Collections with respect to each Receivable for which a Foreign Obligor Consent was obtained are being paid directly to a Collection Account and not paid to a Foreign Originator Account or any other deposit account. If for any reason, on and after a Post-Closing Foreign Originator Account Compliance Date, such Collections are received in a Foreign Originator Account and not received in a Collection Account during any Fiscal Month, then the Administrative Agent (in its sole discretion) may by written notice to the UK Servicer, the Swiss Servicer and the Canadian Servicer, as applicable, deem such Receivables for which a Foreign Obligor Consent was obtained and for which any or all Obligors made such payments into a Foreign Originator Account (or an associated Lock-box) and not a Collection Account during such Fiscal Month to not constitute Eligible Receivables, and such Receivables shall not constitute Eligible Receivables for any purpose of the Transaction Documents. The Servicers shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicers shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. Each Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of an SPV Entity.
(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, no Servicer will alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Each Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(i)    Change in Credit and Collection Policy. No Servicer will make any material change in the Credit and Collection Policy that could reasonably be expected to adversely affect in any material respect the value, validity, collectability or enforceability of the Receivables or decrease the credit quality of the Receivables (in each case, taken as a whole) without the prior written consent of the Administrative Agent and the Required Purchasers. Promptly following any change in the Credit and Collection Policy, the applicable Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.
(j)    Records. Each Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)    Identifying of Records. Each Servicer shall cause its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been sold or contributed by the Originators to the Aggregator or the Canadian Guarantor, as applicable, by the Aggregator to the Seller and sold or pledged by the Seller pursuant this Agreement.
(l)    Change in Payment Instructions to Obligors. No Servicer shall (or shall permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.
(m)    Security Interest, Etc. Each Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected ownership or security interest in the Supporting Assets, in each case free and clear of any Adverse Claim other than Permitted Adverse Claims in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicers shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Each Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the U.S. Servicer to file such financing statements, amendments and continuations under the UCC and the Canadian Servicer to file such financing statements and financing change statements under the PPSA without the signature of any SPV Entity, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, no Servicer shall have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. Each Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, each Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at such Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(o)    Sanctions ~~and other Anti-Terrorism Laws;~~; International Trade; Anti-Money Laundering and Anti-Corruption Laws. Each Servicer ~~covenants and agrees that~~that shall, and shall cause each other Covered Entity to:
~~(i) it shall immediately notify each Purchaser Party in writing upon the occurrence of a Reportable Compliance Event;~~
~~(ii) if, at any time, any Supporting Assets becomes Embargoed Property, then, in addition to all other rights and remedies available to any Purchaser Party, upon request by any Purchaser Party, it shall cause any SPV Entity to provide substitute Supporting Assets acceptable to the Administrative Agent that is not Embargoed Property;~~
(i)    ~~(iii) it shall, and shall require each other Covered Entity to, conduct its business in compliance with all~~(A) in the event that any Support Assets become Covered Property, promptly notify the Administrative Agent and provide to the Administrative Agent additional Support Assets that are not Covered Property of at least equal value to the Support Assets that became Covered Property, except to the extent prohibited by applicable Law; and (B) comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to ensure compliance with ~~such Laws;~~all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity's directors and officers, and any employee, agent or affiliate acting on behalf of each Covered Entity in connection with this Agreement;
(ii)    ~~(iv) it and its Subsidiaries will not~~neither do any of the following nor permit any SPV Entity-Related Party or any SPV Entity-Related Party's directors, officers or employees, or to any SPV Entity-Related Party's knowledge, any agents or affiliates acting on any SPV Entity-Related Party's behalf in connection with this Agreement or the other Transaction Documents to: (A) become a Sanctioned Person ~~or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting~~

~~on its behalf in connection with this Agreement to become a Sanctioned Person~~; (B) directly~~,~~  or indirectly ~~through a third party, engage in any transactions or other dealings~~provide, use, or make available the proceeds of any Investment hereunder (x) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person ~~or~~, (y) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, ~~including any use of the proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (C) pay or repay any Seller Obligations with Embargoed Property or funds derived from any unlawful activity; (D) permit any Supporting Assets to become Embargoed Property; or (E) cause any Purchaser Party to violate any Anti-Terrorism Law; and~~or (z) to act in any manner in violation of, or that could result in a violation by any Person of, any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (C) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral or security interest contemplated by this Agreement, violate Sanctions; (D) directly or indirectly, repay or return in whole or in art any Capital hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person or otherwise in violation of Sanctions; or (E) do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Person in violation of Sanctions or from any Sanctioned Jurisdiction.
~~(v) it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Investments or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.~~
(p)    Taxes. Each Servicer will (i) timely file all federal, state, and other material tax returns required to be filed by it and (ii) pay, or cause to be paid, all federal, state, and other material Taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that such failure to file or pay could not reasonably be expected to have a Material Adverse Effect.
(q)    Seller’s Tax Status. No Servicer shall take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes, (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) being subject to any Tax in any jurisdiction outside the United States or (iv) being subject to any Tax imposed by a state or local taxing authority.
(r)    Linked Accounts. Except for any Permitted Linked Account, no Servicer shall permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default, a Servicer shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following any SPV Entity’s or a Servicer’s receipt of such instruction.
(s)    Data Protection. If and to the extent, Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where any Servicer provides personal data (as defined in the relevant Data Protection Laws) to the Administrative Agent and/or the Purchasers, it shall provide all notices required to, and obtain all consents (if required) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by such Servicer, the Administrative Agent and the purchasers in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.
SECTION 7.03 Separate Existence of the SPV Entities. Each SPV Entity and each Servicer hereby acknowledges that the Purchaser Parties are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon each SPV Entity’s identity as a legal entity separate from each other SPV Entity-Related Party and their Affiliates. Therefore, each SPV Entity and each Servicer shall take all steps specifically required by this Agreement or reasonably required by any Purchaser Party to continue such SPV Entity’s identity as a separate legal entity and to make it apparent to third Persons that such SPV Entity is an entity with assets and liabilities distinct from those of each other SPV Entity-Related Party and any other Person, and is not a division of any other SPV Entity-Related Party or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each SPV Entity and each Servicer shall take such actions as shall be required in order in order that:
(a)    Special Purpose Entity. The Seller will be a special purpose company whose primary activities are restricted in its limited liability company agreement to: (i) purchasing or otherwise acquiring, owning, holding, collecting, granting security interests or selling interests in the Supporting Assets, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities. The Canadian Guarantor shall comply with applicable provisions set forth in Section 26.5 of its articles.
(b)    No Other Business or Indebtedness. No SPV Entity shall (i) engage in any business or activity except as set forth in this Agreement or (ii) incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.
(c)    Independent Manager. Each SPV Entity (other than the Canadian Guarantor) shall at all times have at least one independent manager (the “Independent Manager”) who shall be (i) with respect to the Seller, a natural person who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Citadel SPV (USA) LLC, Corporation Service

Company, Corporate Creations Network Inc., CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional independent managers, another nationally-recognized company and (ii) in the case of the Canadian Guarantor, a natural person appointed as an independent director (the “Independent Director”) in accordance with and as defined in the articles of the Canadian Guarantor; in each case that is not an Affiliate of any SPV Entity-Related Party and that provides professional independent managers or independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an independent manager or independent director, as applicable, and is not, and has never been, and will not while serving as independent manager or independent director be, any of the following (i) a member (other than as a “special member”), partner, equityholder, manager (other than as an Independent Manager), director, officer or employee of any SPV Entity-Related Party of their respective equityholders or Affiliates (other than as an independent manager or special member of the such SPV Entity, any other securitization entity or any other Affiliate of the such SPV Entity that is not in the direct chain of ownership of such SPV Entity and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent manager is employed by a company that routinely provides professional independent managers in the ordinary course of its business), (ii) a creditor, supplier or service provider (including provider of professional services) to such SPV Entity, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to such SPV Entity or any of its equityholders or Affiliates in the ordinary course of its business), (iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider or (iv) a Person that controls (whether directly, indirectly or otherwise) any Person described in clause (i), (ii) or (iii) above; provided that the fees that such individual earns from serving as independent manager of any Affiliate of such SPV Entity in any given year constitute in the aggregate less than 5.00% of such individual’s annual income for that year.
The Seller and the Canadian Guarantor shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Manager of the Seller or Independent Director of the Canadian Guarantor, as applicable, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Manager or Independent Director, or the failure of such Independent Manager or Independent Director to satisfy the criteria for an Independent Manager or Independent Director set forth in this clause (c), in which case the Seller or the Canadian Guarantor, as applicable, shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Manager or Independent Director satisfies the criteria for an Independent Manager or Independent Director set forth in this clause (c).
The Seller’s limited liability company agreement shall provide that: (A) the Seller’s member shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager.
The Canadian Guarantor’s articles shall include provisions to the effect that: (A) the Canadian Guarantor’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Canadian Guarantor unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.
The Seller’s or the Canadian Guarantor’s Independent Manager or Independent Director, as applicable, shall not at any time serve as a trustee in bankruptcy for any SPV Entity-Related Party or any of their respective Affiliates.
(d)    Organizational Documents. Each SPV Entity shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including Section 7.01(p).
(e)    Conduct of Business. Each SPV Entity shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts.
(f)    Compensation. Any employee, consultant or agent of any SPV Entity will be compensated from such SPV Entity’s funds for services provided to such SPV Entity, and to the extent that an SPV Entity shares the same officers or other employees as the Servicers (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. No SPV Entity will engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.
(g)    Servicing and Costs. Each SPV Entity will contract with the Servicers to perform for such SPV Entity all operations required on a daily basis to service the Receivables Pool. No SPV Entity will incur any indirect or overhead expenses for items shared with the Servicers (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that any SPV Entity (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.
(h)    Operating Expenses. No SPV Entity’s operating expenses will be paid by any SPV Entity-Related Party or any Affiliate thereof.
(i)    Books and Records. Each SPV Entity’s books and records will be maintained separately from those of any other SPV Entity-Related Party and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of such SPV Entity.
(j)    Disclosure of Transactions. All financial statements of any SPV Entity-Related Party or any Affiliate thereof that are consolidated to include any SPV Entity will disclose that (i) such SPV Entity is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of such SPV Entity’s assets prior to any assets or value in such SPV Entity becoming available to such SPV Entity’s equity holders and (ii) the assets of such SPV Entity are not available to pay creditors of any other SPV Entity-Related Party or any Affiliate thereof.
(k)    Segregation of Assets. Each SPV Entity’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other SPV Entity-Related Party or any Affiliates thereof.
(l)    Corporate Formalities. Each SPV Entity will strictly observe limited liability company or business corporation, as applicable, formalities in its dealings with any other SPV Entity-Related Party or any Affiliates thereof, and funds or other assets of such SPV Entity will not be commingled with those of any other SPV Entity-Related Party or any Affiliates thereof except as permitted by the Transaction Documents in connection with servicing the Pool Receivables. No SPV Entity shall maintain joint bank accounts or other depository accounts to which any other SPV Entity-Related Party or any Affiliate thereof (other than the Servicers solely in their capacity as such) has independent access.
(m)    Arm’s-Length Relationships. Each SPV Entity will maintain arm’s-length relationships with any other SPV Entity-Related Party and any Affiliates thereof. Any Person that renders or otherwise furnishes services to any SPV Entity will be compensated by such SPV Entity at market rates for such services it renders or otherwise furnishes to such SPV Entity. Neither SPV Entity on the one hand, nor any other SPV Entity-Related Party or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The SPV Entity-Related Parties and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
SECTION 7.04 Post-Closing Covenant Regarding Foreign Accounts.

(a)    Notwithstanding any requirement under the UK Security Agreement or any UK Declaration of Trust, as applicable, to provide any of the following documentation prior to the date hereof, on or prior to March 29, 2024 (or such later date as agreed to by the Administrative Agent in its sole discretion):
(i)    the Seller shall deliver a fully executed Notice of Security (as defined in the UK Security Agreement) and related acknowledgment (or an Account Control Agreement, as applicable) in relation to the UK Collection Accounts, in form and substance reasonably satisfactory to the Administrative Agent;
(ii)    the UK Servicer shall deliver a fully executed notice of the creation of trust under the UK Declaration of Trust entered into by the UK Originator and related acknowledgment (or an Account Control Agreement, as applicable) in relation to the Originator Collection Accounts (as defined in the UK Sale Agreement), in form and substance reasonably satisfactory to the Administrative Agent;
(iii)    the Swiss Servicer shall deliver the following to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent:
(A)    with respect to the deposit account (the “JPMorgan US Account”) maintained as of the First Amendment Effective Date with JPMorgan Bank, N.A., in the name of Rackspace Swiss, as specified on Schedule II, a fully executed Account Control Agreement covering such JPMorgan US Account;
(B)    opinions of counsel to the Swiss Originator covering general corporate, enforceability, security interest and perfection-by-control matters with respect to the Account Control Agreement covering the JPMorgan US Account; and
(C)    a fully executed notice of the creation of trust under the UK Declaration of Trust entered into by the Swiss Originator and related acknowledgment (or an Account Control Agreement, as applicable) in relation to the Originator Collection Accounts (as defined in the Swiss Sale Agreement) (other than the JPMorgan US Account), in form and substance reasonably satisfactory to the Administrative Agent.
ARTICLE VIII

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
SECTION 8.01 Appointment of the Servicers.
(a)    The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice to the SPV Entities and the

Servicers (in accordance with this Section 8.01) of the designation of a new Servicer, each SPV Entity-Related Party named in the preamble to this Agreement as a U.S. Servicer, UK Servicer, Canadian Servicer or Swiss Servicer (as the case may be) is hereby designated as, and hereby agrees to perform the duties and obligations of, a Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Required Purchasers) and shall (at the direction of the Required Purchasers) designate as U.S. Servicer, UK Servicer, Canadian Servicer or Swiss Servicer (as the case may be) any Person (including itself) to succeed the applicable SPV Entity-Related Party or any successor Servicer, on such terms and conditions as the Administrative Agent may agree in its discretion. The applicable Servicer shall be entitled to payment of all Servicing Fees and reimbursable expenses accrued prior to the date on which such Servicer is replaced (including following termination) pursuant to this Agreement.
(b)    Upon the designation of a successor Servicer as set forth in clause (a) above, the applicable Servicer being replaced agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and the applicable Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)    Each SPV Entity-Related Party named in the preamble to this Agreement as a U.S. Servicer, UK Servicer, Canadian Servicer or Swiss Servicer (as the case may be) acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Purchaser have relied on such SPV Entity-Related Party’s agreement to act as a Servicer hereunder. Accordingly, such SPV Entity-Related Party agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Required Purchasers, except upon a determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of a nationally recognized external counsel to the Servicer and as to clause (ii) above by an officer’s certificate of the Chief Financial Officer of the Servicer, each to such effect delivered, and reasonably satisfactory in form and substance, to the Administrative Agent.
(d)    Each Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of such Servicer pursuant to the terms hereof, (ii) such Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) each SPV Entity, the Administrative Agent and each Purchaser shall have the right to look solely to such Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of such Servicer hereunder by giving notice of its desire to terminate such agreement to such Servicer (and such Servicer shall provide appropriate notice to each such Sub-Servicer), (v) if such Sub-Servicer is not an Affiliate of Parent, the Administrative Agent and the Required Purchasers shall have consented in writing in advance to such delegation (unless such Sub-Servicer is only servicing Receivables that have been, consistent with past practices, been written off as uncollectible, in which case such consent is not required) and (vi) any Sub-Servicer appointed by the Canadian Servicer shall either be a resident of Canada for purposes of the ITA or shall carry on all of its servicing activities in respect of the Canadian Receivables from outside Canada.
SECTION 8.02 Duties of the Servicers.
(a)    The Servicers shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Servicers. The Servicers shall set aside, for the accounts of each Purchaser Party, the amount of Collections it or its Affiliates actually receive to which each such Purchaser Party is entitled in accordance with Article III hereof. The Servicers may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicers may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicers may take such action only upon the prior written consent of the Administrative Agent. Each SPV Entity shall deliver to the applicable Servicer and the applicable Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Purchaser Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicers to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
(b)    The Servicers shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if such Servicer is not a SPV Entity-Related Party or an Affiliate thereof, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. Each Servicer, if other than a SPV Entity-Related Party or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller or the Canadian Guarantor, as applicable, all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)    Each Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, each Servicer shall deliver to each SPV Entity, as applicable, all books, records and related materials that each SPV Entity previously provided to the Servicers, or that have been obtained by the Servicers, in connection with this Agreement.
(d)    For the avoidance of doubt, each Servicer shall only service and comply with all Servicer’s duties under this Section 8.02 with respect to (i) the UK Servicer, Receivables originated by UK Originators, (ii) the U.S. Servicer, Receivables originated by U.S. Originators, (iii) the Swiss Servicer, Receivables originated by Swiss Originators and (iv) the Canadian Servicer, Receivables originated by Canadian Originators.
SECTION 8.03 Collection Account Arrangements.
(a)    Prior to the Closing Date, each SPV Entity shall have entered into Account Control Agreements with a Collection Account Bank, as applicable and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of a Potential Default or Event of Default, the Administrative Agent may (with the consent of the Required Purchasers) and shall (upon the direction of the Required Purchasers) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive dominion and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement; provided, that unless an Event of Default shall have occurred and be continuing, (x) the Administrative Agent shall give such SPV Entity five (5) Business Days’ prior written notice of its intention to take exclusive control of the Collection Accounts before such SPV Entity’s access to any Collection Account shall be terminated and be available to discuss with the Servicers or their designee(s) during such five (5) Business Day period and prior to taking exclusive control and (y) any funds received in the Collection Account shall be swept daily (or as soon as otherwise practicable) to Cash Dominion Administration Account (or, if not yet established, such other deposit account designated by the Administrative Agent). Each SPV Entity hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and each SPV Entity hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by any SPV Entity or the Servicers thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent. Prior to giving notice exercising its rights under the Account Control Agreements, the Administrative Agent shall use reasonable efforts to arrange a call with the such SPV Entity and communicate its intent.

(b)    Cash Dominion Administration Account. If the Administrative Agent shall deliver notice of its intent to take exclusive control of the Collection Accounts pursuant to clause (a) above, each SPV Entity, the Servicers and the Administrative Agent shall cause the Cash Dominion Administration Account to be established at PNC and subject to an Account Control Agreement. The Administrative Agent shall have exclusive dominion and control (for the benefit of the Secured Parties) over each Cash Dominion Administration Account and the funds deposited therein, and none of the SPV Entities, the Servicers or their Affiliates shall have any rights to access or direct the disposition of any funds therein. Funds on deposit in the Cash Dominion Administration Account may be applied by the Administrative Agent for the repayment of the Seller Obligations in accordance with the priority of payments set forth in Section 3.01(a). Amounts, if any, on deposit in the Cash Dominion Administration Account on the Final Payout Date shall be remitted by the Administrative Agent to the Seller.
(c)    Release of Collections. On any Business Day after the Administrative Agent has taken exclusive dominion and control of the Collection Accounts, so long as each of the conditions precedent set forth in Section 5.03 are satisfied (as reasonably determined by the Administrative Agent), the Administrative Agent shall release to the SPV Entities from Collections on deposit in the Cash Dominion Administration Account an amount equal to the Maximum Release Amount on such day. The proceeds of each Release shall be applied by the SPV Entities to pay (x) the purchase price for Receivables purchased by the Seller or the Canadian Guarantor on such date in accordance with the terms of the Transfer Agreement, (y) any accrued and unpaid Servicing Fees owing to Rackspace or (z) the deferred purchase price for any previously purchased Receivables. Each SPV Entity shall notify the Administrative Agent if any of the conditions for a Release set forth in Section 5.03 are not satisfied on such day. If the Administrative Agent has not taken exclusive dominion and control of the Collection Accounts, any Releases shall be made in accordance with Section 3.01(a).
SECTION 8.04 Enforcement Rights.
(a)    At any time following the occurrence and during the continuation of an Event of Default:
(i)    the Administrative Agent (at the SPV Entities’ expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)    the Administrative Agent may instruct any SPV Entity or the Servicers to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and such SPV Entity or such Servicer, as the case may be, shall give such notice at the expense of such SPV Entity or Servicer, as the case may be; provided, that if such SPV Entity or such Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at such SPV Entity’s or Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)    the Administrative Agent may request a Servicer to, and upon such request such Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
(iv)    the Administrative Agent may notify the Collection Account Banks that the applicable SPV Entity and such Servicer will no longer have any access to the Collection Accounts;
(v)    the Administrative Agent may (or, at the direction of the Required Purchasers shall) replace the Person then acting as Servicer; and
(vi)    the Administrative Agent may collect any amounts due from an Originator or the Aggregator under a Transfer Agreement or the Performance Guarantor under the Performance Guaranty.
For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon the occurrence and during the continuation of an Event of Default are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
(b)    Each SPV Entity hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such SPV Entity, which appointment is coupled with an interest, to take any and all steps in the name of such SPV Entity and on behalf of such SPV Entity necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Supporting Assets, including endorsing the name of such SPV Entity on checks and other instruments representing Collections and enforcing such Supporting Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(c)    Each Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Servicer, which appointment is coupled with an interest, to take any and all steps in the name of such

Servicer and on behalf of such Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Supporting Assets, including endorsing the name of such Servicer on checks and other instruments representing Collections and enforcing such Supporting Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
SECTION 8.05 Responsibilities of the SPV Entities.
(a)    Anything herein to the contrary notwithstanding, each SPV Entity shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser Party of their respective rights hereunder shall not relieve such SPV Entity from such obligations and (ii) pay when due any Taxes, including any sales Taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Purchaser Parties shall have any obligation or liability with respect to any Supporting Assets, nor shall any of them be obligated to perform any of the obligations of any SPV Entity, the Servicers, the Aggregator or any Originator thereunder.
(b)    Each SPV Entity-Related Party that is a party to this Agreement as a Servicer hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, such SPV Entity-Related Party shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that it conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the applicable SPV Entity shall pay to the applicable SPV Entity-Related Party its reasonable out-of-pocket costs and expenses from such SPV Entity’s own funds (subject to the priority of payments set forth in Section 3.01(a)).
SECTION 8.06 Servicing Fee.
(a)    Subject to clause (b) below, the Seller shall pay (i) the U.S. Servicer a fee (the “U.S. Servicing Fee”) equal to the product of the Servicing Fee Rate multiplied by the daily average aggregate Outstanding Balance of the Pool Receivables originated by the U.S. Originators, (ii) the UK Servicer a fee (the “UK Servicing Fee”) equal to the product of the Servicing Fee Rate multiplied by the daily average aggregate Outstanding Balance of the Pool Receivables originated by the UK Originators, (iii) the Swiss Servicer a fee (the “Swiss Servicing Fee”) equal to the product of the Servicing Fee Rate multiplied by the daily average aggregate Outstanding Balance of the Pool Receivables originated by the Swiss Originators, and (iv) the Canadian Servicer a fee (the “Canadian Servicing Fee”) equal to the product of the Servicing Fee Rate multiplied by the daily average aggregate Outstanding Balance of the Pool Receivables originated by the Canadian Originators. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01(a).

(b)    Notwithstanding the foregoing and for greater certainty, no Canadian Servicing Fee or other consideration with respect to the servicing of Pool Receivables shall be payable to the Canadian Servicer as long as the Canadian Servicer is Rackspace Canada or an Affiliate thereof.
(c)    If the Servicer ceases to be a SPV Entity-Related Party or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount agreed between the Administrative Agent and the successor Servicer in connection with the performance of its obligations as Servicer hereunder.
ARTICLE IX

EVENTS OF DEFAULT
SECTION 9.01 Events of Default. An “Event of Default” means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of applicable Law):
(a)    any SPV Entity-Related Party shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days;
(b)    any SPV Entity-Related Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by such SPV Entity-Related Party (other than any such failure which would constitute an Event of Default under any other paragraph, clause or sub-clause of this Section 9.01), and such failure, solely to the extent capable of cure, shall continue for fifteen (15) Business Days following the earlier of (x) any SPV Entity-Related Party’s actual knowledge of such failure and (y) the Administrative Agent’s written notice to any Seller -Related Party of such failure;
(c)    any representation or warranty made or deemed made by any SPV Entity-Related Party (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any SPV Entity-Related Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, which, solely to the extent capable of cure, remains unremedied for fifteen (15) Business Days following the earlier of (x) any SPV Entity-Related Party’s actual knowledge of such breach and (y) the Administrative Agent’s written notice to any SPV Entity-Related Party of such breach; provided, however, that any incorrect or untrue statement with respect to any Pool Receivable set forth in Section 6.01 is not true, such incorrect or untrue statement shall not result in an Even of Default if a Deemed Collection payment is timely and fully made in connection therewith in accordance with Section 3.01(d);
(d)    Any SPV Entity or a Servicer shall fail to deliver any Pool Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(e)    Any of the U.S. Servicer, the UK Servicer, the Canadian Servicer or the Swiss Servicer shall resign, or shall take any material action in furtherance of resigning, from its role or obligations as a Servicer hereunder, except as permitted by this Agreement;
(f)    Any SPV Entity or a Servicer shall breach Section 6.01(n), 6.02(r), 7.01(v) or 7.02(o);
(g)    this Agreement or any sale made or security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason (other than solely through an action of the Administrative Agent) cease to be, a valid and enforceable first priority perfected ownership or security interest in favor of the Administrative Agent with respect to the Supporting Assets, free and clear of any Adverse Claim other than any Permitted Adverse Claim;
(h)    any of (i) a Relief Proceeding shall have been instituted against any SPV Entity-Related Party or Subsidiary of a SPV Entity-Related Party or a substantial part of the assets of any SPV Entity-Related Party or Subsidiary and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any SPV Entity-Related Party or Subsidiary of a SPV Entity-Related Party institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any SPV Entity-Related Party or any Subsidiary of a SPV Entity-Related Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any SPV Entity-Related Party or any Subsidiary of any SPV Entity-Related Party and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;
(i)    (A) the average of the Default Ratios for any three consecutive Fiscal Months shall exceed 3.50%, (B) the average of the Delinquency Ratios for any three consecutive Fiscal Months shall exceed 10.00%, (C) the average of the Dilution Ratios for any three consecutive Fiscal Months shall exceed 5.50%, or (D) the average of the Days’ Sales Outstanding for any three consecutive Fiscal Months shall exceed 50 days;
(j)    a Change in Control shall occur;
(k)    a Capital Coverage Amount Deficit shall occur and shall not have been cured within two (2) Business Days;
(l)    (i) any SPV Entity shall fail to pay any principal of or premium or interest on any of its Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement) or (ii) any SPV Entity shall fail to observe or perform any other agreement or condition relating to any of its Indebtedness, or any other event shall occur, the effect of which failure or other event is to cause, or to permit the holder or holders of such

Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;
(m)    any of the SPV Entity-Related Parties (other than an SPV Entity) or any of their respective Subsidiaries (other than an SPV Entity), individually or in the aggregate, (i) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or any other event occurs, the effect of which default or other event described in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;
(n)    any “Event of Default” shall occur under and as defined in the First Lien Credit Agreement;
(o)    any SPV Entity shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Manager) to have an Independent Manager who satisfies each requirement and qualification specified in Section 7.03(c) for Independent Managers, on the SPV Entity’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Manager on the SPV Entity’s board of directors as required pursuant to Section 7.03(c);
(p)    there shall have occurred any event which materially and adversely impairs, as reasonably determined by the Administrative Agent, the collectability of the Pool Receivables or any material portion thereof;
(q)    either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any SPV Entity-Related Party or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any SPV Entity-Related Party;
(r)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of an SPV Entity or any member of the ERISA Group under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that could reasonably be expected to have a Material Adverse Effect, or Seller or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability could reasonably be expected to have a Material Adverse Effect;
(s)    there shall have occurred any event which materially adversely impairs, in the reasonable discretion of Administrative Agent, the collectability of the Pool Receivables generally or any material portion thereof;
(t)    a Transfer Termination Event shall occur;
(u)    any SPV Entity shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;
(v)    any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any SPV Entity-Related Party (or any Affiliate thereof) shall so state in writing;
(w)    the “Net ~~First Lien~~Super-Priority Leverage Ratio” (as defined in the First Lien Credit Agreement, as in effect on the ~~Closing~~Third Amendment Effective Date without giving effect to any amendment or modification thereto or any termination thereof) as of the last day of any fiscal quarter, is greater than 5.00 to 1.00; provided that on such date the “Testing Condition” (as defined in the First Lien Credit Agreement, as in effect on the ~~Closing~~Third Amendment Effective Date without giving effect to any amendment or modification thereto or any termination thereof) is satisfied;
(x)    one or more judgments or decrees shall be entered against any SPV Entity-Related Party or any Subsidiary thereof involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds the Threshold Amount (or solely with respect to any SPV Entity, $18,600); or
(y)    the assets of any SPV Entity are deemed to constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) or any SPV Entity is or becomes subject to any applicable law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and that would be violated by the transactions contemplated by this Agreement or any other Transaction Document.
SECTION 9.02 Consequences of an Event of Default.
(a)    Generally. If any Event of Default occurs, the Administrative Agent may (or, at the direction of the Required Purchasers shall) by notice to the Seller:
(i)    declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred)

(ii)    declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred); or
(iii)    declare the Aggregate Capital and all other Seller Obligations and Guaranteed Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Seller Obligations and Guaranteed Obligations shall be immediately due and payable);
provided that, automatically and immediately (without any requirement for the giving of notice) upon the occurrence of any Event of Default described in Section 9.01(h) with respect to the Seller, the Termination Date shall occur and the Aggregate Capital and all other Seller Obligations and Guaranteed Obligations shall be immediately due and payable.
Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC, PPSA and under other applicable Law, which rights and remedies shall be cumulative. Without limiting the foregoing, the Administrative Agent may obtain from any court of competent jurisdiction an order for the appointment of an interim receiver, a receiver, a manager or a receiver and manager of the Canadian Guarantor or of any or all of its Pledged Collateral and, by instrument in writing appoint one or more interim receiver, a receiver, a manager or a receiver and manager of the Canadian Guarantor or any or all of its Pledged Collateral with such rights, powers and authority as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such interim receiver, receiver, manager or receiver and manager from time to time. To the extent permitted by applicable Law, any such interim receiver, receiver, manager or receiver and manager appointed by the Administrative Agent shall (for purposes relating to responsibility for acts or omissions) be considered to be the agent of the Canadian Guarantor and not of the Administrative Agent or any of the other Secured Parties. Any proceeds from liquidation of the Sold Assets and Pledged Collateral shall be applied in the order of priority set forth in Section 3.01.
(b)    Set-off. If an Event of Default shall have occurred and be continuing, each Purchaser and each of their respective Affiliates and any participant of such Purchaser or Affiliate which has agreed in writing to be bound by the provisions of Section 3.03, after obtaining the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Purchaser or any such Affiliate or participant to or for the credit or the account of the Seller against any and all of the Seller Obligations now or hereafter existing under this Agreement or any other Transaction Document to such Purchaser, Affiliate or participant, irrespective of whether or not such Purchaser, Affiliate or participant shall have made any demand under this Agreement or any other Transaction Document and although such Seller Obligations may be contingent or unmatured or are owed to a branch or office of such Purchaser different from the branch or office holding such deposit or obligated on such Indebtedness, provided that in the event that any Defaulting Purchaser shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.06 and, pending such payment, shall be segregated by such Defaulting Purchaser from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Purchasers, and (y) the Defaulting Purchaser shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Seller Obligations owing to such Defaulting Purchaser as to which it exercised such right of setoff. The rights of each Purchaser and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Purchaser or its respective Affiliates and participants may have. Each Purchaser agrees to notify the Seller and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(c)    Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the authority to enforce rights and remedies hereunder and under the other Transaction Documents against the SPV Entity-Related Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Agreement for the benefit of all the Purchasers and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents, (ii) any Purchaser from exercising setoff rights in accordance with Section 9.02(b) (subject to the terms of Section 3.03), or (iii) any Purchaser from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any SPV Entity-Related Party under any Relief Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Transaction Documents, then (A) the Required Purchasers shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.02(c), and (B) in addition to the matters specified in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.03), any Purchaser may, with the consent of the Required Purchasers, enforce any rights and remedies available to it and as authorized by the Required Purchasers.
(d)     Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to Section 9.02 (or after the Seller Obligations have automatically become immediately due and payable as specified in the proviso to Section 9.02(a)) and until the Final Payout Date, any and all proceeds received on account of the Seller Obligations shall (subject to Sections 2.06) be applied in accordance with the order of priority set forth in Section 3.01(a).

ARTICLE X

THE ADMINISTRATIVE AGENT
SECTION 10.01 Appointment and Authority. Each Purchaser Party hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Purchaser Parties, and the SPV Entity-Related Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 10.02 Rights as a Purchaser. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Administrative Agent, and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any SPV Entity-Related Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Purchasers.
SECTION 10.03 Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Purchaser in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly specified herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any SPV Entity-Related Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.01, 8.04 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by any SPV Entity-Related Party or a Purchaser.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition precedent to an Investment, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Investment, that by its terms must be fulfilled to the satisfaction of a Purchaser Party, the Administrative Agent may presume that such condition is satisfactory to such Purchaser Party unless the Administrative Agent shall have received notice to the contrary from such Purchaser Party prior to the making of such Investment. The Administrative Agent may consult with legal counsel (who may be counsel for the SPV Entities), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the financing or purchase facility contemplated hereby as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 10.06 Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Purchaser Parties and the SPV Entities. Upon receipt of any such notice of resignation, the Required Purchasers shall have the right, in consultation with the Seller (so long as no Potential Default or Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Purchasers) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Purchaser Parties, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Purchaser. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Purchaser pursuant to clause (d) of the definition thereof, the Required Purchasers may, to the extent permitted by applicable Law, by notice in writing to the SPV Entities and such Person remove such Person as Administrative Agent and, in consultation with the Seller, appoint a successor. If no such successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Purchasers) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Transaction Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Purchaser Party directly, until such time, if any, as the Required Purchasers appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the SPV Entities to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the SPV Entities and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article X and Article XI shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 10.07 Non-Reliance on Administrative Agent and Other Purchasers. Each Purchaser Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder. Each Purchaser represents and warrants that (i) the Transaction Documents set forth the terms of a commercial lending or purchase facility and certain other facilities as set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Purchaser for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Purchaser agrees not to assert a claim in contravention of the foregoing. Each Purchaser represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Purchaser, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding commercial loans or providing such other facilities.
SECTION 10.08 No Other Duties, Etc.~~.~~  Anything herein to the contrary notwithstanding, none of the bookrunners or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent or a Purchaser hereunder.

SECTION 10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any SPV Entity-Related Party, the Administrative Agent (irrespective of whether any Capital or other Seller Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Seller) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the Capital, principal, interest and Yield owing and unpaid in respect of any Investment and all other Seller Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchaser Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchaser Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Purchaser Parties and the Administrative Agent) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Purchaser Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.
SECTION 10.10 Collateral and Guaranty Matters.
(a)    Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion to release any Lien on any Supporting Assets or other property granted to or held by the Administrative Agent under any Transaction Document (x) upon the Final Payout Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Transaction Documents, or (z) subject to Section 12.01, if approved, authorized or ratified in writing by the Required Purchasers.
Upon request by the Administrative Agent at any time, the Required Purchasers will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Supporting Assets or other property pursuant to this Section.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Supporting Assets, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any SPV Entity-Related Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Purchasers for any failure to monitor or maintain any portion of the Supporting Assets.

SECTION 10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Purchaser Party acknowledges and agrees that neither such Purchaser Party, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Purchaser Party’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other ~~Anti-Terrorism Law or~~Anti-Money Laundering Law, any Anti-Corruption Law or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the SPV Entity-Related Parties, their Affiliates or their agents, the Transaction Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other applicable Laws.
SECTION 10.12 Certain ERISA Matters.
(a)    Each Purchaser (x) represents and warrants, as of the date such Person became a Purchaser party hereto, to, and (y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a Purchaser party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any SPV Entity-Related Party, that at least one of the following is and will be true:
(i)    such Purchaser is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Investments, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Investments, the Commitments and this Agreement,
(iii)    (A) such Purchaser is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Purchaser to enter into, participate in, administer and perform the Investments, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Investments, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Purchaser, the requirements of subsection (a) of Part I of PTE

84-14 are satisfied with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Investments, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Purchaser.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause(a) is true with respect to a Purchaser or (2) a Purchaser has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Purchaser further (x) represents and warrants, as of the date such Person became a Purchaser party hereto, and (y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any SPV Entity-Related Party, that none of the Administrative Agent or the Structuring Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Purchaser involved in such Purchaser’s entrance into, participation in, administration of and performance of the Investments, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).
SECTION 10.13 Erroneous Payments.
(a)    If the Administrative Agent notifies a Purchaser Party or other Secured Party, or any Person who has received funds on behalf of a Purchaser Party or other Secured Party (any Purchaser Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser Party, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of Capital, principal, interest, Yield, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Purchaser Party or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Purchaser Party or other Secured Party, or any Person who has received funds on behalf of a Purchaser Party or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of Capital, principal, interest, Yield, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Purchaser Party or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Purchaser Party or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.12(b).
(c)    Each Purchaser Party or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Purchaser Party or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Purchaser Party or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Purchaser that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Purchaser at any time, (i) such Purchaser shall be deemed to have assigned its Investments (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Investments (but not Commitments), the “Erroneous Payment

Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Seller) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Purchaser shall become a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Purchaser and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Investments subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Investments acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser shall be reduced by the net proceeds of the sale of such Investment (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Purchaser (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Investment (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Purchaser or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Seller Obligations or any other obligations owed by any SPV Entity-Related Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any SPV Entity-Related Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Seller Obligations (or any portion thereof) under any Transaction Document.

SECTION 10.14 UK Security Agreement. Notwithstanding any other provision of this Agreement, each Secured Party irrevocably appoints the Administrative Agent to act as its trustee under and in connection with the UK Security Agreement on the terms and conditions set out in the UK Security Agreement to hold the assets subject to the security thereby created as trustee for the Secured Parties on the trusts and other terms contained in the UK Security Agreement. Each of the Secured Parties authorizes the Administrative Agent to exercise the rights, remedies, power and discretions, specifically given to the Administrative Agent under or in respect of the UK Security Agreement, together with any rights, remedies, power and discretions, incidental thereto. In addition, when acting in the capacity of trustee for the Secured Parties, the Administrative Agent shall have all the rights, remedies and benefits of and in favor of the Administrative Agent contained in this Article X.
ARTICLE XI

EXPENSES; INDEMNITY; DAMAGE WAIVER
SECTION 11.01 Costs and Expenses. Each SPV Entity shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the purchase or financing facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Purchaser Party (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Purchaser Party), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Purchaser Party, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Transaction Documents, including its rights under this Section, or (B) in connection with the Investments made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of any Investment, and (iii) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the SPV Entity-Related Parties’ books, records and business properties.
SECTION 11.02 Indemnification by the SPV Entities. Without limiting any other rights that the Administrative Agent, the Purchaser Parties, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “SPV Entity Indemnified Party”) may have hereunder or under applicable Law, each SPV Entity hereby agrees to indemnify each SPV Entity Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs; provided that, so long as no Event of Default is continuing, such Attorney Costs shall be limited to those of not more than one firm of counsel for all such SPV Entity Indemnified Parties, taken as a whole, and, if necessary, a single local firm of counsel in each appropriate jurisdiction for all such SPV Entity Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected SPV Entity Indemnified Party)) (all of the foregoing being collectively referred to as “SPV Entity Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Investments or the ownership or security interest in respect of any Pool Receivable or any other Supporting Assets; excluding, however, (a) SPV Entity Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such SPV Entity Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the SPV Entity Indemnified Party seeking indemnification and (b) Taxes (other than (x) Taxes enumerated in clause (xiv) below, (y) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim and (z) SPV Entity Indemnified Amounts to the extent arising from a material breach of such SPV Entity Indemnified Party’s obligations under any Transaction Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment)). Without limiting or being limited by the foregoing, the SPV Entity shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01(a)), to each SPV Entity Indemnified Party any and all amounts necessary to indemnify such SPV Entity Indemnified Party from and against any and all SPV Entity Indemnified Amounts relating to or resulting from any of the following (excluding SPV Entity Indemnified Amounts set forth in clauses (a) and (b) above):
(i)    any Pool Receivable which each SPV Entity or the Servicers include as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;
(ii)    any representation, warranty or statement made or deemed made by such SPV Entity (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Pool Report or any other information or report delivered by or on behalf of such SPV Entity pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)    the failure by such SPV Entity to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;
(iv)    the failure to vest in the Administrative Agent a first priority perfected ownership or security interest in all or any portion of the Supporting Assets, in each case free and clear of any Adverse Claim;
(v)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, financing change statements, amendments, continuation statements or other similar instruments or documents under the UCC or PPSA of any applicable jurisdiction or other applicable Laws with respect to any Pool Receivable and the other Supporting Assets and Collections in respect thereof, whether at the time of any Investment or at any subsequent time;
(vi)    any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;
(vii)    any failure of such SPV Entity to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(viii)    any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(ix)    the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(x)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of ~~proceeds of~~ any Investments or the proceeds thereof or in respect of any Pool Receivable or other Supporting Assets or any related Contract;
(xi)    any failure of such SPV Entity to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xii)    any setoff with respect to any Pool Receivable;
(xiii)    any claim brought by any Person other than an SPV Entity Indemnified Party arising from any activity by such SPV Entity or any Affiliate of such SPV Entity in servicing, administering or collecting any Pool Receivable;
(xiv)    the failure by such SPV Entity to pay when due any Taxes, including sales, excise or personal property taxes;
(xv)    any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
(xvi)    the use of, or receipt of Collections in, any Foreign Originator Account;
(xvii)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(xviii)    any action taken by the Administrative Agent as attorney-in-fact for any SPV Entity-Related Party pursuant to this Agreement or any other Transaction Document;
(xix)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(xx)    the maintenance of any Linked Account with respect to any Collection Account or the debiting against any Collection Account of amounts as a result of any “Settlement Item” (as defined in the related Account Control Agreement) that originated in any Linked Account or any other account other than a Collection Account;
(xxi)    the use of proceeds of any Investment; or
(xxii)    any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
For the avoidance of doubt but without limiting any of the SPV Entity-Related Party’s express obligations (including indemnification obligations) under any Transaction Document to which it is a party, there shall be no recourse to any SPV Entity-Related Party (other than the SPV Entities) for such SPV Entity’s indemnification obligations hereunder other than to the extent expressly provided for in this Agreement or in any other Transaction Document.
SECTION 11.03 Indemnification by the Servicers. Each Servicer, jointly and severally, hereby agrees to indemnify and hold harmless each SPV Entity, the Administrative Agent, the Purchaser Parties, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of such Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs; provided that, so long as no Event of Termination or Unmatured Event of Termination is continuing, such Attorney Costs shall be limited to those of not more than one firm of counsel for all such Servicer Indemnified Parties, taken as a whole (but excluding the SPV Entities), and, if necessary, a single local firm of counsel in each appropriate jurisdiction for all such Servicer Indemnified Parties (excluding the SPV Entities), taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Servicer Indemnified Party) and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (a) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such Servicer Indemnified Party seeking indemnification, (b) Taxes that are covered by Section 4.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), (c) Servicer Indemnified Amounts to the extent arising from a material breach of such Servicer Indemnified Party’s obligations under any Transaction Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment), and (d) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, such Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (excluding Servicer Indemnified Amounts set forth in clauses (a), (b) and (c) above):
(i)    any representation, warranty or statement made or deemed made by such Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Pool Report or any other information or report delivered by or on behalf of such Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(ii)    the failure by such Servicer to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;
(iii)    the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(iv)    any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
(v)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(vi)    the maintenance of any Linked Account with respect to any Collection Account or the debiting against any Collection Account of amounts as a result of any “Settlement Item” (as defined in the related Account Control Agreement) that originated in any Linked Account or any other account other than a Collection Account; or
(vii)    any failure of such Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.
For the avoidance of doubt but without limiting any of any of each SPV Entity’s express obligations (including indemnification obligations) under any Transaction Document to which it is a party, there shall be no recourse to such SPV Entity for such Servicer’s indemnification obligations hereunder other than to the extent expressly provided for in this Agreement or in any other Transaction Document.
If and to the extent the Swiss Servicer becomes liable under this Agreement or any other Transaction Document, be it under the indemnity, security given or otherwise, for obligations of any of its (direct or indirect) parent companies, sister companies or subsidiaries (other than its wholly owned direct or indirect subsidiaries, the “Upstream or Cross-Stream Obligations”) and if and to the extent complying with such liability or using the proceeds from the enforcement of the indemnity or security interest granted by an Originator to discharge the Upstream or Cross-Stream Obligations would constitute a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) or would otherwise be restricted under Swiss law and practice then applicable, such Swiss Servicer's aggregate liability for the Upstream or Cross-Stream Obligations, including the proceeds from the enforcement of the indemnity or security interest to be used to discharge the same, shall be limited to the maximum amount of such Originator’s freely disposable shareholder equity at the time of enforcement (the “Maximum Amount”) in accordance with, and mutatis mutandis subject to the further provisions of, Section 10.2 of the Swiss Transfer Agreement.
SECTION 11.04 Reimbursement by Purchasers. To the extent that any SPV Entity or a Servicer for any reason fails to indefeasibly pay any amount required under Section 11.01, 11.02 or 11.03 (as the case may be) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any of their respective Related Parties, each Purchaser severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Purchaser’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the Purchasers’ respective Commitments at such time, or if all Commitments have been terminated, based on the Purchasers’ respective Capital at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Purchaser).
SECTION 11.05 Waiver of Consequential Damages, Etc.~~.~~  To the fullest extent permitted by applicable Law, each party hereto agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Investment or the use of the proceeds thereof. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such party.
SECTION 11.06 Payments. All amounts due under this Article XI shall be payable not later than (i) in the case of such amounts due from any SPV Entity, the first Settlement Date that occurs ten (10) or more days after demand therefor, or (ii) in any other case, ten (10) days after demand therefor.
SECTION 11.07 Survival. This Article XI and the parties’ respective rights and obligations hereunder shall survive any termination of this Agreement.
ARTICLE XII

MISCELLANEOUS
SECTION 12.01 Amendments, Etc.~~.~~  No amendment or waiver of any provision of this Agreement or consent to any departure by any SPV Entity or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Required Purchasers (and, in the case of any amendment, also signed by each SPV Entity), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicers, affect the rights or duties of the Servicers under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Purchaser:
(i)    change (directly or indirectly) the definitions of, Capital Coverage Amount Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Capital Coverage Amount;
(ii)    reduce the amount of Capital or Yield that is payable on account of any Investment or with respect to any other Investment or delay any scheduled date for payment thereof;
(iii)    change any Event of Default;
(iv)    release all or a material portion of the Supporting Assets from the Administrative Agent’s security interest created hereunder or under the UK Security Agreement;
(v)    release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
(vi)    change any of the provisions of this Section 12.01 or the definition of “Required Purchasers”; or
(vii)    change the order of priority in which Collections are applied pursuant to Section 3.01(a).
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Purchaser’s Commitment hereunder without the consent of such Purchaser, (B) no amendment, waiver or consent shall reduce any Fees payable by each SPV Entity to any Purchaser or delay the dates on which any such Fees are payable, in either case, without the consent of such

Purchaser, and (C) no Defaulting Purchaser shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Purchasers or each affected Purchaser may be effected with the consent of the applicable Purchasers other than Defaulting Purchasers), except that (x) the Commitment of any Defaulting Purchaser may not be increased or extended without the consent of such Defaulting Purchaser and (y) any waiver, amendment or modification requiring the consent of all Purchasers or each affected Purchaser that by its terms affects any Defaulting Purchaser disproportionately adversely relative to other affected Purchasers shall require the consent of such Defaulting Purchaser.
In addition, notwithstanding the foregoing, (a) with the consent of each SPV Entity , the Administrative Agent may amend, modify or supplement this Agreement without the consent of any Purchaser or the Required Purchasers in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in this Agreement (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Purchasers taken as a whole), and (b) without the consent of any Purchaser or SPV Entity, within a reasonable time after (x) the effective date of any increase or addition to, extension of or decrease from, the Facility Limit, or (y) any assignment by any Purchaser of some or all of its Commitment, the Administrative Agent shall, and is hereby authorized to, revise Schedule I to reflect such change, whereupon such revised Schedule I shall replace the old Schedule I and become part of this Agreement.
SECTION 12.02 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any other Purchaser Party in exercising any right, power, remedy or privilege under this Agreement or any other Transaction Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the other Purchaser Parties specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Purchaser Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Transaction Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any other Purchaser Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.
SECTION 12.03 Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on Schedule III hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Purchaser Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or any SPV Entity may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)    Each SPV Entity and each Servicer agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Purchaser Parties by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any SPV Entity-Related Party, any Purchaser Party or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any SPV Entity-Related Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications”

means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any SPV Entity-Related Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any other Purchaser Party by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 12.04 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Purchasers shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 12.05 Duration; Survival. All representations and warranties of the SPV Entity-Related Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Final Payout Date. All covenants and agreements of the SPV Entity-Related Parties contained herein relating to the payment of Capital, principal, interest, Yield, premiums, additional compensation or expenses and indemnification, or that are otherwise specified as surviving termination of this Agreement, in each case, shall survive the Final Payout Date and any termination of this Agreement. All other covenants and agreements of the SPV Entity-Related Parties shall continue in full force and effect from and after the Closing Date and until the Final Payout Date
SECTION 12.06 Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither SPV Entity nor any other SPV Entity-Related Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Purchaser and no Purchaser may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Purchasers) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Purchasers. Any Purchaser may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Investments at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(1)    in the case of an assignment of the entire remaining amount of the assigning Purchaser’s Commitment and the Investments at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Purchaser, an Affiliate of a Purchaser or an Approved Fund, no minimum amount need be assigned; and
(2)    in any case not described in clause (i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Investments outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding Capital of the Investments of the assigning Purchaser subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of such Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, each SPV Entity otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Purchaser’s rights and obligations under this Agreement with respect to the Investment or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:
(1)    The consent of each SPV Entity (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Purchaser, an Affiliate of a Purchaser or an Approved Fund; provided that the SPV Entities shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(2)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Purchaser with a Commitment, an Affiliate of such Purchaser or an Approved Fund with respect to such Purchaser.
(iv)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. The assignee, if it is not a Purchaser, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any SPV Entity-Related Party or any SPV Entity-Related Party’s Affiliates or Subsidiaries or (B) to any Defaulting Purchaser or any of its Subsidiaries, or any Person who, upon becoming a Purchaser hereunder, would constitute a Defaulting Purchaser or a Subsidiary thereof.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Purchaser hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of each SPV Entity and the Administrative Agent, the applicable pro rata share of Investments previously requested but not funded by the Defaulting Purchaser, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Purchaser to the Administrative Agent and each other Purchaser hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Investments. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Purchaser hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Purchaser for all purposes of this Agreement until such compliance occurs.
(viii)    Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) below, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a

Purchaser under this Agreement, and the assigning Purchaser thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.04, Section 4.01, and Article 11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser’s having been a Defaulting Purchaser. Any assignment or transfer by a Purchaser of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Purchaser of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Seller, shall maintain at one of its offices in Pittsburgh, Pennsylvania a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the Commitments of, and outstanding Capital (and stated Yield or interest) of the Investments owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Seller, the Administrative Agent and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Purchaser may at any time, without the consent of, or notice to, the Seller or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Seller or any of the Seller’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Purchaser’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Investments owing to it); provided that (i) such Purchaser’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Seller, the Administrative Agent and the other Purchaser Parties shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. For the avoidance of doubt, each Purchaser shall be responsible for any indemnity under Article XI with respect to any payments made by such Purchaser to its Participant(s).
Any agreement or instrument pursuant to which a Purchaser sells such a participation shall provide that such Purchaser shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Purchaser will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to any matter specified in clause (i) through (vii) of Section 12.01 that affects such Participant. The Seller agrees that each Participant shall be entitled to the benefits of Sections 2.04, 4.01, 4.02 and 4.03 (subject to the requirements and limitations therein, including the requirements under Section 4.03(g) (it being understood that the documentation required under Section 4.03(g) shall be delivered to the participating Purchaser)) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.04 as if it were an assignee under to paragraph (b) of this Section 12.06; and (B) shall not be entitled to receive any greater payment under Sections 4.01 or 4.03, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Purchaser that sells a participation agrees, at the Seller’s request and expense, to use reasonable efforts to cooperate with the Seller to effectuate the provisions of Section 4.04 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.02(b) as though it were a Purchaser; provided that such Participant agrees to be subject to Section 3.03 as though it were a Purchaser. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Capital or principal amounts (and stated interest or Yield) of each Participant’s interest in the Investments or other obligations under the Transaction Documents (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges; Successors and Assigns Generally. Any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Purchaser, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.
(f)    Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Purchaser may exchange, continue or rollover all or a portion of its Investments in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Seller, the Administrative Agent and such Purchaser.

(g)    Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger and/or bookrunner listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Purchaser or Purchaser’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Purchaser or Purchaser’s broker-deal Affiliate.
SECTION 12.07 No Proceedings. Each of the Servicers, the Purchasers and each assignee of an Investment or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any SPV Entity any Relief Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default. The provisions of this Section shall survive any termination of this Agreement.
SECTION 12.08 Confidentiality.
(a)    General. Each Purchaser Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any SPV Entity and its obligations, this Agreement or payments hereunder; (vii) to (A) any rating agency in connection with rating any SPV Entity or its Subsidiaries or the Investments or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the transactions contemplated hereby; (viii) with the consent of any SPV Entity; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this clause (a), or (B) becomes available to the Administrative Agent, any other Purchaser Party or any of their respective Affiliates on a nonconfidential basis from a source other than any SPV Entity. In addition, the Administrative Agent and the other Purchaser Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Purchaser Parties in connection with the administration of this Agreement, the other Transaction Documents and the Commitments.

For purposes of this Section, “Information” means all information received from the SPV Entity-Related Parties or any of their Subsidiaries in connection with the transactions contemplated by the Transaction Documents relating to the SPV Entity-Related Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Purchaser Party on a nonconfidential basis prior to disclosure by the SPV Entity-Related Parties or any of their Subsidiaries; provided that, in the case of information received from the SPV Entity-Related Parties or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization without any notification.
(b)    Sharing Information With Affiliates of the Purchasers. Each SPV Entity and each Servicer acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to any SPV Entity or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Purchaser or by one or more Subsidiaries or Affiliates of such Purchaser and each of the SPV Entity-Related Parties hereby authorizes each Purchaser to share any information delivered to such Purchaser by such SPV Entity-Related Party and its Subsidiaries pursuant to this Agreement with any such Subsidiary or Affiliate of the Purchaser subject to the provisions of Section 12.08(a).
(c)    By SPV Entities and Servicers. Each SPV Entity and each Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Purchaser Party); provided, however, that it may disclose such information (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties; (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) with the consent of the Administrative Agent and each Purchaser; or (vi) to the extent such information becomes publicly available other than as a result of a breach of this clause (c).
SECTION 12.09 Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. Except as provided in Article V, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution ~~of Assignments~~. The words “execution,” “signed,” “signature,” and words of like import in any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
SECTION 12.10 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)    Governing Law. Subject to paragraph (b) below, this Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
Each SPV Entity , each Servicer and each other SPV Entity-Related Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Purchaser or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against any SPV

Entity , any Servicer or any other SPV Entity-Related Party or its properties in the courts of any jurisdiction.
(b)    Notwithstanding paragraph (a) above, Section 2.01(b)(ii) shall be governed by, and construed in accordance with the substantive laws of Switzerland (excluding its conflict of laws principles) and place of performance as well as exclusive place of jurisdiction for any dispute arising out of or in connection with the sale, assignment and transfer of the Sold Swiss Receivables and the Sold Swiss Assets in accordance with Section 2.01(b)(ii) shall be the City of Zurich, venue being Zurich 1.
(c)    Waiver of Venue. Each SPV Entity , each Servicer and each other SPV Entity-Related Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. NOTWITHSTANDING THE FOREGOING, EACH OF THE CANADIAN GUARANTOR, THE CANADIAN SERVICER, THE UK SERVICER AND THE SWISS SERVICER (COLLECTIVELY, THE “FOREIGN ENTITIES”) HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE U.S. SERVICER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND ITS PROPERTIES, ASSETS AND REVENUES, SERVICE FOR ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 12.10 WHICH MAY BE MADE ON SUCH DESIGNEE, APPOINTEE AND AGENT IN ACCORDANCE WITH LEGAL PROCEDURES PRESCRIBED FOR SUCH COURTS, WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT HEREUNDER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH FOREIGN ENTITY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS SECTION 12 SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH FOREIGN ENTITY FURTHER HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OUT OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY SERVING A COPY THEREOF UPON THE AGENT FOR SERVICE OF PROCESS REFERRED TO IN THIS SECTION 12.10 (WHETHER OR NOT THE APPOINTMENT OF SUCH AGENT SHALL FOR ANY REASON PROVE TO BE INEFFECTIVE OR SUCH AGENT SHALL ACCEPT OR ACKNOWLEDGE SUCH SERVICE) OR BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12.03 OR OTHERWISE DESIGNATED

PURSUANT TO THIS AGREEMENT. EACH FOREIGN ENTITY AGREES THAT THE FAILURE OF ANY SUCH DESIGNEE, APPOINTEE AND AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO IT SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTIES TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE UNDERSIGNED OR BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE UNDERSIGNED IN SUCH OTHER JURISDICTIONS, AND IN MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 12.11 Intent of the Parties. Each SPV Entity has structured this Agreement with the intention that the Investments and the obligations of each SPV Entity hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). Each SPV Entity, each Servicer, the Administrative Agent and the other Purchaser Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in an Investment, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
SECTION 12.12 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 12.13 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the ~~Write-Down~~Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any ~~Write-Down~~Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the ~~Write-Down~~Write-down and Conversion Powers of the applicable Resolution Authority.
SECTION 12.14 USA PATRIOT Act Notice. Each Purchaser that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Purchaser) hereby notifies SPV Entity-Related Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the SPV Entity-Related Parties, which information includes the name and address of SPV Entity-Related Parties and other information that will allow such Purchaser or Administrative Agent, as applicable, to identify the SPV Entity-Related Parties in accordance with the USA PATRIOT Act. Each SPV Entity shall, promptly following a request by the Administrative Agent or any Purchaser, provide all documentation and other information that the Administrative Agent or such Purchaser requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
SECTION 12.15 Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Purchaser shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 12.16 Limited Recourse.
The obligations of each SPV Entity under this Agreement and the other Transaction Documents to which it is a party shall be payable solely out of the assets of such SPV Entity and shall be obligations of such SPV Entity. No recourse shall be had for the payment of any amount owing by such SPV Entity in respect of this Agreement or the other Transaction Documents or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against a Servicer or any Affiliate of any of the foregoing (other than the SPV Entities), or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing; provided, however, that the foregoing shall not in any manner affect, limit or waive any of the obligations of a Servicer or any Affiliate of any of the foregoing that such Person may have under any Transaction Document.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written

.	RACKSPACE RECEIVABLES II LLC, as Seller By: Name: Title:

RACKSPACE US, INC., as Servicer By: ________________________________________ Name: Title:

    S-1    Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title:
PNC BANK, NATIONAL ASSOCIATION, as a Purchaser By: Name: Title:
PNC CAPITAL MARKETS LLC, as Structuring Agent By: Name: Title:

    S-2    Receivables Purchase Agreement